PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
(to Prospectus dated September 1, 2022)	Registration No. 333-265740

Amprius Technologies, Inc.

This prospectus supplement is being filed to update and supplement the information contained in the proxy statement/prospectus dated September 1, 2022 (the “Prospectus”) filed by Amprius Technologies, Inc. (the “Company”) with the information contained in (1) the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022, other than the information included in Item 7.01 and Exhibit 99.2, which were furnished and not filed with the SEC, (2) the Company’s Current Report on Form 8-K, filed with the SEC on September 28, 2022 and (3) the Company’s Current Report on Form 8-K, filed with the SEC on October 20, 2022. Accordingly, we have attached each Current Report on Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and public warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “AMPX” and “AMPX.W,” respectively. On October 19, 2022, the last reported sales prices for our common stock and public warrants on the NYSE were $11.01 and $0.50, respectively.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 47 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 20, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2022

Amprius Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41314	98-1591811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1180 Page Ave Fremont, California	94538
(Address of principal executive offices)	(Zip code)

(800) 425-8803

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on September 14, 2022 (the “Closing Date”), Amprius Technologies, Inc., a Delaware corporation (f/k/a Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company incorporated with limited liability) (“Amprius,” the “Company,” “we,” “us” or “our”), consummated the previously announced business combination pursuant to that certain Business Combination Agreement, dated May 11, 2022 (the “Business Combination Agreement”), by and among the Company, Kensington Capital Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Amprius Technologies Operating, Inc., a Delaware corporation (f/k/a Amprius Technologies, Inc., a Delaware corporation) (“Legacy Amprius”), following the approval at an extraordinary general meeting of the Company’s shareholders held on September 13, 2022 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, the Company changed its jurisdiction of incorporation by deregistering as an exempted company incorporated with limited liability in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which the Company changed its name to “Amprius Technologies, Inc.,” and a business combination between the Company and Legacy Amprius was effected through the merger of Merger Sub with and into Legacy Amprius, with Legacy Amprius surviving as a wholly owned subsidiary of Amprius (the “Merger” and, together with the Domestication and the other transactions contemplated by the Business Combination Agreement, including the PIPE (as defined below), the “Business Combination”).

As a result of and upon the effective time of the Domestication, each Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and each Class B ordinary share, par value $0.0001, of the Company (the “Class B Ordinary Shares”) outstanding at the time of the Domestication converted into one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and each Class 1 redeemable warrant to purchase Class A Ordinary Shares, exercisable for one Class A Ordinary Share at an exercise price of $11.50 (the “Class 1 Warrants”), each Class 2 redeemable warrant to purchase Class A Ordinary Shares, exercisable for one Class A Ordinary Share at an exercise price of $11.50 (the “Class 2 Warrants” and, together with the Class 1 Warrants, the “Public Warrants”) and each warrant to purchase Class A Ordinary Shares owned by Kensington Capital Sponsor IV LLC (the “Sponsor”) or any of its affiliates, exercisable for one Class A Ordinary Share at an exercise price of $11.50 (the “Private Warrants” and, together with the Public Warrants, the “Warrants”) outstanding at the time of the Domestication converted into a warrant exercisable for one share of Common Stock pursuant to the Warrant Agreement, dated as of March 1, 2022, by and between Kensington and Continental Stock Transfer & Trust Company, governing the Warrants.

Upon the closing of the Business Combination (the “Closing”), (1) the Company’s units issued and sold in the Company’s initial public offering (the “Original Units”), consisting of (i) one Class A Ordinary Share, (ii) one Class 1 Warrant and (iii) one Class 2 Warrant and (2) the units existing as a result of the separation of the Class 1 Warrant from Original Unit (the “New Units” and, together with the Original Units, the “Units”) separated into their respective component parts, and such component parts were converted into Amprius securities, with the Class A Ordinary Shares becoming shares of Common Stock, and the Class 1 Warrants and the Class 2 Warrants both becoming warrants to purchase Common Stock at an exercise price of $11.50 per share.

In connection with the Closing, the Company had $200,000 outstanding under working capital loans (the “Working Capital Loans”) from the Sponsor, which the Sponsor elected to convert into 400,000 warrants to purchase shares of Common Stock at a price of $0.50 per warrant in connection with the Closing. The terms of the working capital warrants are identical to the Private Warrants. As used herein, the term “Private Warrants” includes the working capital warrants.

Following the consummation of the Domestication and in connection with the Closing, at the effective time of the Merger (the “Effective Time”), (1) each share of Legacy Amprius common stock, par value $0.0001 per share (“Legacy Amprius Common Stock”), outstanding immediately prior to the Effective Time was converted and exchanged for approximately 1.45590 shares of Common Stock (the “Exchange Ratio”) and (2) each option to purchase shares of Legacy Amprius Common Stock (a “Legacy Amprius Option”) whether vested or unvested, converted into an option to purchase a number of shares of Common Stock (an “Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Legacy Amprius Common Stock subject to such Legacy Amprius Option immediately prior to the Closing and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Legacy Amprius Option immediately prior to the Closing divided by (B) the Exchange Ratio. At the Closing, Amprius issued an aggregate of

2

65,776,550 shares of Common Stock to the equityholders of Legacy Amprius, and the Legacy Amprius optionholders held Options to receive an aggregate 14,223,410 shares of Common Stock, 6,664,919 of which remained subject to vesting obligations. No fractional shares of Common Stock were issued upon the exchange of Legacy Amprius Common Stock.

At the Closing, the Sponsor distributed all of its securities in the Company to the owners of the Sponsor, including Justin Mirro, a director of the Company, in proportion to their respective ownership interests (the “Distribution”).

Prior to the Closing, the Original Units, New Units, Class A Ordinary Shares and Public Warrants were listed on the New York Stock Exchange under the symbols “KCAC.U,” “KCA.U,” “KCAC” and “KCAC.W,” respectively. In connection with the Business Combination, all of the Units separated into their component parts and ceased trading on the New York Stock Exchange. No fractional Public Warrants were issued upon separation of the Units.

On the Closing Date, a number of investors (the “PIPE Investors”), including certain former officers and directors of the Company and other members of the Sponsor, persons and entities that have previously invested in an affiliate of the Company, persons who currently serve on the Company’s board of directors or their respective affiliates, and a customer of the Company, purchased from the Company an aggregate of 2,052,500 PIPE Units at a price of $10.00 per PIPE Unit (such transaction, the “PIPE”), pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into with the PIPE Investors. Each “PIPE Unit” consists of (i) one share of Common Stock and (ii) one warrant (each, a “PIPE Warrant”) to purchase one share of Common Stock. The terms of the PIPE Warrants are governed by a warrant agreement, dated as of September 14, 2022, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “PIPE Warrant Agreement”), a copy of which is filed as Exhibit 4.2 and is incorporated herein by reference. The PIPE Warrants are substantially identical to the Public Warrants, except that the exercise price of each PIPE Warrant is $12.50 per share (instead of $11.50 per share, which is the exercise price for the Public Warrants) and the average sales price of the Common Stock will need to exceed $20.00 per share (instead of $18.00 per share for the Public Warrants) for the Company to be able to redeem the PIPE Warrants. Pursuant to the Subscription Agreements, the Company agreed, among other things, that, within 30 calendar days after the consummation of the Business Combination, the Company will file with the SEC, at the Company’s sole cost and expense, a registration statement registering the resale of the Common Stock issued in the PIPE and issuable upon exercise of the PIPE Warrants (the “Resale Registration Statement”), and the Company will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. The PIPE Warrants are not, and will not be, listed on any securities exchange. The offering of the PIPE Units was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The PIPE was consummated immediately prior to the Closing.

As of the open of trading on September 15, 2022, the Common Stock and Public Warrants began trading on the New York Stock Exchange under the symbols “AMPX” and “AMPX.W,” respectively.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022 (the “Proxy Statement/Prospectus”) in the section entitled “Proposal No.1—The Business Combination Proposal” beginning on page 113.

The foregoing description of the Business Combination Agreement, the PIPE Warrant Agreement and the Subscription Agreements is qualified in its entirety by the full text of the Business Combination Agreement, the PIPE Warrant Agreement and the form of Subscription Agreement, copies of which are filed as Exhibits 2.1, 4.2 and 10.14, respectively, and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Business Combination, on the Closing Date, Amprius, the Sponsor and Amprius, Inc. entered into a Registration Rights Agreement (the “Registration Rights Agreement”), which superseded and replaced the registration rights agreement between the Company and the Sponsor. The Registration Rights Agreement provides that, among other things, Amprius is obligated to file a registration statement to register the resale of certain securities of Amprius held by the Sponsor and Amprius, Inc. (the “Holders”). In addition, pursuant to the terms of the

3

Registration Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that Amprius file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the securities of Amprius held by such Holders. The Registration Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreements

In connection with the consummation of the Business Combination, on the Closing Date, Amprius entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require Amprius to indemnify Amprius’ directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Amprius’ directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Amprius’ request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

As previously reported, at the Special Meeting, the Company’s shareholders approved the Business Combination. On September 14, 2022, the parties to the Business Combination Agreement completed the Business Combination.

Holders of 16,517,276 Class A Ordinary Shares exercised their right to redeem such shares for cash at a price of approximately $10.04 per share for aggregate payments of approximately $165.9 million.

Immediately after giving effect to the completion of the Business Combination and the issuance of the PIPE Units, there were outstanding:

•	84,168,916 shares of Common Stock, including 2,052,500 shares issued in the PIPE;

•	14,223,410 Options;

•	29,482,724 Public Warrants

•	16,400,000 Private Warrants; and

•	2,052,500 PIPE Warrants.

The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section entitled “Proposal No.1—The Business Combination Proposal” beginning on page 113, which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as the Company was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in the Form 10 if it were to file a Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in documents incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to forecasts or other

4

characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Current Report on Form 8-K may include, for example, statements about:

•	the expected benefits of the Business Combination;

•	the Company’s financial and business performance, including financial and business metrics;

•	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	the Company’s ability to develop a high-volume manufacturing line and otherwise scale in a cost-effective manner;

•	the expected addressable market for the Company’s products;

•	developments relating to the Company’s competitors and industry;

•	the impact of health epidemics, including the COVID-19 pandemic, on the Company’s business and the actions the Company may take in response thereto;

•	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the Company’s future capital requirements and sources and uses of cash;

•	the Company’s ability to obtain funding for its operations;

•	the Company’s business, expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability of the Company to execute its business model, including scaling production and the increase in addressable market for its products and services;

•	the Company’s ability to raise capital;

•	the outcome of any legal proceedings that may be instituted against the Company;

5

•	the ability to maintain the listing of Common Stock on the New York Stock Exchange;

•

the ability of the Company to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic on the Company’s business;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in the Proxy Statement/Prospectus, including those under the section entitled “Risk Factors” beginning on page 47, which is incorporated herein by reference.

Business and Properties

The business and properties of the Company prior to the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Information About Kensington” beginning on page 227, and the business of Legacy Amprius prior to, and of the Company subsequent to, the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Information About Amprius” beginning on page 177, which are incorporated herein by reference.

Our investor relations website is located at ir.amprius.com. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We also make available, free of charge, on our investor relations website under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 47, which is incorporated herein by reference.

Financial Information

Historical Audited Financial Statements

The historical audited financial statements of Legacy Amprius as of and for the years ended December 31, 2021 and December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

Unaudited Condensed Financial Statements

The unaudited consolidated financial statements of Legacy Amprius as of and for the six months ended June 30, 2022 and 2021 have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-29, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of June 30, 2022 and for the six months ended June 30, 2022 and the year ended December 31, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

6

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of Legacy Amprius prior to the consummation of the Business Combination is described in the Proxy Statement/Prospectus in the section entitled “Amprius Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 204, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock immediately following the Closing, by:

•

each person or “group,” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock;

•	each named executive officer and director of the Company; and

•	all executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership percentages set forth in the table below are based on 84,168,916 shares of Common Stock issued and outstanding as of the Closing Date immediately following the consummation of the Business Combination, after giving effect to the issuance of Common Stock in exchange for Legacy Amprius Common Stock, the consummation of the PIPE, the redemption of the Class A Ordinary Shares and the Distribution.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws and similar laws, the Company believes that the persons and entities named in the table below have sole voting and investment power with respect to their Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o Amprius Technologies, Inc., 1180 Page Ave, Fremont, California 94538.

Name of Beneficial Owner	Shares of Common Stock	%
Five Percent Holders
Amprius, Inc.(1)	65,515,552	77.8%
Directors and Named Executive Officers
Dr. Kang Sun(2)	1,364,904	1.6%
Sandra Wallach(2)	181,987	*
Dr. Ionel Stefan(2)	825,008	1.0%
Donald R. Dixon(3)	256,301	*
Dr. Wen Hsieh(2)	56,301	*
Dr. Steven Chu(4)	61,301	*
Justin Mirro(5)	8,619,142	9.7%
All Directors and Executive Officers as a Group (8 Individuals)	13,548,795	15.2%

*	Represents beneficial ownership of less than 1%.

(1)

Certain directors and executive officers of Amprius own Amprius, Inc. securities or options to purchase Amprius, Inc. securities, and certain directors of Amprius are also directors of Amprius, Inc., but none of our directors or executive officers are deemed to have or share beneficial ownership with respect to any shares of Common Stock owned by Amprius, Inc.

7

(2)	Consists of shares of Common Stock underlying options that are exercisable within 60 days of the Closing Date.
(3)

Consists of (i) 56,301 shares of Common Stock underlying options that are exercisable within 60 days of the Closing Date, (ii) 100,000 shares of Common Stock purchased in the PIPE held by The Dixon Revocable Trust, of which Mr. Dixon is co-trustee, and (iii) 100,000 shares of Common Stock issuable upon the exercise of the PIPE Warrants held by The Dixon Revocable Trust.

(4)

Consists of (i) 56,301 shares of Common Stock underlying options that are exercisable within 60 days of the Closing Date, (ii) 2,500 shares of Common Stock purchased in the PIPE and (iii) 2,500 shares of Common Stock issuable upon the exercise of PIPE Warrants.

(5)

Consists of (i) 1,000,000 shares of Common Stock held by Mr. Mirro as trustee of the Justin E. Mirro Qualified Annuity Trust dated 6/27/20, (ii) 200,000 shares of Common Stock issuable upon exercise of Private Warrants held by Mr. Mirro, (iii) 2,608,142 shares of Common Stock, including 111,000 shares of Common Stock purchased in the PIPE, held by Kensington Capital Partners, LLC, (iv) 4,700,000 shares of Common Stock issuable upon the exercise of Private Warrants held by Kensington Capital Partners, LLC and (v) 111,000 shares of Common Stock issuable upon the exercise of the PIPE Warrants held by Kensington Capital Partners, LLC. Mr. Mirro is the managing member of Kensington Capital Partners, LLC.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers following the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Business Combination” beginning on page 260, and that information is incorporated herein by reference.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Independence of Directors

Information with respect to the independence of the directors of the Company following the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Business Combination—Director Independence” beginning on page 262, and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors of the Company immediately after the Closing of the Business Combination is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Business Combination—Role of the New Amprius Board in Risk Oversight/Risk Committee” beginning on page 262, and that information is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of the named executive officers of the Company is set forth in the Proxy Statement/Prospectus in the section entitled “Amprius’ Executive Compensation” beginning on page 193 and in Item 5.02 of this Current Report on Form 8-K, and that information is incorporated herein by reference.

Director Compensation

A description of the compensation of the board of directors of Legacy Amprius before the consummation of the Business Combination is set forth in the Proxy Statement/Prospectus section entitled “Amprius’ Executive Compensation—Director Compensation” beginning on page 200, and that information is incorporated herein by reference.

A description of the compensation of the Company’s board of directors after the consummation of the Business Combination is set forth under Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related party transactions of the Company and Legacy Amprius are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions—Amprius Related Party Transactions” beginning on page 253, which is incorporated herein by reference.

8

The information with respect to the working capital warrants and the PIPE Units set forth in the “Introductory Note” above and the information set forth in the section entitled “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement/Prospectus in the section entitled “Information About Amprius—Legal Proceedings” on page 192, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information set forth in the section of the Proxy Statement/Prospectus entitled “Price Range of Securities and Dividends” beginning on page 282 is incorporated herein by reference.

The Original Units, the New Units, the Class A Ordinary Shares and the Public Warrants previously were quoted on the New York Stock Exchange under the symbols “KCAC.U,” “KCA.U,” “KCAC” and “KCAC.W,” respectively. Prior to the Closing, the Class A Ordinary Shares did not separately trade. Instead, they only traded as part of the Original Units or as part of the New Units. In connection with the Business Combination, the Units automatically separated into the component securities and, as a result, ceased trading as separate securities. On September 15, 2022, the Common Stock and the Public Warrants began trading on the New York Stock Exchange under the new trading symbols “AMPX” and “AMPX.W,” respectively.

As of the Closing Date, there were 84,168,916 shares of Common Stock issued and outstanding held of record by approximately 61 holders, 29,482,724 Public Warrants and 16,400,000 Private Warrants, each exercisable for one share of Common Stock, at a price of $11.50 per share, and 2,052,500 PIPE Warrants, each exercisable for one share of Common Stock, at a price of $12.50 per share.

Dividends

The payment of cash dividends on Common Stock in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of the Company. In addition, the Company’s ability to pay cash dividends may be limited by covenants of any indebtedness or other contractual limitations of the Company or its subsidiaries. The payment of any cash dividends on Common Stock will be within the discretion of the Company’s board of directors. The Company’s board of directors is not currently contemplating and does not anticipate declaring dividends on Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the Company’s securities is set forth in the Proxy Statement/Prospectus in the section entitled “Description of Securities after the Business Combination” beginning on page 268, which is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

9

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Original Units and the New Units separated into their respective component parts and the Units ceased trading on the New York Stock Exchange.

Item 3.02	Unregistered Sales of Equity Securities.

The information with respect to the working capital warrants and the PIPE Units set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02. The working capital warrants and the PIPE Units have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Since January 1, 2019, Legacy Amprius issued and sold to certain of its employees, directors, consultants and other service providers an aggregate of 173,125 shares of Legacy Amprius Common Stock upon the exercise of options under its 2016 Equity Incentive Plan, at exercise prices per share ranging from $0.07 to $2.58, for a weighted-average exercise price of approximately $0.12. Such shares were issued in reliance upon the exemption provided in Rule 701 under the Securities Act.

Since January 1, 2019, Legacy Amprius granted to certain of its employees, directors, consultants and other service providers options to purchase an aggregate of 5,995,099 shares of Legacy Amprius Common Stock under its 2016 Equity Incentive Plan at exercise prices per share ranging from $0.65 to $4.66, for a weighted-average exercise price of approximately $3.10. Such grants were made in reliance upon the exemption provided in Rule 701 under the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the consummation of the Business Combination, the Company adopted a certificate of incorporation and bylaws (the “Certificate of Incorporation” and the “Bylaws,” respectively). The material terms of the Certificate of Incorporation and the Bylaws are set forth in the Proxy Statement/Prospectus in the sections entitled “The Governing Documents Proposals,” “Proposal No. 3—The Charter Proposal”, “Proposal No. 4—The Governance Proposals,” and “Description of Securities After the Business Combination” beginning on pages 152, 154, 156 and 268, respectively, which are incorporated herein by reference. The Certificate of Incorporation and Bylaws contain material modifications to the Company’s authorized capital stock, shareholder voting rights, composition of the board of directors, and nomination, liability, indemnification, and removal of directors. The Bylaws also contain lock-up provisions, as described in the Proxy Statement/Prospectus in the section entitled “Shares Eligible for Future Sale” beginning on page 277, which is incorporated herein by reference.

The foregoing description of the Certificate of Incorporation and the Bylaws does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Incorporation and the Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant

On September 14, 2022, following the adoption of a unanimous written consent of the audit committee of the Company’s board of directors (the “Audit Committee”), the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. Accordingly, on September 14, 2022, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, and SingerLewak LLP (“SingerLewak”), Legacy Amprius’ independent registered public accounting firm prior to the Business Combination, were dismissed and notified that they will not be engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2022.

Disclosures Regarding Marcum

The Report of Independent Registered Public Accounting Firm on the Company’s financial statements as of December 31, 2021 and for the period from March 19, 2021 (i.e., the Company’s inception) through December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that such report on the Company’s financial statements contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

10

During the period from March 19, 2021 to December 31, 2021 and the subsequent interim period through September 14, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its report on the Company’s pre-merger financial statements for such periods. During the period from March 19, 2021 to December 31, 2021 and the subsequent interim period through September 14, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated September 16, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Disclosures Regarding SingerLewak

The report of SingerLewak on Legacy Amprius’ financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through September 14, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with SingerLewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused SingerLewak to make reference thereto in its report on Legacy’ Amprius’ financial statements for such periods. During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through September 14, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except that SingerLewak advised Legacy Amprius of material weaknesses in its internal control over financial reporting related to (i) designing or maintaining an effective control environment specific to the areas of its financial reporting and close process, including ineffective review, analysis and approval of journal entries and ineffective review of monthly financial statements and (ii) inadequate segregation of incompatible duties due to the small size of its accounting and finance team, which resulted in misstatements that were corrected prior to the completion and issuance of its audited financial statements.

The Company provided SingerLewak with a copy of the foregoing disclosures and has requested that SingerLewak furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of SingerLewak’s letter, dated September 16, 2022, is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of the Registrant.

The information set forth in the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 113 and the “Introductory Note” and Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Confirmatory Employment Letters

We have entered into confirmatory employment letters with our named executive officers to confirm the current terms of their employment (including severance benefits for Dr. Kang Sun and Sandra Wallach upon certain terminations of their employment). For descriptions of the employment letters with the named executive officers, reference is made to the disclosure set forth in the Proxy Statement/Prospectus in the section entitled “Amprius’ Executive Compensation—Narrative Disclosure to Summary Compensation Table—Employment Arrangements with

11

Amprius’ Named Executive Officers” beginning on page 194 and the section entitled “Amprius’ Executive Compensation—Narrative Disclosure to Summary Compensation Table—Potential Payments upon Termination or Change in Control” beginning on page 195, which are incorporated herein by reference. Those descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of such confirmatory employment letters, copies of which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

2022 Equity Incentive Plan

As previously disclosed in the Proxy Statement/Prospectus, the Amprius Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), was approved by the Company’s board of directors. The Company’s shareholders considered and approved the 2022 Plan at the Special Meeting and the 2022 Plan became effective immediately upon the Closing.

A description of the 2022 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 5—The Equity Incentive Plan Proposal” beginning on page 159, which is incorporated herein by reference. The foregoing description of the 2022 Plan is qualified in its entirety by the full text of the 2022 Plan, a copy of which is filed as Exhibit 10.7, and incorporated herein by reference.

2022 Employee Stock Purchase Plan

As previously disclosed in the Proxy Statement/Prospectus, the Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan (the “2022 ESPP”), was approved by the Company’s board of directors. The Company’s shareholders considered and approved the 2022 ESPP at the Special Meeting and the 2022 ESPP became effective immediately upon the Closing.

A description of the 2022 ESPP is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 7—The Employee Stock Purchase Plan Proposal” beginning on page 170, which is incorporated herein by reference. The foregoing description of the 2022 ESPP is qualified in its entirety by the full text of the 2022 ESPP, a copy of which is filed as Exhibit 10.8 and incorporated herein by reference.

Outside Director Compensation Policy

On the Closing Date, the Company’s board of directors considered and approved the Outside Director Compensation Policy for non-employee directors (the “Outside Director Compensation Policy”), which had been previously approved by the board of directors of Legacy Amprius effective as of immediately prior to the Closing. The Outside Director Compensation Policy provides for an annual cash retainer of $40,000 for each non-employee director, certain additional cash retainer amounts for a non-employee director’s service as a non-executive chair of the Board, lead independent director, or as a chairperson or member of any committees. The Outside Director Compensation Policy also provides for the following non-discretionary equity compensation: (i) each person who becomes a non-employee director on or after the effective date of the Outside Director Compensation Policy will receive an initial award of restricted stock units having a grant date fair value equal to $300,000, which will vest in equal installments on each of the first three anniversaries of the date that the person first becomes a non-employee director, and (ii) on the first trading day after each annual meeting of the Company’s stockholders, each non-employee director will receive an annual award of restricted stock units having a grant date fair value of $170,000, which will vest on the earlier of (a) the first anniversary of the date the annual award is granted, or (b) the day prior to the date of the annual meeting of the Company’s stockholders next following the date the annual award is granted. The vesting of each initial award and annual award is subject to the recipient’s continued service through the applicable vesting date. A description of the Outside Director Compensation Policy is included in the Proxy Statement/Prospectus in the section entitled “Amprius’ Executive Compensation—Director Compensation—Outside Director Compensation Policy” beginning on page 201, which is incorporated herein by reference.

The foregoing description of the Outside Director Compensation Policy is qualified in its entirety by the full text of the Outside Director Compensation Policy, a copy of which is filed as Exhibit 10.9 and incorporated herein by reference.

12

Executive Incentive Compensation Plan

On the Closing Date, the Company’s board of directors considered and approved the Executive Incentive Compensation Plan (the “Incentive Compensation Plan”), which had been previously approved by the board of directors of Legacy Amprius prior to the Closing. The Incentive Compensation Plan will allow the Company to grant incentive awards, generally payable in cash, to employees selected by the administrator of the Incentive Compensation Plan upon the achievement of specified goals and/or objectives. A description of the Outside Director Compensation Policy is included in the Proxy Statement/Prospectus in the section entitled “Amprius’ Executive Compensation—Narrative Disclosure to Summary Compensation Table—Executive Incentive Compensation Plan” beginning on page 199, which is incorporated herein by reference.

The foregoing description of the Incentive Compensation Plan is qualified in its entirety by the full text of the Incentive Compensation Plan, a copy of which is filed as Exhibit 10.10 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on September 14, 2022, the Board considered and adopted a new Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of the Company’s directors, officers and employees, as well as the Company’s contractors, consultants and agents. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available on our investor relations website under “Governance Documents.”

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the Business Combination, which fulfilled the definition of a “Business Combination” as required by the Company’s amended and restated memorandum and articles of association, as in effect immediately prior to the Domestication, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus in the sections entitled “The Business Combination” beginning on page 113 and “The Business Combination Agreement” beginning on page 120 and in the information set forth under “Introductory Note” and under Item 2.01 in this Current Report on Form 8-K, which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 14, 2022, the Company posted to the Company’s investor relations website at ir.amprius.com an updated investor presentation that it intends to use in conferences and meetings with investors from time to time. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information provided in this Item 7.01, including the exhibit incorporated herein by reference, shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

13

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The historical audited financial statements of Legacy Amprius as of and for the years ended December 31, 2021 and December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

The unaudited condensed financial statements of Legacy Amprius as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-29 and are incorporated herein by reference.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)    Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of May 11, 2022, by and among the Company, Merger Sub and Legacy Amprius (incorporated by reference to Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on May 12, 2022)

3.1	Certificate of Incorporation of the Company

3.2	Bylaws of the Company

4.1	Specimen Common Stock Certificate

4.2	Warrant Agreement, dated as of September 14, 2022, between the Company and Continental Stock Transfer & Trust Company, as warrant agent

4.3	Form of PIPE Warrant Certificate (included in Exhibit 4.2)

10.1	Registration Rights Agreement, dated as of September 14, 2022, by and among the Company and the persons named therein.

10.2	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-4 filed with the SEC on August 9, 2022)

10.3	Confirmatory Employment Letter with Dr. Kang Sun

10.4	Confirmatory Employment Letter with Sandra Wallach

10.5	Confirmatory Employment Letter with Jonathan Bornstein

10.6	Confirmatory Employment Letter with Dr. Ionel Stefan

10.7	Amprius Technologies, Inc. 2022 Equity Incentive Plan and forms of agreements thereunder

10.8	Amprius Technologies, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Annex E of the Company’s Proxy Statement/Prospectus filed with the SEC on September 1, 2022)

10.9	Amprius Technologies, Inc. Outside Director Compensation Policy

10.10	Amprius Technologies, Inc. Executive Incentive Compensation Plan

10.11	Amprius Technologies, Inc. 2016 Equity Incentive Plan and forms of agreements thereunder

10.12*	Lease, dated January 30, 2019, by and between Los Altos Fields, LLC and Amprius, Inc.

10.13	Assignment of Lease, dated May 1, 2022, by and between Amprius, Inc. and Legacy Amprius

10.14	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on September 7, 2022)

14

16.1	Letter from Marcum LLP to the Securities and Exchange Commission, dated September 16, 2022

16.2	Letter from SingerLewak LLP to the Securities and Exchange Commission, dated September 16, 2022

99.1	Unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2022 and for the year ended December 31, 2021

99.2	Investor presentation dated September 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

15

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 16, 2022

AMPRIUS TECHNOLOGIES, INC.

By:	/s/ Sandra Wallach
	Name:	Sandra Wallach
	Title:	Chief Financial Officer

16

Exhibit 3.1

CERTIFICATE OF INCORPORATION OF

AMPRIUS TECHNOLOGIES, INC.

a Delaware corporation

ARTICLE I

The name of the corporation is Amprius Technologies, Inc. (the “Company”).

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 1.    This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 1,000,000,000 shares, of which 950,000,000 shares are Common Stock, $0.0001 par value per share, and 50,000,000 shares are Preferred Stock, $0.0001 par value per share.

Section 2.    The Company is incorporated in connection with the domestication of Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (“KCAC IV”) to a Delaware corporation, and this Certificate of Incorporation is filed simultaneously with a Certificate of Corporate Domestication of KCAC IV (the “Certificate of Domestication”). Upon the simultaneous filing of the Certificate of Domestication and this Certificate of Incorporation (the “Effective Time”), which shall occur prior to the closing of the transactions contemplated by that certain Business Combination Agreement, entered into as of May 11, 2022, by and among, KCAC IV, Kensington Capital Merger Sub Corp., a Delaware corporation and Artemis Technologies, Inc. a Delaware corporation, each Class A ordinary share, par value $0.0001 per share, and each Class B ordinary share, par value $0.0001 per share, of KCAC IV issued and outstanding immediately prior to the Effective Time, shall automatically be converted, on a one-for-one basis, into one fully paid and non-assessable share of Common Stock of the Company, without any further action required on the part of KCAC IV, the Company or any holder of ordinary shares of KCAC IV or capital stock of the Company.

Section 3.    Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.

Section 4.    The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 5.    Except as otherwise required by law or provided in this Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 6.    The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

Section 1.    Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Section 2.    From and after the effectiveness of this Certificate of Incorporation, the directors of the Company (other than any who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of

Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI

Section 1.    From and after the effectiveness of this Certificate of Incorporation, only for so long as the Board of Directors is classified and subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.

Section 2.    Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Section 1.    The Company is to have perpetual existence.

Section 2.    The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

Section 3.    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company. Notwithstanding the above or any other provision of this Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed by the stockholders of the Company except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 4.    The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

Section 5.    No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Section 1.    Subject to the rights of holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

Section 2.    Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX

Section 1.    To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2.    Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3.    The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4.    Neither any amendment, elimination nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

The name and mailing address of the incorporator are as follows:

Alexander H. Rahn

One Battery Park Plaza, 13th floor

New York, NY 10004

ARTICLE XII

The Company reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board and the affirmative vote of 66 2/3% of the voting power of the then outstanding voting securities of the Company, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Section 4 of ARTICLE IV, Section 2 of ARTICLE V, Section 1 of ARTICLE VI, Section 2 of ARTICLE VI, Section 5 of ARTICLE VII, Section 1 of ARTICLE VIII, Section 2 of ARTICLE VIII, Section 3 of ARTICLE VIII, or this ARTICLE XII of this Certificate of Incorporation.

This certificate of incorporation shall be effective at 10:15 Eastern Time on September 14, 2022.

*        *         *

I, the undersigned, as the incorporator of the Company, have signed this Certificate of Incorporation on September 14, 2022.

/s/ Alexander H. Rahn
Alexander H. Rahn, Incorporator

Exhibit 3.2

BYLAWS OF

AMPRIUS TECHNOLOGIES, INC.

(effective as of September 14, 2022)

-i-

TABLE OF CONTENTS

(continued)

-ii-

BYLAWS OF AMPRIUS TECHNOLOGIES, INC.

ARTICLE I - CORPORATE OFFICES

1.1    REGISTERED OFFICE

The registered office of Amprius Technologies, Inc. (the “Company”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time.

1.2    OTHER OFFICES

The Company may at any time establish other offices.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1    PLACE OF MEETINGS

Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law or any successor legislation (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2    ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

2.3    SPECIAL MEETING

(a)    A special meeting of the stockholders, other than as required by statute, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer or (iv) the president, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b)    The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president. Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4    ADVANCE NOTICE PROCEDURES

(a)    Annual Meetings of Stockholders.

(i)    Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).

(ii)    For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary of the Company and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the later of the day on which public announcement of the date of the annual meeting was first made by the Company and the 120th day prior to the date of the annual meeting. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”).

(iii)    A stockholder’s notice to the secretary must set forth:

(1)    as to each person whom the stockholder proposes to nominate for election as a director:

(A)    such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that is required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(B)    such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Company if elected;

(C)    a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and

(D)    a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;

(2)    as to any other business that the stockholder proposes to bring before the annual meeting:

(A)    a brief description of the business desired to be brought before the annual meeting;

(B)    the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws);

(C)    the reasons for conducting such business at the annual meeting;

(D)    any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(E)    a description of all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(3)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)    the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;

(B)    for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(C)    a description of any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(D)    a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;

(E)    any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;

(F)    any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(G)    any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with, them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(H)    any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(I)    any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);

(J)    a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(K)    a representation and undertaking that such stockholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(L)    any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(M)    such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(iv)    In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

(b)    Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Company’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).

(c)    Other Requirements.

(i)    To be eligible to be a nominee of any stockholder for election as a director of the Company, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):

(1)    a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

(2)    a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3)    a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4)    a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and

(5)    a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii)    At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.

(iii)    No person will be eligible to be nominated by a stockholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.

(iv)    The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v)    Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi)    Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).

(vii)    Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.

2.5    NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6    QUORUM

The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7    ADJOURNED MEETING; NOTICE

Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are provided in the manner described in Section 222(c) of the DGCL. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8    CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

2.9    VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the securities of the Company are listed.

2.10    STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Subject to the rights of holders of preferred stock of the Company, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

2.11    RECORD DATES

In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of

Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12    PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as a proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL; provided that such authorization shall set forth, or be delivered with information enabling the Company to determine, the identity of the stockholder granting such authorization. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13    LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Company shall prepare, in accordance with Section 219 of the DGCL, a complete list of the stockholders entitled to vote at each meeting of stockholders; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. To the extent required by Section 219 of the DGCL, such list shall be open to the examination of any stockholder for any purpose germane to the meeting prior to the date thereof: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.

2.14    INSPECTORS OF ELECTION

Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.

Such inspectors shall:

(a)    ascertain the number of shares outstanding and the voting power of each;

(b)    determine the shares represented at the meeting and the validity of proxies and ballots;

(c)    count all votes and ballots;

(d)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)    certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1    POWERS

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2    NUMBER OF DIRECTORS

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3    ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Except as provided in Section 3.4 of these bylaws, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

If so provided in the certificate of incorporation, the directors of the Company shall be divided into three classes.

3.4    RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of preferred stock of the Company, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders. If the directors are divided into classes, a person so chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6    REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7    SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, or the secretary of the Company or by a majority of the Whole Board; provided that the person(s) authorized to call a special meeting of the Board of Directors may authorize another person or persons to send notice of such meeting.

Notice of the time and place of special meetings shall be:

(a)    delivered personally by hand, by courier or by telephone;

(b)    sent by United States first-class mail, postage prepaid;

(c)    sent by facsimile;

(d)    sent by electronic mail; or

(e)    otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice of the time and place of the meeting may be communicated to the director in lieu of written notice if such notice is communicated at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.8    QUORUM; VOTING

At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided herein or therein and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9    BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.10    FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.11    REMOVAL OF DIRECTORS

Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1    COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.

4.2    COMMITTEE MINUTES

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3    MEETINGS AND ACTION OF COMMITTEES

Unless otherwise specified by the Board of Directors, meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(a)    Section 3.5 (place of meetings and meetings by telephone);

(b)    Section 3.6 (regular meetings);

(c)    Section 3.7 (special meetings and notice);

(d)    Section 3.8 (quorum; voting);

(e)    Section 3.9 (action without a meeting); and

(f)    Section 7.4 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members. However, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors may also adopt other rules for the government of any committee.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4    SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1    OFFICERS

The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2    APPOINTMENT OF OFFICERS

The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3    SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower any officer to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as determined from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of determination.

5.4    REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5    VACANCIES IN OFFICES

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.

5.6    REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7    AUTHORITY AND DUTIES OF OFFICERS

Each officer of the Company shall have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of designation and, to the extent not so provided, as generally pertain to such office, subject to the control of the Board of Directors.

ARTICLE VI - STOCK

6.1    STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Company shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2    SPECIAL DESIGNATION ON CERTIFICATES

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3    LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4    DIVIDENDS

The Board of Directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5    TRANSFER OF STOCK

Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6    STOCK TRANSFER AGREEMENTS

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7    REGISTERED STOCKHOLDERS

The Company:

(a)    shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(b)    shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.8    LOCK-UP

(a)    Subject to the exceptions set forth in this Section 6.8, the holders (the “Securityholders”) of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”), (i) issued as consideration pursuant to that certain Business Combination Agreement (as it may be amended from time to time, the “Merger Agreement”), dated as of May 11, 2022, by and among the Company (at the time named “Kensington Capital Acquisition Corp. IV”), Kensington Capital Merger Sub Corp. and Amprius Technologies, Inc. (the “Prior Company”), (ii) issued upon the exercise of warrants or other convertible securities outstanding following the Effective Time (as defined in the Merger Agreement) in respect of warrants or convertible securities of the Prior Company outstanding immediately prior to the Effective Time, (iii) issued to directors, officers and employees of the Company or its subsidiaries upon the settlement or exercise of stock options or other equity awards outstanding following the Effective Time in respect of awards of the Prior Company outstanding immediately prior to the Effective Time or (iv) held by Kensington Capital Sponsor IV, LLC (the “Sponsor”) and the Insiders (as defined in the Letter Agreement, dated March 1, 2022, by and between the Company, the Sponsor and the other signatories thereto) outstanding immediately following the Effective Time (such shares referred to in Sections 6.8(a)(i)-(iv), the “Lock-Up Shares”), shall not, without the prior written consent of the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof), (A) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder, any such Lock-Up Shares (or any rights or interests therein), (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B) (the actions specified in clauses (A)-(C), collectively, “Transfer”) during the Lock-Up Period (as defined below). Capitalized terms used but not otherwise defined in this Section 6.8 will have the meaning ascribed to such term in the Merger Agreement.

For purposes of this Section 6.8, “Lock-Up Period” shall mean the period commencing upon the Effective Time and ending on the earlier of (i) the date that is one year from the Effective Time or (ii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

(b)    The restrictions set forth in Section 6.8(a) shall not apply to: (i) transactions relating to shares of Common Stock acquired in open market transactions (including, for the avoidance of doubt, warrants and shares of Common Stock (including as part of any units) acquired in the initial public offering of Kensington Capital Acquisition Corp. IV and shares of Common Stock issuable upon exercise of such warrants) or from the Company pursuant to the Company’s employee stock purchase plan; (ii) Transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift to a member of the Securityholder’s immediate family; (iii) Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the Securityholder’s immediate family; (iv) Transfers by will or intestate succession upon the death of the Securityholder; (v) the Transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement; (vi) if the Securityholder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Securityholder, or (B) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the Securityholder; (vii) Transfers to the Company’s officers, directors or their affiliates; (viii) transactions in the event of the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property; (ix) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the 1934 Act; provided, however, that such plan does not provide for the Transfer of Lock-Up Shares during the Lock-Up Period; (x) Transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Common Stock or the vesting of stock-based awards; provided, that any Common Stock issued upon such exercise shall be subject to the terms of this Section 6.8; (xi) Transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Common Stock; provided, that any Common Stock issued upon such exercise shall be subject to the terms of this Section 6.8; (xii) Transfers to the Company pursuant to any contractual arrangement in effect at the Effective Time that provides for the repurchase by the Company or forfeiture of the Securityholder’s Common Stock or options to purchase shares of Common Stock in connection with the termination of the Securityholder’s service to the Company; (xiii) (A) transfers of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock) pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all holders of the Company’s securities, merger, consolidation or other similar transaction approved by the Board of Directors the result of which is that any person (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of more than 50% of the total voting power of the voting stock of the Company and (B) entry into any lock-up, voting or similar agreement pursuant to which the Securityholder may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in the immediately foregoing (A) above; provided that in the event that such change of control transaction is not completed, the Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the Securityholder shall remain subject to the restrictions contained in this agreement; (xiv) Transfers of any Kcompany Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of any Kcompany Private Placement Warrants; and (xv) Transfers of Common Stock, warrants or shares of Common Stock that may be issued upon exercise of such warrants, in each case initially issued in connection with that certain private placement of Common Stock and warrants initially announced by the Company on a Form 8-K filed with the SEC on September 7, 2022; provided, however, that in the case of clauses (ii) through (vii), the permitted transferees must enter into a written agreement, in substantially the form of this Section 6.8 (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this Section 6.8(b), “immediate family” shall mean a spouse, domestic partner, parent, sibling, child or grandchild of the Securityholder or any other person with whom the Securityholder has a relationship by blood, marriage or adoption not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

Notwithstanding anything to the contrary contained in this Section 6.8, if, following the 150th day after the Effective Time, the closing price per share of Common Stock for any 20 trading days within any 30 consecutive trading day period (which period may not be measured beginning prior to the 150th day after the Effective Time) is at least $12.50 per share (subject to adjustment for stock splits, stock dividends, reorganizations and similar transactions), then the transfer restrictions set forth in this Section 6.8 shall no longer apply.

(c)    Notwithstanding the other provisions set forth in this Section 6.8, the Board of Directors (including, for the avoidance of doubt, a duly authorized committee thereof, to the fullest extent permitted by law) may, in its sole discretion, determine to waive, amend, or repeal any of the obligations set forth herein, in whole or in part; provided, however, that in the event that any Securityholder is granted a discretionary waiver or termination of the restrictions set forth in this Section 6.8, such discretionary waiver or termination shall apply to each other Securityholder in the same proportion that the number of shares of Common Stock (or shares issued on the exercise, exchange or conversion of shares of Common Stock, as applicable) held by the Securityholder whose restrictions are terminated or waived bears to the number of shares of Common Stock (or such other shares) held by such other Securityholder.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1    NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2    NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3    NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4    WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2    INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3    SUCCESSFUL DEFENSE

To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any Proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.

8.4    INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

8.5    ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

8.6    LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c)    for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d)    initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or

(e)    if prohibited by applicable law.

8.7    DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8    NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9    INSURANCE

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10    SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11    EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12    CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “Company” shall include, in addition to the resulting company, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1    EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, or employee or employees, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, agent, or employee, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2    FISCAL YEAR

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

9.3    SEAL

The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4    CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

9.5    FORUM SELECTION

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person or other defendant.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. This provision shall be enforceable by any party to a complaint covered by the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

ARTICLE X - AMENDMENTS

These bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the total voting power of the outstanding voting securities, voting together as a single class; provided, however, that the affirmative vote of the holders of at least 66 2/3% of the total voting power of outstanding voting securities, voting together as a single class, shall be required for the stockholders of the Company to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of these bylaws: Article II, Sections 3.1, 3.2, 3.4 and 3.11 of Article III, Article VIII, Section 9.5 of Article IX or this Article X (including, without limitation, any such Article or Section as renumbered as a result of any amendment, alteration, change, repeal, or adoption of any other bylaw). The Board of Directors shall also have the power to adopt, amend or repeal bylaws; provided, however, that a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Exhibit 4.1

NUMBER	SHARES
C-

SEE REVERSE FOR

CERTAIN DEFINITIONS

CUSIP 03214Q 108

AMRPIUS TECHNOLOGIES, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

This Certifies that                                          is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001

EACH OF THE COMMON STOCK OF

AMPRIUS TECHNOLOGIES, INC.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Chief Financial Officer

AMPRIUS TECHNOLOGIES, INC.

Upon written request of the recordholder of this certificate to the Corporation at its principal place of business or registered office, the Corporation will furnish without charge to each recordholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the certificate of incorporation and bylaws of the Corporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                          hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

Shareholder

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

Exhibit 4.2

EXECUTION VERSION

WARRANT AGREEMENT

between

AMPRIUS TECHNOLOGIES, INC.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

THIS WARRANT AGREEMENT (this “Agreement”), dated as of September 14, 2022, is by and between Amprius Technologies, Inc., a Delaware corporation f/k/a Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”).

WHEREAS, on May 11, 2022, the Company entered into that certain Business Combination Agreement (the “Business Combination Agreement”) with Kensington Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Amprius Technologies Operating, Inc., a Delaware corporation f/k/a Amprius Technologies, Inc. (“Amprius”), pursuant to which (among other things), Merger Sub will merge (the “Merger”) with and into Amprius, with Amprius surviving the Merger as a wholly owned subsidiary of the Company; and

WHEREAS, on September 7, 2022, September 9, 2022 and September 12, 2022, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “Investors”) pursuant to which, in connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), such investors are concurrently herewith acquiring an aggregate of 2,052,500 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and the same number of the Company’s warrants (the “Warrants”). Each whole Warrant entitles the holder thereof to purchase one share of Common Stock for $12.50 per share, subject to adjustment as described herein, and will bear the legend set forth in Exhibit B hereto; and

WHEREAS, pursuant to the Subscription Agreements, the Company has agreed to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 within 30 days of the closing of the Business Combination to register, under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares and the shares of Common Stock underlying the Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.    Warrants.

2.1    Form of Warrant. Each Warrant shall initially be issued in registered form only. All of the Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”).

2.2    Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant represented by such physical certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3    Registration.

2.3.1    Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Once registered under the Securities Act ownership of beneficial interests in the Warrants may in accordance with applicable law be shown on, and the transfer of such ownership may in accordance with applicable law be effected through, records maintained by institutions that have accounts with The Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”).

If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In its sole discretion, the Company may instruct the Warrant Agent to deliver to the Depositary (i) written instructions to deliver to the Warrant Agent for cancellation each book-entry Warrant and (ii) definitive certificates in physical form evidencing such Warrants (each, a “Definitive Warrant Certificate”) which shall be in the form annexed hereto as Exhibit A.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other

2

principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2    Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4    No Fractional Warrants. The Company shall not issue fractional Warrants.

3.    Terms and Exercise of Warrants.

3.1    Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent (if a physical certificate is issued), entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days, provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

3.2    Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the date hereof and terminating at 5:00 p.m., New York City time on the earliest to occur of: (x) the date that is five (5) years after the date hereof, (y) [reserved], and (z) the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement or a valid exemption therefrom being available. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereof), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

3

3.3    Exercise of Warrants.

3.3.1    Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) payment in full of the Warrant Price for each share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock and the issuance of such Common Stock, as follows:

(a)    in lawful money of the United States, in good certified check or good bank draft payable to the Warrant Agent or by wire transfer of immediately available funds;

(b)    in the event of a redemption pursuant to Section 6.1 hereof in which the Company’s board of directors (the “Board”) has elected to require all holders of the Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 3.3.1(b), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.3, the “Fair Market Value” shall mean the average last reported sale price of a share of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 6 hereof;

(c)    [reserved]; or

(d)    as provided in Section 7.4 hereof.

3.3.2    Issuance of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock as to which such Warrant shall not have been exercised. Notwithstanding the foregoing,

4

the Company shall not be obligated to deliver any Common Stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying its obligations under Section 7.4, or a valid exemption from registration is available. No Warrant shall be exercisable and the Company shall not be obligated to issue Common Stock upon exercise of a Warrant unless the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. The Company may require holders of Warrants to settle the Warrant on a “cashless basis” pursuant to Section 7.4. If, by reason of any exercise of warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share of Common Stock, the Company shall round down to the nearest whole number, the number of shares of Common Stock to be issued to such holder.

3.3.3    Valid Issuance. All Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and non-assessable.

3.3.4    Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5    Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or

5

convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4.    Adjustments.

4.1    Stock Dividends.

4.1.1    Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding Common Stock. A rights offering to holders of the Common Stock entitling holders to purchase Common Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

6

4.1.2    Extraordinary Dividends. If the Company, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), (c) [reserved], (d) [reserved], or (e) [reserved] (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of shares of Common Stock issuable on exercise of each Warrant). Solely for purposes of illustration, if the Company, at a time while the Warrants are outstanding and unexpired, pays a cash dividend of $0.35 per share and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the Common Stock during the 365-day period ending on the date of declaration of such $0.35 per share dividend, then the Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 per share dividend, by $0.25 (the absolute value of the difference between $0.75 per share (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 per share (the greater of (x) $0.50 per share and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)).

4.2    Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3    Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4    Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such

7

Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) (x) [reserved] or (y) if on or after the Business Combination, securities representing more than 50% of the aggregate voting power (meaning the power to vote on the election of directors), for the avoidance of doubt the holder of a Warrant shall be entitled to receive as the Alternative Issuance upon a change in control, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, however, that if less than 70% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a current report on Form 8-K filed with the Commission, the Warrant Price shall be reduced by an amount (in dollars) (but in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value

8

of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”), in each case, as calculated by an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board, qualified to make such calculation. For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the Common Stock during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90-day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, unless a different volatility is determined to be more appropriate by a third party valuation specialist and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of a share of Common Stock during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Common Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5    Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares of Common Stock issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6    No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number of shares of Common Stock to be issued to such holder.

4.7    Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may

9

at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8    Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5.    Transfer and Exchange of Warrants.

5.1    Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2    Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3    Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book entry position for a fraction of a Warrant.

5.4    Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5    Warrant Execution and Countersignature. If a physical certificate is issued, the Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

10

6.    Redemption.

6.1    Redemption of Warrants for when the price per share of Common Stock equals or exceeds $20.00. Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at the price of $0.01 per Warrant (the “Redemption Price”), provided that the last reported sales price of the Common Stock has been at least $20.00 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that either (i) there is an effective registration statement covering the shares of the Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below) or (ii) the Company has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1 and such cashless exercise is exempt from registration under the Securities Act.

6.2    Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the Warrants pursuant to Section 6.1, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6.3    Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event that the Company determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1, the notice of redemption shall contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Warrants, including the “Fair Market Value” (as such term is defined in subsection 3.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7.    Other Provisions Relating to Rights of Holders of Warrants.

7.1    No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

11

7.2    Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3    Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4    Registration of Common Stock; Cashless Exercise at Company’s Option.

7.4.1    Registration of the Common Stock. The issuance of Common Stock upon exercise of the Warrants shall be registered in the same manner and on the same terms as the resale of the Common Stock pursuant to the terms of the Subscription Agreements. If a registration statement registering the Common Stock Issuable upon exercise of the Warrants has not been declared effective by the Effectiveness Date (as defined in the Subscription Agreements), holders of the Warrants shall have the right, during the period beginning on the first Business Day following the Effectiveness Date and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Common Stock issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, the Company shall, upon request and after receiving all reasonably requested documentation and certificates, direct its outside counsel to provide the Warrant Agent with an opinion of such counsel stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Company and, accordingly, shall not be required to bear a restrictive legend; provided, in each case, such counsel is able, in its sole discretion, to reach such legal conclusion.

7.4.2    Cashless Exercise at Company’s Option. If the shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange

12

such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor rule), the Company may, at its option, (i) require holders of Warrants who exercise Warrants to exercise such Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or such other applicable exemption as described in subsection 7.4.1 and (ii) in the event the Company so elects, the Company shall (x) not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Warrants, notwithstanding anything in this Agreement or the Subscription Agreements to the contrary, and (y) use its best efforts to register or qualify for sale the Common Stock issuable upon exercise of the Warrants under the blue sky laws of the state of residence of the exercising Warrant holder to the extent an exemption is not available.

8.    Concerning the Warrant Agent and Other Matters.

8.1    Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Stock.

8.2    Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

13

8.2.2    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

8.2.3    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3    Fees and Expenses of Warrant Agent.

8.3.1    Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2    Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4    Liability of Warrant Agent.

8.4.1    Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Secretary or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2    Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment;

14

nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock shall, when issued, be valid and fully paid and non-assessable.

8.5    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Common Stock through the exercise of the Warrants.

9.    Miscellaneous Provisions.

9.1    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2    Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Amprius Technologies, Inc.

1180 Page Ave.

Fremont, CA 94538

Attention: Dr. Kang Sun

With a copy in each case to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Michael J. Danaher

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

15

9.3    Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “NY Foreign Action”) in the name of any Warrant holder, such Warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “NY Enforcement Action”), and (y) having service of process made upon such warrant holder in any such NY Enforcement Action by service upon such Warrant holder’s counsel in the NY Foreign Action as agent for such Warrant holder.

9.4    Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5    Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

16

9.8    Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 50% of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

Exhibit B Warrant Legend

17

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMPRIUS TECHNOLOGIES, INC.

By:	/s/ Kang Sun
Name:	Kang Sun
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Leicia Savinetti
Name:	Leicia Savinetti
Title:	Vice President

[Signature Page to Warrant Agreement]

18

EXHIBIT A

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

AMPRIUS TECHNOLOGIES, INC.

A Delaware Corporation

CUSIP G52519 108

Warrant Certificate

This Warrant Certificate certifies that             , or registered assigns, is the registered holder of              warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase Common Stock, $0.0001 par value per share (“Common Stock”), of Amprius Technologies, Inc., a Delaware corporation f/k/a Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable share of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement.

Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. No fractional shares will be issued upon exercise of any Warrant. If, upon the exercise of a Warrant, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $12.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The Warrants may be redeemed subject to certain conditions as set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

AMPRIUS TECHNOLOGIES, INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

Form of Warrant Certificate

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of September 14, 2022 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act, or a valid exemption from registration is available, and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive              shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Amprius Technologies, Inc. (the “Company”) in the amount of $             in accordance with the terms hereof. The undersigned requests that a certificate for such Common Stock be registered in the name of             , whose address is              and that such Common Stock be delivered to              whose address is             . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of              , whose address is              and that such Warrant Certificate be delivered to             , whose address is             .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of             , whose address is              and that such Warrant Certificate be delivered to             , whose address is              .

[Signature Page Follows]

Date: , 20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SHARES OF COMMON STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS PURSUANT TO A SUBSCRIPTION AGREEMENT ENTERED INTO WITH THE COMPANY.”

B-1

Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of September 14, 2022 is among Amprius Technologies, Inc. (the “Company”), a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the closing of the Business Combination (as defined herein), and the parties listed on Schedule A (each, a “Holder” and, collectively together with their Permitted Transferees, the “Holders”). Capitalized terms used but not defined herein have the meanings assigned to them in the Business Combination Agreement dated as of May 11, 2022 (the “Business Combination Agreement”), among the Company, Kensington Capital Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Amprius Technologies, Inc., a Delaware corporation (“Artemis”).

WHEREAS, pursuant to the Business Combination Agreement, among other things, on the Closing Date, Merger Sub will merge (the “Merger”) with and into Artemis, with Artemis surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, the Company and the Holder designated as an “Original Holder” on Schedule A (the “Original Holder”) are parties to the Registration Rights Agreement dated as of March 1, 2022 (the “Prior Agreement”);

WHEREAS, the Original Holder holds 9,857,142 of the Company’s Class B ordinary shares, par value $0.0001 per share, which at the effective time of the Domestication will convert into an equal number of shares of New Kcompany Common Stock (the “Common Stock”);

WHEREAS, the Original Holder holds an aggregate of 16,000,000 redeemable warrants (the “IPO Private Placement Warrants”) to purchase Class A ordinary shares of the Company, par value $0.0001 per share, which at the effective time of the Domestication will convert into a right to purchase an equal number of shares of Common Stock at an exercise price of $11.50 per share;

WHEREAS, the Original Holder has made working capital loans of $200,000 to the Company, which, on the Closing Date, will be converted into 400,000 warrants to purchase Common Stock (the “Working Capital Warrants”) at an exercise price of $11.50 per share;

WHEREAS, the Holders designated as “New Holders” on Schedule A (the “New Holders”) will receive upon consummation of the Merger shares of Common Stock, on the Closing Date pursuant to the Business Combination Agreement; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, as contemplated by the Business Combination Agreement, to terminate and replace the Prior Agreement (with respect to the Original Holder) on the Closing Date and to set forth the further rights and obligations created hereby.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Business Combination” shall mean any merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses, involving the Company.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demand Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” means a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” means a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Holders” shall have the meaning given in the Preamble.

“IPO Private Placement Warrants” shall have the meaning given in the Recitals.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement (or Prospectus in the light of the circumstances under which they were made) not misleading.

“New Holders” shall have the meaning given in the Recitals.

“New Registration Statement” shall have the meaning given in subsection 2.3.4.

“Original Holder” shall have the meaning given in the Recitals.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1.

“Prior Agreement” shall have the meaning given in the Recitals.

“Private Placement Warrants” means the IPO Private Placement Warrants and the Working Capital Warrants.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security”, “Registrable Securities” shall mean (a) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the Closing Date (including the shares of Common Stock issued pursuant to the Business Combination Agreement), and (c) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company to the transferee, and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities, together with all other Registrable Securities held by any Holder, represent less than 5% of the total outstanding Common Stock of the Company; or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration or Underwritten Offering, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders or the majority-in interest of the Takedown Requesting Holders, as applicable.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“Rule 144” shall have the meaning given in Section 3.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Selling Holders” means any Holder electing to sell any of its Registrable Securities in a Registration.

“SEC Guidance” shall have the meaning given in subsection 2.3.4.

“Takedown Requesting Holder” shall have the meaning given in subsection 2.3.5.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including for the avoidance of doubt an Underwritten Shelf Takedown.

“Underwritten Shelf Takedown” shall have the meaning given in subsection 2.3.5.

“Working Capital Warrants” shall have the meaning given in the Recitals.

ARTICLE II

REGISTRATION

Section 2.1. Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time following the Effective Time, any Holder or Holders that have Registrable Securities with a value of at least $50,000,000 based on the average closing price of applicable class of Registrable Securities in the preceding thirty (30) trading days prior to the date of such determination (such Holders, the “Demanding Holders”), may make a written demand for Registration of all or part of their Registrable Securities on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale by such Demanding Holders), which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Demand Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Demand Requesting Holder(s) to the Company, such Demand Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than sixty (60) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Demand Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of (i) three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 initiated by New Holders, or (ii) one (1) Registration pursuant to a Demand Registration under this subsection 2.1.1 initiated by the Original Holder. Notwithstanding the foregoing, the Company shall not be obligated to file a Demand Registration prior to the Filing Deadline.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective for purposes of counting Registrations under subsection 2.1.1 above unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, however, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or has been terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of each Demanding Holder or Demand Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company, which Underwriter(s) shall be reasonably acceptable to a majority-in-interest of the Demanding Holders initiating the Demand Registration.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Demand Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Demand Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Demand Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Demand Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the New Holders or the Original Holder, as the case may be, in the case of a Registration under subsection 2.1.1 initiated by the New Holders or the Original Holder, as the case may be, or a majority-in-interest of the Demand Requesting Holders (if any) shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter(s) (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Subject to Section 2.1.2, if a majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Demand Requesting Holders (if any) withdraws from a proposed offering pursuant to this Section 2.1.5, then such registration shall not count as a Demand Registration provided for in Section 2.1. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

Section 2.2. Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company, other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than five (5) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of no less than $15 million of Registrable Securities as such Holders may request in writing within three (3) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter(s) of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter(s) in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(i)

If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities; and

(ii)

If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (a) in the case of a Registration Statement not involving an Underwritten Offering, the effectiveness of the applicable Registration Statement or (b) in the case of a Registration Statement involving an Underwritten Offering, prior to the pricing of such underwritten offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof, and there shall be no limit on the number of Piggyback Registrations.

2.2.5 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder of Registrable Securities has elected to include securities in such registration.

Section 2.3. Resale Shelf Registration Rights

2.3.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the Closing Date (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (or, if Form S-3 is not available to be used by the Company at such time, on Form S-1 or another appropriate form permitting Registration of such Registrable Securities for resale). If the Resale Shelf Registration Statement is initially filed on Form S-1 and thereafter the Company becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form S-3. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the Filing Deadline (the “Effectiveness Deadline”); provided, however, that the Effectiveness Deadline shall be extended to one hundred twenty (120) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to this subsection 2.3.1 shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement, and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

2.3.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.3.3 Amendments and Supplements. Subject to the provisions of Section 2.3.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities. If any Resale Shelf Registration Statement filed pursuant to Section 2.3.1 is filed on Form S-3 and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on an appropriate form as promptly as practicable to replace the shelf registration statement on Form S-3 and have such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form S-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form S-3.

2.3.4 SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale

Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.5 Underwritten Shelf Takedown. At any time and from time to time after a Resale Shelf Registration Statement has been declared effective by the Commission, the Holders may request to sell all or any portion of the Registrable Securities in an underwritten offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided, however, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least ten (10) days prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any Holder (each a “Takedown Requesting Holder”) at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein). All such Holders proposing to distribute their Registrable Securities through an Underwritten Shelf Takedown under this subsection 2.3.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Takedown Requesting Holders initiating the Underwritten Shelf Takedown.

2.3.6 Reduction of Underwritten Shelf Takedown. If the managing Underwriter(s) in an Underwritten Shelf Takedown, in good faith, advise the Company and the Takedown Requesting Holders in writing that the dollar amount or number of Registrable Securities that the Takedown Requesting Holders desire to sell, taken together with all other shares of the Common Stock or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Takedown Requesting Holders, on a Pro Rata basis, that can be sold without exceeding the Maximum Number of Securities; and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.3.7 Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Underwritten Shelf Takedowns in any 12-month period.

Section 2.4. Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) file a Registration Statement pursuant to a Demand Registration request made under Section 2.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and that the Company continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective.

ARTICLE III

COMPANY PROCEDURES

Section 3.1. General Procedures. If at any time on or after the Effective Time the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any Prospectus forming a part of such registration statement has been filed;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each Holder of Registrable Securities covered by such Registration Statement or Prospectus or its counsel;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holders, the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter(s), attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriter(s) enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and such managing Underwriter;

3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 if a Registration, including an Underwritten Offering, involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Section 3.2. Registration Expenses. Including as set forth in Section 2.1.5, all Registration Expenses shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3. Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

Section 3.4. Suspension of Sales; Adverse Disclosure. The Company shall promptly notify each of the Holders in writing if a Registration Statement or Prospectus contains a Misstatement and, upon receipt of such written notice from the Company, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement, provided that the Company hereby covenants promptly to prepare and file any required supplement or amendment correcting any Misstatement promptly after the time of such notice and, if necessary, to request the prompt effectiveness thereof. If the filing, initial effectiveness or continued use of a Registration Statement or Prospectus included in any Registration Statement at any time (a) would require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the Board (which judgment shall be documented in writing and provided to the Holders in the form of a written certificate signed by the Chairman of the Board) would be materially detrimental to the Company, the Company shall have the right to defer the filing, initial effectiveness or continued use of any Registration Statement pursuant to (a), (b) or (c) of this sentence for a period of not more than thirty (30) days, but the Company shall not defer any such filing, initial effectiveness or use of a Registration Statement pursuant to this Section 3.4 more than twice or for more than a total of ninety (90) days (in each case counting deferrals initiated pursuant to (a), (b) and (c) in the aggregate) in any 12-month period.

Section 3.5. Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings upon request. The Company further covenants that it shall use commercially reasonable efforts to comply, and to direct its outside counsel and transfer agent to comply, with any reasonable request from any Holder to facilitate sales of Registrable Securities by such Holder under Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (“Rule 144”); provided, that, such Holder has provided the Company (or such counsel or transfer agent) all reasonably requested certificates and/or letters of representation. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether the Company has complied with the current public information requirements set forth under Rule 144.

Section 3.6. Limitations on Registration Rights. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1. Indemnification

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the aggregate liability of each such Holder of Registrable Securities under this Section 4.1, including this subsection 4.1.2, shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to subsection 4.1.5) to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the aggregate liability of any Holder under this Section 4.1, including this subsection 4.1.5, shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TERMINATION

Section 5.1. Termination. This Agreement shall terminate, with respect to a Holder , on the date such Holder ceases to hold any Registrable Securities.

Section 5.2. Effect of Business Combination Termination. Upon this Agreement coming into effect, the Prior Agreement shall terminate and be null and void pursuant to Section 5.13 of the Prior Agreement, and the parties thereto shall take all necessary actions and cooperate with the Company to ensure that the Prior Agreement is terminated without any further liability.

ARTICLE VII

GENERAL PROVISIONS

Section 6.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 6.1. ):

If to the Company, to it at:

Amprius Technologies, Inc.

1180 Page Ave

Fremont, CA 94538

Attention: Dr. Kang Sun

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Michael J. Danaher, Mark B. Baudler

Email: mdanaher@wsgr.com; mbaudler@wsgr.com

If to a Holder, to the address or email address set forth for Holder on the signature page hereof.

Section 6.2. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.3. Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Holder without the prior express written consent of the Company; provided, however, that, (a) a Holder may, without consent, assign such Holder’s rights under this Agreement to any transferee of a Registrable Security permitted under Section 6.8 of the Company’s bylaws as in effect on the date of this Agreement (or any equivalent provision subsequently adopted by the Company) and (b) a New Holder may assign its rights and obligations under this Agreement to its stockholders in connection with a liquidation, dissolution, merger, stock dividend or other transfer of securities of the Company to such New Holder’s stockholders (such allowed or permitted transferees under clauses (a) and (b) of this sentence, “Permitted Transferees”).

Section 6.4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and its respective permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.6. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6. .

Section 6.7. Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Any reference to a law shall include any rules and regulations promulgated thereunder, and shall mean such law as from time to time amended, modified or supplemented. References herein to any contract (including this Agreement) mean such contract as amended, supplemented or modified from time to time in accordance with the terms thereof.

Section 6.8. Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.9. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 6.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

Section 6.11. Amendment. This Agreement may not be amended except by an instrument in writing signed by (i) the Company, (ii) the Original Holder (provided the Original Holder or its Permitted Transferee(s) holds Registrable Securities at the time of such amendment), and (iii) the New Holders holding at least a majority in interest of the then-outstanding number of Registrable Securities held by all New Holders (provided the New Holders or their Permitted Transferees hold Registrable Securities at the time of such amendment).

Section 6.12. Waiver. At any time, (i) the Company may (a) extend the time for the performance of any obligation or other act of any Holder, (b) waive any inaccuracy in the representations and warranties of any Holder contained herein or in any document delivered by such Holder pursuant hereto and (c) waive compliance with any agreement of such Holder or any condition to its own obligations contained herein. At any time, (i) the Holders may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to their own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 6.13. Further Assurances. At the request of the Company, in the case of any Holder, or at the request of any Holder, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 6.14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(Next Page is Signature Page)

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

COMPANY:

AMPRIUS TECHNOLOGIES, INC.

By:	/s/ Kang Sun
Name: Kang Sun
Title: Chief Executive Officer

ORIGINAL HOLDER:

KENSINGTON CAPITAL SPONSOR IV LLC

By:	/s/ Justin Mirro
Name: Justin Mirro
Title: Managing Member

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Name: Amprius, Inc.

By:	/s/ Kang Sun
Name: Kang Sun
Title: Chief Executive Officer

Address for Notice:	1180 Page Avenue Fremont, CA 94538

Telephone No.:	(408) 887-1937

Email Address:	kang@amprius.com

Schedule A

Original Holder

Kensington Capital Sponsor IV LLC

New Holders

Name of Holder	Number of Shares
Amprius, Inc.	65,515,552

Exhibit 10.3

Amprius Technologies, Inc.

September 8, 2022

Kang Sun

c/o Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re:	Confirmatory Employment Letter

Dear Kang:

This letter agreement (the “Agreement”) is entered into between Kang Sun (“you”) and Amprius Technologies, Inc. (the “Company” or “we”). This Agreement is effective as of the date you sign it, as indicated below. The purpose of this Agreement is to confirm the current terms and conditions of your employment.

1. Position. Your position will continue to be Chief Executive Officer, and you will continue to report to the Board. This is a full-time position. You will perform the duties and have the responsibilities and authority customarily performed and held by an employee in your position or as otherwise may be assigned or delegated to you by the Company. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this Agreement, you reconfirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Base Salary. Your current annual base salary is $365,000, which will be payable, less applicable withholdings and deductions, in accordance with the Company’s normal payroll practices. Your annual base salary will be subject to review and adjustment based upon the Company’s normal performance review practices.

3. Annual Bonus. You are eligible to earn an annual cash bonus with a target value of $160,000, based on achieving performance objectives established by the Board or an authorized committee of the Board (such committee, a “Committee”) in its sole discretion and payable upon achievement of those objectives as determined by the Board or a Committee. If any portion of such bonus is earned, it will be paid when practicable after the Board or a Committee determines it has been earned, subject to you remaining employed with the Company through the payment date. Your annual bonus opportunity will be subject to review and adjustment based upon the Company’s normal performance review practices. In addition, the Board and/or a Committee may, in its direction, grant you discretionary bonuses from time to time.

Amprius Executive Confirmatory Employment Letter - Confidential

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

4. Equity Awards. You will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board and/or a Committee will determine in its discretion whether you will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

5. Employee Benefits. As a regular full-time employee of the Company, you will continue to be eligible to participate in Company-sponsored benefits in accordance with the terms of the Company’s policies and benefits plans and receive any perquisites as may be provided by the Company from time to time. In addition, you will continue to be entitled to paid vacation in accordance with the Company’s paid time off policy, as in effect from time to time. Information regarding coverage, eligibility, and other information regarding these benefits is set forth in more detailed documents that are available from the Company. With the exception of the Company’s at-will employment policy, discussed below, the Company may, from time to time, in its sole discretion, modify or eliminate its policies and/or benefits offered to employees.

6. Severance. If the Company or any successor corporation terminates your employment other than for Cause (as defined below), death or disability or you terminate your employment with the Company or any successor corporation for Good Reason (as defined below), then, you will be eligible to receive, subject to executing a release of claims in a form approved by the Company as provided below, the following severance: (i) continuing payments of severance pay at a rate equal to your base salary, as then in effect, for a period of 6 months following the date of such termination, which will be paid in accordance with the Company’s normal payroll procedures, and (ii) the unvested portion of your outstanding stock options that would normally vest over the following 6 months from the date of termination will immediately vest prior to such termination and become exercisable, provided, however, if such termination occurs upon or within 6 months following the closing of a Change in Control, then 100% of your outstanding stock options shall immediately vest and become exercisable.

If your employment is terminated voluntarily by you (other than for Good Reason), for Cause by the Company or due to your death or disability, then (i) all vesting will terminate immediately with respect to your outstanding equity awards, (ii) all payments of compensation by the Company to you hereunder will terminate immediately (except as to amounts already earned), and (iii) you will only be eligible for severance benefits in accordance with the Company’s established policies, if any, as then in effect.

Amprius Executive Confirmatory Employment Letter - Confidential	Page 2

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

The receipt of any severance benefits pursuant to this Agreement will be subject to your signing and not revoking a release of any and all claims, in a form prescribed by the Company (the “Release”) and provided that such Release becomes effective and irrevocable no later than 60 days following the termination date (such deadline, the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, you will forfeit any rights to severance benefits under this Agreement. No severance benefits will be paid or provided until the Release becomes effective and irrevocable. Upon the Release becoming effective, any payments delayed from the date you terminate employment through the effective date of the Release will be payable in a lump sum without interest as soon as administratively practicable after the Release becomes effective and irrevocable and all other amounts will be payable in accordance with the payment schedule applicable to each payment or benefit. In the event the termination occurs at a time during the calendar year where the Release Deadline is in the calendar year following the calendar year in which your termination occurs, then any severance payments under this Agreement that would be considered Deferred Compensation (as defined below) will be paid on, or in the case of installments, will not commence until, the 60th day after your termination date, or, if later, the Deferred Compensation Delayed Payment Date (as defined below).

It is the intent of this Agreement that all payment and benefits hereunder comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder and any applicable state law requirements (“Section 409A”) so that none of the payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. You and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to you under Section 409A. Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to you, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A (together, “Deferred Compensation”) or otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be paid or otherwise provided until you have a “separation from service” within the meaning of Section 409A. Further, if at the time of your termination of employment, you are a “specified employee” within the meaning of Section 409A, payment of such Deferred Compensation will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that you will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following your termination of employment, or your death, if earlier (the “Deferred Compensation Delayed Payment Date”).

7. Employee Confidentiality and Invention Assignment. As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you are required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company (the “Confidential Information Agreement”), which is incorporated by reference herein.

Amprius Executive Confirmatory Employment Letter - Confidential	Page 3

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

8. Employment Relationship. Employment with the Company will continue to be for no specific period of time. Your employment with the Company will continue to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Chair of the Board.

9. Protected Activity Not Prohibited. Nothing in this Agreement or in any other agreement between you and the Company, as applicable, will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including but not limited to the U.S. Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement or in any other agreement between you and the Company, as applicable, you understand that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. In making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information (within the meaning of the Confidential Information Agreement) to any parties other than the relevant government agencies. You further understand that Protected Activity does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent will constitute a material breach of this Agreement. You acknowledge that the Company has provided you with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit A.

10. Governing Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any lawsuit arising out of or in any way related to this Agreement to the Parties’ relationship hereunder shall be brought only in those state or federal courts having jurisdiction over actions arising in Alameda County in the State of California.

Amprius Executive Confirmatory Employment Letter - Confidential	Page 4

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

11. Miscellaneous. This Agreement and the Confidential Information Agreement constitute the entire agreement between you and the Company regarding the subject matters discussed, and they supersede all prior negotiations, representations or agreements between you and the Company. This Agreement may only be modified by a written agreement signed by you and the Chair of the Board.

12. Definitions.

a. “Board” means (i) prior to the Closing, the Board of Directors of the Company, or (ii) on or following the Closing, the Board of Directors of Parent.

b. “Cause” shall mean your: (i) failure to perform your assigned duties or responsibilities (other than a failure resulting from your disability) after written notice thereof from the Board describing in reasonable detail your failure to perform such duties or responsibilities and, if capable of being remedied, your failure to remedy the same within 30 days of receiving notice; (ii) commission of any act of moral turpitude, dishonesty or fraud against the Company or its affiliates or that materially harms the reputation of the Company or its affiliates; (iii) material breach of any confidentiality agreement or invention assignment agreement between you and the Company (or any affiliate of the Company) provided that, if such breach is capable of being cured, you shall have 30 days to cure such breach after receiving written notice thereof; (iv) conviction of, or entrance of a plea of nolo contendere to, a felony (other than a traffic-related felony); or (v) misappropriation of material property belonging to the Company or its affiliates.

c. “Change in Control” shall have the meaning given to it in Parent’s 2022 Equity Incentive Plan; provided, however, that the Merger shall not be considered a Change in Control.

d. “Closing” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Parent, and certain other parties, dated May 11, 2022, as may be amended from time to time (the “Merger”).

e. “Good Reason” shall mean your resignation within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without your express written consent: (i) any material diminution in your authority, duties, or responsibilities with the Company; (ii) a material reduction in your base salary, except where there is a reduction applicable to all Company officers generally; or (iii) a material change in the geographic location of your primary work facility or location; provided, that a relocation of less than 50 miles from your then-present location will not be considered a material change in the geographic location. You may not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice and such grounds for “Good Reason” have not been cured during such cure period.

Amprius Executive Confirmatory Employment Letter - Confidential	Page 5

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

f. “Parent” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

[Signature page follows.]

Amprius Executive Confirmatory Employment Letter - Confidential	Page 6

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

To confirm the current terms and conditions of your employment, please sign and date in the spaces indicated and return this Agreement to the Company.

Sincerely,

Amprius Technologies, Inc.

By:	/s/ Donald R. Dixon
Donald R. Dixon
Chair of the Board

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth herein and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Kang Sun
Kang Sun

Date: September 8, 2022

Amprius Executive Confirmatory Employment Letter - Confidential	Page 7

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit A

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Amprius Executive Confirmatory Employment Letter - Confidential	Page 8

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit 10.4

September 8, 2022

Sandra Wallach

c/o Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re: Confirmatory Employment Letter

Dear Sandra:

This letter agreement (the “Agreement”) is entered into between Sandra Wallach (“you”) and Amprius Technologies, Inc. (the “Company” or “we”). This Agreement is effective as of the date you sign it, as indicated below. The purpose of this Agreement is to confirm the current terms and conditions of your employment.

1. Position. Your position will continue to be Chief Financial Officer, and you will continue to report to the Company’s Chief Executive Officer or to such other person as the Company subsequently may determine. This is a full-time position. You will perform the duties and have the responsibilities and authority customarily performed and held by an employee in your position or as otherwise may be assigned or delegated to you by the Company. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this Agreement, you reconfirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Base Salary. Your current annual base salary is $300,000, which will be payable, less applicable withholdings and deductions, in accordance with the Company’s normal payroll practices. Your annual base salary will be subject to review and adjustment based upon the Company’s normal performance review practices.

3. Annual Bonus. You are eligible to earn an annual cash bonus with a target value of 30% of your annual base salary, based on achieving performance objectives established by the Board or an authorized committee of the Board (such committee, a “Committee”) in its sole discretion and payable upon achievement of those objectives as determined by the Board or a Committee. If any portion of such bonus is earned, it will be paid when practicable after the Board or a Committee determines it has been earned, subject to you remaining employed with the Company through the payment date. Your annual bonus opportunity will be subject to review and adjustment based upon the Company’s normal performance review practices. In addition, the Board and/or a Committee may, in its direction, grant you discretionary bonuses from time to time.

Amprius Executive Confirmatory Employment Letter - Confidential

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

4. Equity Awards. You will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board and/or a Committee will determine in its discretion whether you will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

5. Employee Benefits. As a regular full-time employee of the Company, you will continue to be eligible to participate in Company-sponsored benefits in accordance with the terms of the Company’s policies and benefits plans and receive any perquisites as may be provided by the Company from time to time. In addition, you will continue to be entitled to paid vacation in accordance with the Company’s paid time off policy, as in effect from time to time. Information regarding coverage, eligibility, and other information regarding these benefits is set forth in more detailed documents that are available from the Company. With the exception of the Company’s at-will employment policy, discussed below, the Company may, from time to time, in its sole discretion, modify or eliminate its policies and/or benefits offered to employees.

6. Severance. If the Company or any successor corporation terminates your employment other than for Cause (as defined below), death or disability or you terminate your employment with the Company or any successor corporation for Good Reason (as defined below), then, you will be eligible to receive, subject to executing a release of claims in a form approved by the Company as provided below, the following severance: continuing payments of severance pay at a rate equal to your base salary, as then in effect, for a period of 3 months following the date of such termination, which will be paid in accordance with the Company’s normal payroll procedures.

If your employment is terminated voluntarily by you (other than for Good Reason), for Cause by the Company or due to your death or disability, then you will only be eligible for severance benefits in accordance with the Company’s established policies, if any, as then in effect.

The receipt of any severance benefits pursuant to this Agreement will be subject to your signing and not revoking a release of any and all claims, in a form prescribed by the Company (the “Release”) and provided that such Release becomes effective and irrevocable no later than 60 days following the termination date (such deadline, the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, you will forfeit any rights to severance benefits under this Agreement. No severance benefits will be paid or provided until the Release becomes effective and irrevocable. Upon the Release becoming effective, any payments delayed from the date you terminate employment through the effective date of the Release will be payable in a lump sum without interest as soon as administratively practicable after the Release becomes effective and irrevocable and all other amounts will be payable in accordance with the payment schedule applicable to each payment or benefit. In the event the termination occurs at a time during the calendar year where the Release Deadline is in the calendar year following the calendar year in which your termination occurs, then any severance payments under this Agreement that would be considered Deferred Compensation (as defined below) will be paid on, or in the case of installments, will not commence until, the 60th day after your termination date, or, if later, the Deferred Compensation Delayed Payment Date (as defined below).

Amprius Executive Confirmatory Employment Letter - Confidential	Page 2

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

It is the intent of this Agreement that all payment and benefits hereunder comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and any guidance promulgated thereunder and any applicable state law requirements (“Section 409A”) so that none of the payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. You and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to you under Section 409A. Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits to be paid or provided to you, if any, pursuant to this Agreement that, when considered together with any other severance payments or separation benefits, are considered deferred compensation under Section 409A (together, “Deferred Compensation”) or otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be paid or otherwise provided until you have a “separation from service” within the meaning of Section 409A. Further, if at the time of your termination of employment, you are a “specified employee” within the meaning of Section 409A, payment of such Deferred Compensation will be delayed to the extent necessary to avoid the imposition of the additional tax imposed under Section 409A, which generally means that you will receive payment on the first payroll date that occurs on or after the date that is 6 months and 1 day following your termination of employment, or your death, if earlier (the “Deferred Compensation Delayed Payment Date”).

7. Employee Confidentiality and Invention Assignment. As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, your acceptance of this Agreement confirms that the terms of the At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement you previously signed with the Company (the “Confidential Information Agreement”) still apply.

8. Employment Relationship. Employment with the Company will continue to be for no specific period of time. Your employment with the Company will continue to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer.

Amprius Executive Confirmatory Employment Letter - Confidential	Page 3

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

9. Protected Activity Not Prohibited. Nothing in this Agreement or in any other agreement between you and the Company, as applicable, will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including but not limited to the U.S. Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement or in any other agreement between you and the Company, as applicable, you understand that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. In making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information (within the meaning of the Confidential Information Agreement) to any parties other than the relevant government agencies. You further understand that Protected Activity does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent will constitute a material breach of this Agreement. You acknowledge that the Company has provided you with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit A.

10. Governing Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any lawsuit arising out of or in any way related to this Agreement to the Parties’ relationship hereunder shall be brought only in those state or federal courts having jurisdiction over actions arising in Alameda County in the State of California.

11. Miscellaneous. This Agreement and the Confidential Information Agreement constitute the entire agreement between you and the Company regarding the subject matters discussed, and they supersede all prior negotiations, representations or agreements between you and the Company. This Agreement may only be modified by a written agreement signed by you and the Company’s Chief Executive Officer.

12. Definitions.

a. “Board” means (i) prior to the Closing, the Board of Directors of the Company, or (ii) on or following the Closing, the Board of Directors of Parent.

b. “Cause” shall mean your: (i) failure to perform your assigned duties or responsibilities (other than a failure resulting from your disability) after written notice thereof from the Board describing in reasonable detail your failure to perform such duties or responsibilities and, if capable of being remedied, your failure to remedy the same within 30 days of receiving notice;

Amprius Executive Confirmatory Employment Letter - Confidential	Page 4

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

(ii) commission of any act of moral turpitude, dishonesty or fraud against the Company or its affiliates or that materially harms the reputation of the Company or its affiliates; (iii) material breach of any confidentiality agreement or invention assignment agreement between you and the Company (or any affiliate of the Company) provided that, if such breach is capable of being cured, you shall have 30 days to cure such breach after receiving written notice thereof; (iv) conviction of, or entrance of a plea of nolo contendere to, a felony (other than a traffic-related felony); or (v) misappropriation of material property belonging to the Company or its affiliates.

c. “Closing” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Parent, and certain other parties, dated May 11, 2022, as may be amended from time to time.

d. “Good Reason” shall mean your resignation within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without your express written consent: (i) any material diminution in your authority, duties, or responsibilities with the Company; (ii) a material reduction in your base salary, except where there is a reduction applicable to all Company officers generally; or (iii) a material change in the geographic location of your primary work facility or location; provided, that a relocation of less than 50 miles from your then-present location will not be considered a material change in the geographic location. You may not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice and such grounds for “Good Reason” have not been cured during such cure period.

e. “Parent” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

[Signature page follows.]

Amprius Executive Confirmatory Employment Letter - Confidential	Page 5

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

To confirm the current terms and conditions of your employment, please sign and date in the spaces indicated and return this Agreement to the Company.

Sincerely,

Amprius Technologies, Inc.

By:	/s/ Kang Sun
Kang Sun
Chief Executive Officer

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth herein and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Sandra Wallach
Sandra Wallach

Date:	September 8, 2022

Amprius Executive Confirmatory Employment Letter - Confidential	Page 6

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit A

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Amprius Executive Confirmatory Employment Letter - Confidential	Page 7

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit 10.5

Amprius Technologies, Inc.

September 13, 2022

Jonathan Bornstein

c/o Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re: Confirmatory Employment Letter

Dear Jon:

This letter agreement (the “Agreement”) is entered into between Jonathan Bornstein (“you”) and Amprius Technologies, Inc. (the “Company” or “we”). This Agreement is effective as of the date you sign it, as indicated below. The purpose of this Agreement is to confirm the current terms and conditions of your employment.

1. Position. Your position will continue to be Chief Operating Officer, and you will continue to report to the Company’s Chief Executive Officer or to such other person as the Company subsequently may determine. This is a full-time position. You will perform the duties and have the responsibilities and authority customarily performed and held by an employee in your position or as otherwise may be assigned or delegated to you by the Company. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this Agreement, you reconfirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Base Salary. Your current annual base salary is $300,000, which will be payable, less applicable withholdings and deductions, in accordance with the Company’s normal payroll practices. Your annual base salary will be subject to review and adjustment based upon the Company’s normal performance review practices.

3. Annual Bonus. You are eligible to earn an annual cash bonus with a target value of 30% of your annual base salary, based on achieving performance objectives established by the Board or an authorized committee of the Board (such committee, a “Committee”) in its sole discretion and payable upon achievement of those objectives as determined by the Board or a Committee. If any portion of such bonus is earned, it will be paid when practicable after the Board or a Committee determines it has been earned, subject to you remaining employed with the Company through the payment date. Your annual bonus opportunity will be subject to review and adjustment based upon the Company’s normal performance review practices. In addition, the Board and/or a Committee may, in its direction, grant you discretionary bonuses from time to time.

Amprius Executive Confirmatory Employment Letter – Confidential

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

4. Equity Awards. You will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board and/or a Committee will determine in its discretion whether you will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

5. Employee Benefits. As a regular full-time employee of the Company, you will continue to be eligible to participate in Company-sponsored benefits in accordance with the terms of the Company’s policies and benefits plans and receive any perquisites as may be provided by the Company from time to time. In addition, you will continue to be entitled to paid vacation in accordance with the Company’s paid time off policy, as in effect from time to time. Information regarding coverage, eligibility, and other information regarding these benefits is set forth in more detailed documents that are available from the Company. With the exception of the Company’s at-will employment policy, discussed below, the Company may, from time to time, in its sole discretion, modify or eliminate its policies and/or benefits offered to employees.

6. Employee Confidentiality and Invention Assignment. As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you are required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company (the “Confidential Information Agreement”), which is incorporated by reference herein.

7. Employment Relationship. Employment with the Company will continue to be for no specific period of time. Your employment with the Company will continue to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer.

8. Protected Activity Not Prohibited. Nothing in this Agreement or in any other agreement between you and the Company, as applicable, will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including but not limited to the U.S. Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement or in

Amprius Executive Confirmatory Employment Letter - Confidential	Page 2

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

any other agreement between you and the Company, as applicable, you understand that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. In making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information (within the meaning of the Confidential Information Agreement) to any parties other than the relevant government agencies. You further understand that Protected Activity does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent will constitute a material breach of this Agreement. You acknowledge that the Company has provided you with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit A.

9. Governing Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any lawsuit arising out of or in any way related to this Agreement to the Parties’ relationship hereunder shall be brought only in those state or federal courts having jurisdiction over actions arising in Alameda County in the State of California.

10. Miscellaneous. This Agreement and the Confidential Information Agreement constitute the entire agreement between you and the Company regarding the subject matters discussed, and they supersede all prior negotiations, representations or agreements between you and the Company. This Agreement may only be modified by a written agreement signed by you and the Company’s Chief Executive Officer.

11. Definitions.

a. “Board” means (i) prior to the Closing, the Board of Directors of the Company, or (ii) on or following the Closing, the Board of Directors of Parent.

b. “Closing” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Parent, and certain other parties, dated May 11, 2022, as may be amended from time to time.

c. “Parent” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

[Signature page follows.]

Amprius Executive Confirmatory Employment Letter - Confidential	Page 3

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

To confirm the current terms and conditions of your employment, please sign and date in the spaces indicated and return this Agreement to the Company.

Sincerely,

Amprius Technologies, Inc.

By:	/s/ Kang Sun
Kang Sun
Chief Executive Officer

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth herein and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Jonathan Bornstein
Jonathan Bornstein

Date: September 13, 2022

Amprius Executive Confirmatory Employment Letter - Confidential	Page 4

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit A

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Amprius Executive Confirmatory Employment Letter - Confidential	Page 5

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit 10.6

September 8, 2022

Constantin Ionel Stefan

c/o Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Re: Confirmatory Employment Letter

Dear Ionel:

This letter agreement (the “Agreement”) is entered into between Constantin Ionel Stefan (“you”) and Amprius Technologies, Inc. (the “Company” or “we”). This Agreement is effective as of the date you sign it, as indicated below. The purpose of this Agreement is to confirm the current terms and conditions of your employment.

1. Position. Your position will continue to be Chief Technology Officer, and you will continue to report to the Company’s Chief Executive Officer or to such other person as the Company subsequently may determine. This is a full-time position. You will perform the duties and have the responsibilities and authority customarily performed and held by an employee in your position or as otherwise may be assigned or delegated to you by the Company. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this Agreement, you reconfirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

2. Base Salary. Your current annual base salary is $250,000, which will be payable, less applicable withholdings and deductions, in accordance with the Company’s normal payroll practices. Your annual base salary will be subject to review and adjustment based upon the Company’s normal performance review practices.

3. Annual Bonus. You are eligible to earn an annual cash bonus with a target value of 30% of your annual base salary, based on achieving performance objectives established by the Board or an authorized committee of the Board (such committee, a “Committee”) in its sole discretion and payable upon achievement of those objectives as determined by the Board or a Committee. If any portion of such bonus is earned, it will be paid when practicable after the Board or a Committee determines it has been earned, subject to you remaining employed with the Company through the payment date. Your annual bonus opportunity will be subject to review and adjustment based upon the Company’s normal performance review practices. In addition, the Board and/or a Committee may, in its direction, grant you discretionary bonuses from time to time.

Amprius Executive Confirmatory Employment Letter - Confidential

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

4. Equity Awards. You will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board and/or a Committee will determine in its discretion whether you will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

5. Employee Benefits. As a regular full-time employee of the Company, you will continue to be eligible to participate in Company-sponsored benefits in accordance with the terms of the Company’s policies and benefits plans and receive any perquisites as may be provided by the Company from time to time. In addition, you will continue to be entitled to paid vacation in accordance with the Company’s paid time off policy, as in effect from time to time. Information regarding coverage, eligibility, and other information regarding these benefits is set forth in more detailed documents that are available from the Company. With the exception of the Company’s at-will employment policy, discussed below, the Company may, from time to time, in its sole discretion, modify or eliminate its policies and/or benefits offered to employees.

6. Employee Confidentiality and Invention Assignment. As an employee of the Company, you will continue to have access to certain confidential information of the Company and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company. To protect the interests of the Company, you are required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement with the Company (the “Confidential Information Agreement”), which is incorporated by reference herein.

7. Employment Relationship. Employment with the Company will continue to be for no specific period of time. Your employment with the Company will continue to be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this Agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and the Company’s Chief Executive Officer.

8. Protected Activity Not Prohibited. Nothing in this Agreement or in any other agreement between you and the Company, as applicable, will in any way limit or prohibit you from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” means filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including but not limited to the U.S. Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement or in

Amprius Executive Confirmatory Employment Letter - Confidential	Page 2

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

any other agreement between you and the Company, as applicable, you understand that you are not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor are you obligated to advise the Company as to any such disclosures or communications. In making any such disclosures or communications, you agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company Confidential Information (within the meaning of the Confidential Information Agreement) to any parties other than the relevant government agencies. You further understand that Protected Activity does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent will constitute a material breach of this Agreement. You acknowledge that the Company has provided you with notice in compliance with the Defend Trade Secrets Act of 2016 regarding immunity from liability for limited disclosures of trade secrets. The full text of the notice is attached in Exhibit A.

9. Governing Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Any lawsuit arising out of or in any way related to this Agreement to the Parties’ relationship hereunder shall be brought only in those state or federal courts having jurisdiction over actions arising in Alameda County in the State of California.

10. Miscellaneous. This Agreement and the Confidential Information Agreement constitute the entire agreement between you and the Company regarding the subject matters discussed, and they supersede all prior negotiations, representations or agreements between you and the Company. This Agreement may only be modified by a written agreement signed by you and the Company’s Chief Executive Officer.

11. Definitions.

a. “Board” means (i) prior to the Closing, the Board of Directors of the Company, or (ii) on or following the Closing, the Board of Directors of Parent.

b. “Closing” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Parent, and certain other parties, dated May 11, 2022, as may be amended from time to time.

c. “Parent” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

[Signature page follows.]

Amprius Executive Confirmatory Employment Letter - Confidential	Page 3

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

To confirm the current terms and conditions of your employment, please sign and date in the spaces indicated and return this Agreement to the Company.

Sincerely,

Amprius Technologies, Inc.

By:	/s/ Kang Sun
Kang Sun
Chief Executive Officer

I have read and understood this Agreement and hereby acknowledge, accept and agree to the terms as set forth herein and further acknowledge that no other commitments were made to me as part of my employment offer except as specifically set forth herein.

/s/ Constantin Ionel Stefan
Constantin Ionel Stefan
Date: September 12, 2022

Amprius Executive Confirmatory Employment Letter - Confidential	Page 4

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit A

SECTION 7 OF THE DEFEND TRADE SECRETS ACT OF 2016

“ . . . An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. . . . An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

Amprius Executive Confirmatory Employment Letter - Confidential	Page 5

1180 PAGE AVE., FREMONT, CA 94538 * PH: 800.425.8803 * FX: 866.685.7420

Exhibit 10.7

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards.

2. Definitions. As used herein, the following definitions will apply:

2.1 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2 “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards.

2.4 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence of any of the following events:

(a) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; provided, further, that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (a). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(b) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (b), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(c) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (i) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (ii) a transfer of assets by the Company to: (A) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (B) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (C) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (D) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (c)(ii)(C). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2.6, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.7 “Closing” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Amprius Technologies, Inc., and certain other parties, dated May 11, 2022, as may be amended from time to time (such merger, the “Merger”).

2.8 “Closing Date” means the date of the Closing.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 hereof.

2.11 “Common Stock” means the common stock of the Company.

2.12 “Company” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

2.13 “Consultant” means any natural person, including an advisor, engaged by the Company or any of its Parent or Subsidiaries to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.14 “Director” means a member of the Board.

2.15 “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.16 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.18 “Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.19 “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last Trading Day such closing sales price was reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.20 “Fiscal Year” means the fiscal year of the Company.

2.21 “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

2.22 “Inside Director” means a Director who is an Employee.

2.23 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.24 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.25 “Option” means a stock option granted pursuant to the Plan.

2.26 “Outside Director” means a Director who is not an Employee.

2.27 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.28 “Participant” means the holder of an outstanding Award.

2.29 “Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10.

2.30 “Performance Period” means Performance Period as defined in Section 10.1.

2.31 “Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.32 “Plan” means this Amprius Technologies, Inc. 2022 Equity Incentive Plan, as may be amended from time to time.

2.33 “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.34 “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.35 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

2.36 “Section 16b” means Section 16(b) of the Exchange Act.

2.37 “Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.38 “Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.39 “Service Provider” means an Employee, Director or Consultant.

2.40 “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.41 “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

2.42 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.43 “Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.44 “U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3. Stock Subject to the Plan.

3.1 Stock Subject to the Plan. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15 and the automatic increase set forth in Section 3.2, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan will be equal to (a) 9,900,000 Shares, plus (b) any shares of the Company’s common stock subject to stock options or other awards that are assumed in the Merger (“Assumed Awards”) and that, on or after the Closing Date, are cancelled, expire or otherwise terminate without having been exercised in full, are tendered to or withheld by the Company for payment of an exercise price or for tax withholding obligations, or are forfeited to or repurchased by the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 15,000,000 Shares. In addition, Shares may become available for issuance under Sections 3.2 and 3.3. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2 Automatic Share Reserve Increase. Subject to adjustment upon changes in capitalization of the Company as provided in Section 15, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2023 Fiscal Year, in an amount equal to the least of (a) 30,000,000 Shares, (b) a number of Shares equal to 5% of the total number of shares of all classes of common stock of the Company outstanding on the last day of the immediately preceding Fiscal Year, or (c) such number of Shares determined by the Administrator no later than the last day of the immediately preceding Fiscal Year.

3.3 Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, or Performance Awards is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares isused) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units or Performance Awards are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax liabilities or withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1, plus, to the extent allowable under Code Section 422 and the U.S. Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3.2 and 3.3.

3.4 Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3 Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a) to determine the Fair Market Value;

(b) to select the Service Providers to whom Awards may be granted hereunder;

(c) to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f) to institute and determine the terms and conditions of an Exchange Program, including, subject to Section 20.3, to unilaterally implement an Exchange Program without the consent of the applicable Award holder;

(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the Administrator may deem necessary or advisable;

(i) to modify or amend each Award (subject to Section 20.3), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5);

(j) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 16;

(k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(m) to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2 Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3 Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Code Section 422 and the U.S. Treasury Regulations promulgated thereunder.

6.4 Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be 5 years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5 Option Exercise Price and Consideration.

6.5.1 Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3 Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws, (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

6.6 Exercise of Option.

6.6.1 Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2 Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within 3 months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3 Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within 6 months of cessation, or such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable) to the extent the Option is vested on such date of cessation. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on the date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.4 Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within 6 months following the Participant’s death, or within such longer or shorter period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4, as applicable), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.4, Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.5 Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a) if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the 10 day after the last date on which such exercise would result in liability under Section 16b; or

(b) if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of 30 days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2 Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3 Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 will be determined by the Administrator and will be no less than 100% of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4 Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5 Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 relating to the maximum term and Section 6.6 relating to exercise also will apply to Stock Appreciation Rights.

7.6 Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. The Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3 Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4 Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5 Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6 Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7 Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

9.1 Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2 Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3 Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4 Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5 Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Awards.

10.1 Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured (“Performance Period”), and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2 Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3 Earning Performance Awards. After an applicable Performance Period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the Performance Period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

10.4 Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5 Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Award Limitations. No Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards granted under this Plan), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in the aggregate, exceed $750,000. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the Closing, will be excluded for purposes of this Section 11.

12. Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 3 months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then 6 months following the 1 day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarification, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3.

15.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

15.3 Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (c) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (d) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (e) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise his or her outstanding Options and Stock Appreciation Rights (or portions thereof) not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, or Performance Awards (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

For the purposes of this Section 15.3, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4 Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parents or Subsidiaries, as applicable, that is authorized by the Administrator.

16. Tax Withholding.

16.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy U.S. federal, state, local, non-U.S., and other taxes (including the Participant’s FICA or other social insurance contribution obligation) required to be withheld or paid with respect to such Award (or exercise thereof).

16.2 Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or paid, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable, to terminate such relationship at any time, free from any liability or claim under the Plan.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the latest to occur of (a) its adoption by the Board, (b) its approval by the Company’s stockholders, or (c) the time as of immediately prior to the Closing. The Plan will continue in effect until terminated under Section 20 of the Plan, but (i) no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after 10 years from the earlier of the Board or stockholder approval of the Plan and (ii) Section 3.2 relating to the automatic share reserve increase will operate only until the 10-year anniversary of the earlier of the Board or stockholder approval of the Plan.

20. Amendment and Termination of the Plan.

20.1 Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

20.2 Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

21.1 Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2 Investment Representations. As a condition to the exercise or vesting of an Award, the Company may require the person exercising or vesting in such Award to represent and warrant at the time of any such exercise or vesting that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non-U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as a employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable

Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Parent or Subsidiary of the Company.

25. Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

* * *

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Amprius Technologies, Inc. 2022 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement, which includes the Notice of Stock Option Grant (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices, and addenda attached hereto (together, the “Option Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Subject to Option:

Total Exercise Price:	$

Type of Option:	___ Incentive Stock Option

___ Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Option Agreement or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Option, this Option shall vest and be exercisable, in whole or in part, according to the following vesting schedule:

[25% of the Total Number of Shares Subject to Option (as set forth above) shall be scheduled to vest on the 1-year anniversary of the Vesting Commencement Date, and 1/48th of the Total Number of Shares Subject to Option shall be scheduled to vest each month thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day in a particular month, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable, to the extent vested, for [3 months] after Participant ceases to be a Service Provider, unless such cessation is due to Participant’s death or Disability. If Participant ceases to be a Service Provider due to Participant’s death or Disability, this Option shall be exercisable, to the extent vested, for [6 months] after Participant ceases to be a Service Provider. In no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 15 of the Plan.

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, the Exercise Notice, attached hereto as Exhibit B, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and the Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT	AMPRIUS TECHNOLOGIES, INC.

Signature	Signature

Print Name	Print Name

Title
Residence Address:

EXHIBIT A

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1. Grant of Option.

(a) The Company hereby grants to the individual (“Participant”) named in the Notice of Stock Option Grant of this Option Agreement (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Option Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

(b) For U.S. taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

(c) For non-U.S. taxpayers, the Option will be designated as an NSO.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Option Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Option Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, Shares subject to this Option that are scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Option Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”) in the form attached as Exhibit B to the Notice of Grant or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by Participant and delivered to the Company, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable Withholding Obligations (as defined below). This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable Withholding Obligations.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) if Participant is a U.S. employee, surrender of other Shares which (i) shall be valued at its fair market value on the date of surrender, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Agreement for Participant’s country (including the Country Addendum, as defined below).

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

7. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

8. Tax Obligations.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Option, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of the Option or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Option (or exercise thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), or (v) selling a sufficient number of such Shares otherwise deliverable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as

Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”). To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time.

(c) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date 2 years after the Date of Grant, or (ii) the date 1 year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(d) Section 409A. Under Section 409A, a stock right (such as the Option) that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004), that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of an underlying share on the date of grant (a “discount option”) may be considered “deferred compensation.” A stock right that is a “discount option” may result in (i) income recognition by the recipient of the stock right prior to the exercise of the stock right, (ii) an additional 20% federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the recipient of the stock right. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the fair market value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination. In no event will the Company or any of its Parent or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) in respect of this Option or any other Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of Section 409A.

9. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of California.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

12. Nature of Grant. In accepting the Option, Participant acknowledges, understands and agrees that:

(a) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(b) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(e) the Option and Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(g) if the underlying Shares do not increase in value, the Option will have no value;

(h) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(i) for purposes of the Option, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Option Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, (i) Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); and (ii) the period (if any) during which Participant may exercise the Option after such termination of Participant’s engagement as a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s engagement agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Option grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(j) unless otherwise provided in the Plan or by the Administrator in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k) the following provisions apply only if Participant is providing services outside the United States:

(i) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

13. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Option. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.

14. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15. Address for Notices. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company at Amprius Technologies, Inc., 1180 Page Ave., Fremont, CA 94538, or at such other address as the Company may hereafter designate in writing.

16. Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restriction on transfer herein set forth, this Option Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Option Agreement may be assigned only with the prior written consent of the Company.

17. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the exercise of the Options or the purchase by, or issuance of Shares, to Participant (or his or her estate) hereunder, such exercise, purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Option Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience.

18. Language. If Participant has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19. Interpretation. The Administrator will have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Option Agreement.

20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

22. Option Agreement Severable. In the event that any provision in this Option Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement.

23. Amendment, Suspension or Termination of the Plan. By accepting this Option, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

24. Country Addendum. Notwithstanding any provisions in this Option Agreement, this Option shall be subject to any special terms and conditions set forth in an appendix (if any) to this Option Agreement for any country whose laws are applicable to Participant and this Option (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Option Agreement.

25. Modifications to the Option Agreement. This Option Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Option Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Option Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Option Agreement, the Company reserves the right to revise this Option Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the Option.

26. No Waiver. Either party’s failure to enforce any provision or provisions of this Option Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Option Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

27. Tax Consequences. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Option Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Option Agreement.

*     *     *

EXHIBIT B

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

EXERCISE NOTICE

Amprius Technologies, Inc.

1180 Page Ave.

Fremont, CA 94538

Attention: Finance Department

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Amprius Technologies, Inc. (the “Company”) under and pursuant to the 2022 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated ______________, _____, including the Notice of Stock Option Grant, and the Terms and Conditions of Stock Option Grant attached as Exhibit A thereto and other exhibits, appendices and addenda attached thereto (the “Option Agreement”). Unless otherwise defined herein, capitalized terms used in this Exercise Notice will be ascribed the same defined meanings as set forth in the Option Agreement (or the Plan or other written agreement as specified in the Option Agreement).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any Withholding Obligations to be paid in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 15 of the Plan.

5. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties to the maximum extent permitted by law.

7. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

8. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. The Plan and the Option Agreement (including this Exercise Notice and any exhibits, appendices, and addenda attached to the Notice of Stock Option Grant of the Option Agreement) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	AMPRIUS TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

APPENDIX A

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO STOCK OPTION AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Stock Option Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Option Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Option Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern this Option granted to Participant under the Plan to the extent Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Option is granted, the Company, in its discretion, shall determine to what extent the terms and conditions contained herein shall apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of [______], 2022. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or exercises the Option or sells Shares acquired under the Plan.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after this Option is awarded, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

NOTICE OF RESTRICTED STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the Amprius Technologies, Inc. 2022 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Total Number of Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Award Agreement or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Award, the Restricted Stock Units will be scheduled to vest according to the following vesting schedule:

[25% of the Total Number of Restricted Stock Units (as set forth above) subject to this Award Agreement will be scheduled to vest on the first Quarterly Vesting Date on or immediately following the 1-year anniversary of the Vesting Commencement Date (such first vesting date, the “First Vesting Date”), and thereafter, 1/16th of the Total Number of Restricted Stock Units subject to this Award Agreement will be scheduled to vest on each of the 12 Quarterly Vesting Dates that occur after the First Vesting Date, subject to Participant continuing to be a Service Provider through the applicable vesting date.]

For purposes of this Agreement, “Quarterly Vesting Dates” with respect to any calendar year means [_____], [_____], [_____], and [_____].

By Participant’s signature and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT	AMPRIUS TECHNOLOGIES, INC.

Signature	Signature

Print Name	Print Name

Title

Residence Address:

EXHIBIT A

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant of Restricted Stock Units. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, governing the terms of this Award, Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4. Payment after Vesting.

(a) General Rule. Subject to Section 7, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares. Subject to the provisions of Section 4(c), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within 60 days following the vesting date. In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b) Discretionary Acceleration. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.

(c) Section 409A.

(i) If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Award Agreement (including any discretionary acceleration under Section 4(b)) shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A. The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with the termination of Participant’s status as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Administrator), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the 6-month period following the cessation of Participant’s status as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date 6 months and 1 day following the date of cessation of Participant’s status as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

(iii) It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or so comply. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). To the extent necessary to comply with Section 409A, references to termination of Participant’s status as a Service Provider, termination of employment, or similar phrases will be references to Participant’s “separation from service” within the meaning of Section 409A. In no event will the Company or any Parent or Subsidiary of the Company have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless Participant (or any other person) for any taxes, penalties and interest that may be imposed, or other costs that may be incurred, as a result of Section 409A.

5. Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any of its Subsidiaries or Parents, as applicable, governing the terms of this Award, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Tax Obligations

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction.

(b) Tax Withholding. Pursuant to such procedures as the Administrator may specify from time to time, the applicable Service Recipient(s) will withhold the amount required to be withheld for the payment of Tax Obligations (the “Withholding Obligations”). The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by: (i) paying cash in U.S. dollars, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (v) selling a sufficient number of such Shares otherwise deliverable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”), or (vi) such other means as the Administrator deems appropriate. If the Withholding Obligations are satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Withholding Obligations. To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time.

(c) Tax Consequences. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(d) Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Withholding Obligations. If Participant fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Withholding Obligations otherwise become due, Participant permanently will forfeit such Restricted Stock Units to which Participant’s Withholding Obligation relates and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may permanently refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Grant is Not Transferable. Except to the limited extent provided in Section 6, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

11. Nature of Grant. In accepting this Award of Restricted Stock Units, Participant acknowledges, understands and agrees that:

(a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Administrator;

(c) Participant is voluntarily participating in the Plan;

(d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the Shares underlying the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty;

(g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Award of Restricted Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(h) unless otherwise provided in the Plan or by the Administrator in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Participant is providing services outside the United States:

(i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

12. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying the Restricted Stock Units. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.

13. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

14. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Amprius Technologies, Inc., 1180 Page Ave., Fremont, CA 94538, or at such other address as the Company may hereafter designate in writing.

15. Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.

16. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company will not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) the Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

17. Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18. Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

19. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

22. Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock Units (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Award Agreement.

23. Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units.

24. No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

25. Governing Law; Severability. This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of the State of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

26. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits, appendices, and addenda attached to the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

*    *    *

APPENDIX A

AMPRIUS TECHNOLOGIES, INC.

2022 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Restricted Stock Unit Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Restricted Stock Unit Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Restricted Stock Unit Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted to Participant under the Plan to the extent Participant resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Award of Restricted Stock Units is granted, the Company, in its discretion, will determine to what extent the terms and conditions contained herein will apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other Applicable Laws in effect in the respective countries as of [______], 2022. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or receives or sells the Shares covered by the Restricted Stock Units.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.

Exhibit 10.9

AMPRIUS TECHNOLOGIES, INC.

OUTSIDE DIRECTOR COMPENSATION POLICY

Amprius Technologies, Inc. (the “Company”) believes that the granting of equity and cash compensation to members of the Company’s Board of Directors (the “Board,” and members of the Board, “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity awards to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Amprius Technologies, Inc. 2022 Equity Incentive Plan, as amended from time to time, or if such plan no longer is in use at the time of the grant of an equity award, the meaning given such term or similar term in the equity plan then in place under which the equity award is granted (the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity awards and cash and other compensation such Outside Director receives under this Policy.

1. Effective Date. This Policy will be effective as of immediately prior to the consummation of the transactions contemplated by that certain Business Combination Agreement entered into by and among the Company, Kensington Capital Acquisition Corp. IV, and certain other parties, dated May 11, 2022, as may be amended from time to time (such transactions, the “Merger,” such date of consummation of the Merger, the “Closing Date,” and the effective date of this Policy, the “Effective Date”).

2. Cash Compensation.

2.1 Board Member Annual Cash Retainer. Following the Effective Date, each Outside Director will be paid an annual cash retainer of $40,000. There are no per-meeting attendance fees for attending Board meetings or meetings of any committee of the Board.

2.2 Additional Annual Cash Retainers. Following the Effective Date, each Outside Director who serves as the Non-Employee Chair of the Board, Lead Director, or the chair or a member of a committee of the Board, will be eligible to earn additional annual fees as follows:

Non-Employee Chair of the Board:	$40,000
Lead Director:	$15,000
Audit Committee Chair:	$20,000
Audit Committee Member:	$10,000
Compensation Committee Chair:	$15,000
Compensation Committee Member:	$7,500
Corporate Governance and Nominating Committee Chair:	$10,000
Corporate Governance and Nominating Committee Member:	$5,000

For clarity, each Outside Director who serves as the chair of a committee will receive only the additional annual fee as the chair of the committee and not the additional annual fee as a member of such committee while serving as such chair, provided, that the Outside Director who serves as the Non-Employee Chair of the Board or Lead Director will receive the annual fee for services provided in such role as well as the annual fee as an Outside Director.

2.3 Payment Timing and Proration. Each annual cash retainer under this Policy will be paid quarterly in arrears on a prorated basis to each Outside Director who has served in the relevant capacity at any time during the immediately preceding fiscal quarter of the Company (“Fiscal Quarter”), and such payment will be made no later than 30 days following the end of such immediately preceding Fiscal Quarter. For clarity, an Outside Director who has served as an Outside Director, as a member of an applicable committee (or chair thereof), Non-Employee Chair of the Board, or as Lead Director during only a portion of the relevant Fiscal Quarter will receive a prorated payment of the quarterly installment of the applicable annual cash retainer(s), calculated based on the number of days during such Fiscal Quarter such Outside Director has served in the relevant capacities. For clarity, an Outside Director who has served as an Outside Director, as a member of an applicable committee (or chair thereof), Non-Employee Chair of the Board, or as Lead Director from the Effective Date through the end of the Fiscal Quarter containing the Effective Date (the “Initial Period”), as applicable, will receive a prorated payment of the quarterly installment of the applicable annual cash retainer(s), calculated based on the number of days during the Initial Period that such Outside Director has served in the relevant capacities.

3. Equity Compensation. Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Sections 3.2 and 3.3 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

3.1 No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Sections 3.4.4 and 9 below).

3.2 Initial Awards. Each individual who first becomes an Outside Director following the Effective Date automatically will be granted an Award of Restricted Stock Units (an “Initial Award”). The grant date of the Initial Award will be the first Trading Day on or after the date on which such individual first becomes an Outside Director (such first date as an Outside Director, the “Initial Start Date”), whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. The Initial Award will have an aggregate grant date fair value (determined in accordance with U.S. Generally Accepted Accounting Principles) (the “Value”) of $300,000 (with the number of Shares subject to the Initial Award rounded to the nearest whole Share). If an individual was an Inside Director, becoming an Outside Director due to termination of the individual’s status as an Employee will not entitle the Outside Director to an Initial Award. Each Initial Award will be scheduled to vest as to 1/3rd of the Restricted Stock Units subject to the Initial Award on each of the first three anniversaries of the applicable Outside Director’s Initial Start Date, subject to the Outside Director remaining a Service Provider through the applicable vesting date.

3.3 Annual Award. On the first Trading Day immediately following each Annual Meeting of the Company’s stockholders (an “Annual Meeting”) that occurs after the Effective Date, each Outside Director automatically will be granted an Award of Restricted Stock Units (an “Annual Award”) that will have a Value of $170,000 (with the number of Shares subject to the Annual Award rounded to the nearest whole Share); provided, however, that if an individual commenced service as an Outside Director after the date of the Annual Meeting that occurred immediately prior to such Annual Meeting (or if there is no such prior Annual Meeting, then after the Closing Date), then the Annual Award granted to such Outside Director will be prorated based on the number of whole months that the individual served as an Outside Director prior to the Annual Award’s grant date during the 12-month period immediately preceding such Annual Meeting (with any resulting fractional Share rounded to the nearest whole Share). The Annual Award will be scheduled to vest as to 100% of the Restricted Stock Units on the earlier of (a) the first anniversary of the date the Annual Award is granted or (b) the day prior to the date of the Annual Meeting next following the date the Annual Award was granted, subject to the Outside Director remaining a Service Provider through such vesting date.

3.4 Additional Terms of Initial Awards and Annual Awards. The terms and conditions of each Initial Award and Annual Award (each, a “Policy Award”) will be as follows.

3.4.1 Each Policy Award will be granted under and subject to the terms and conditions of the Plan and the applicable form of Award Agreement previously approved by the Board or its Committee (as defined below), as applicable, for use thereunder.

3.4.2 The Board or its Committee, as applicable and in its discretion, may change and otherwise revise the terms of Policy Awards to be granted in the future pursuant to this Policy, including without limitation the number of Shares subject thereto and type of Award.

4. Change in Control. In the event of a Change in Control, each Outside Director will fully vest in his or her outstanding Company equity awards (including any Policy Award) as of immediately prior to the Change in Control, provided that the Outside Director continues to be an Outside Director through the date of such Change in Control.

5. Annual Compensation Limit. No Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards granted under the Plan) with values (based on their grant date fair value determined in accordance with U.S. Generally Accepted Accounting Principles), and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in any Fiscal Year, in the aggregate, exceed $750,000. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the Closing Date, will be excluded for purposes of this Section 5.

6. Travel Expenses. Each Outside Director’s reasonable, customary and properly documented travel expenses to meetings of the Board and any of its committees, as applicable, will be reimbursed by the Company.

7. Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Policy, will adjust the number and class of shares of stock that may be delivered pursuant to Policy Awards and/or the number, class, and price of shares of stock covered by each outstanding Policy Award.

8. Section 409A. In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (a) the 15th day of the 3rd month following the end of the Company’s taxable year in which the compensation is earned or expenses are incurred, as applicable, or (b) the 15th day of the 3rd month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A. It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company or any of its Parents or Subsidiaries have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless an Outside Director (or any other person) for any taxes imposed, or other costs incurred, as a result of Section 409A.

9. Revisions. The Board or any committee of the Board that has been designated appropriate authority with respect to Outside Director compensation (or with respect to any applicable element or elements thereof, authority with respect to such element or elements) (the “Committee”) may amend, alter, suspend or terminate this Policy at any time and for any reason. Further, the Board may provide for cash, equity, or other compensation to Outside Directors in addition to the compensation provided under this Policy. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Committee’s ability to exercise the powers granted to it with respect to Awards granted under the Plan pursuant to this Policy before the date of such termination, including without limitation such applicable powers set forth in the Plan.

*         *         *

Exhibit 10.10

AMPRIUS TECHNOLOGIES, INC.

EXECUTIVE INCENTIVE COMPENSATION PLAN

1. Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities and (b) achieve the Company’s objectives.

2. Definitions.

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the authority of the Administrator (as defined in Section 3) under Section 4.4.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) that, from time to time and at the time of any determination, directly or indirectly, is in control of or is controlled by the Company.

2.3 “Board” means (a) prior to the Closing, the Board of Directors of the Company, or (b) on or following the Closing, the Board of Directors of Ultimate Parent.

2.4 “Bonus Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Administrator establishes the Bonus Pool for each Performance Period.

2.5 “Closing” means the closing of the merger contemplated by that certain Business Combination Agreement by and among the Company, Ultimate Parent, and certain other parties, dated May 11, 2022, as may be amended from time to time.

2.6 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or formal guidance of general or direct applicability promulgated under such section or regulation, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means a committee appointed by the Board (pursuant to Section 3) to administer the Plan.

2.8 “Company” means Amprius Technologies, Inc., a Delaware corporation, or any successor thereto.

2.9 “Company Group” means the Company and any Parents, Subsidiaries, and Affiliates.

2.10 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Administrator from time to time.

2.11 “Employee” means any executive, officer, or other employee of the Company Group, whether such individual is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12 “Fiscal Year” means the fiscal year of the Company.

2.13 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Administrator for participation in the Plan for that Performance Period.

2.15 “Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Administrator. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Administrator desires to measure some performance criteria over 12 months and other criteria over 3 months.

2.16 “Plan” means this Executive Incentive Compensation Plan (including any appendix attached hereto), as may be amended from time to time.

2.17 “Section 409A” means Section 409A of the Code and/or any state law equivalent as each may be amended or promulgated from time to time.

2.18 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f), in relation to the Company.

2.19 “Target Award” means the target award, at 100% of target level performance achievement, payable under the Plan to a Participant for a Performance Period, as determined by the Administrator in accordance with Section 4.2.

2.20 “Tax Withholdings” means tax, social insurance and social security liability or premium obligations in connection with the awards under the Plan, including without limitation: (a) all federal, state, and local income, employment and any other taxes (including the Participant’s U.S. Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company Group, (b) the Participant’s and, to the extent required by the Company Group, the fringe benefit tax liability of the Company Group associated with an award under the Plan, and (c) any other taxes or social insurance or social security liabilities or premium the responsibility for which the Participant has, or has agreed to bear, with respect to such award under the Plan.

2.21 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company Group, including without limitation a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of a Parent, Subsidiary or Affiliate. For purposes of the Plan, transfer of employment of a Participant between any members of the Company Group (for example, between the Company and a Subsidiary) will not be deemed a Termination of Employment.

2.22 “Ultimate Parent” means Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (which, immediately prior to the Closing, will transfer by way of continuation to and domesticate as a Delaware corporation, and on or following the Closing, will be named Amprius Technologies, Inc.), or any successor thereto.

3. Administration of the Plan.

3.1 Administrator. The Plan will be administered by the Board or a Committee (the “Administrator”). To the extent necessary or desirable to satisfy applicable laws, the Committee acting as the Administrator will consist of not less than 2 members of the Board. The members of any Committee will be appointed from time to time by, and serve at the pleasure of, the Board. The Board may retain the authority to administer the Plan concurrently with a Committee and may revoke the delegation of some or all authority previously delegated. Different Administrators may administer the Plan with respect to different groups of Employees. Unless and until the Board otherwise determines, on or following the Closing, the Board’s Compensation Committee will administer the Plan.

3.2 Administrator Authority. It will be the duty of the Administrator to administer the Plan in accordance with the Plan’s provisions. The Administrator will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees will be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are non-U.S. nationals or employed outside of the U.S. or to qualify awards for special tax treatment under the laws of jurisdictions other than the U.S., (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Any determinations and decisions made or to be made by the Administrator pursuant to the provisions of the Plan, unless specified otherwise by the Administrator, will be in the Administrator’s sole discretion.

3.3 Decisions Binding. All determinations and decisions made by the Administrator and/or any delegate of the Administrator pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

3.4 Delegation by Administrator. The Administrator, on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. Such delegation may be revoked at any time.

3.5 Indemnification. Each person who is or will have been a member of the Administrator will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

4. Selection of Participants and Determination of Awards.

4.1 Selection of Participants. The Administrator will select the Employees who will be Participants for any Performance Period. Participation in the Plan will be on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods. No Employee will have the right to be selected to receive an award under this Plan or, if so selected, to be selected to receive a future award.

4.2 Determination of Target Awards. The Administrator may establish a Target Award for each Participant (which may be expressed as a percentage of a Participant’s average annual base salary for the Performance Period or a fixed dollar amount or such other amount or based on such other formula or factors as the Administrator determines).

4.3 Bonus Pool. Each Performance Period, the Administrator may establish a Bonus Pool, which pool may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Bonus Pool (if a Bonus Pool has been established).

4.4 Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Administrator, at any time prior to payment of an Actual Award, may: (a) increase, reduce or eliminate a Participant’s Actual Award, and/or (b) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual Award may be below, at or above the Target Award, as determined by the Administrator. The Administrator may determine the amount of any increase, reduction, or elimination based on such factors as it deems relevant and will not be required to establish any allocation or weighting with respect to the factors it considers.

4.5 Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Administrator will determine the performance goals, if any, applicable to any Target Award (or portion thereof) which may include, without limitation, goals related to: attainment of research and development milestones; sales bookings; business divestitures and acquisitions; capital raising; cash flow; cash position; contract awards or backlog; corporate transactions; customer renewals; customer retention rates from an acquired company, subsidiary, business unit or division; earnings (which may include any calculation of earnings, including but not limited to earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation and amortization and net taxes); earnings per share; expenses; financial milestones; gross margin; growth in stockholder value relative to the moving average of the S&P 500 Index or another index; internal rate of return; leadership development or succession planning; license or research collaboration arrangements; market share; net income; net profit; net sales; new product or business development; new product invention or innovation; number of customers;

operating cash flow; operating expenses; operating income; operating margin; overhead or other expense reduction; patents; procurement; product defect measures; product release timelines; productivity; profit; regulatory milestones or regulatory-related goals; retained earnings; return on assets; return on capital; return on equity; return on investment; return on sales; revenue; revenue growth; sales results; sales growth; savings; stock price; time to market; total stockholder return; working capital; unadjusted or adjusted actual contract value; unadjusted or adjusted total contract value; and individual objectives such as peer reviews or other subjective or objective criteria. As determined by the Administrator, the performance goals may be based on U.S. generally accepted accounting principles (“GAAP”) or non-GAAP results and any actual results may be adjusted by the Administrator for one-time items or unbudgeted or unexpected items and/or payments of Actual Awards under the Plan when determining whether the performance goals have been met. The performance goals may be based on any factors the Administrator determines relevant, including without limitation on an individual, divisional, portfolio, project, business unit, segment, or Company-wide basis. Any criteria used may be measured on such basis as the Administrator determines, including without limitation: (i) in absolute terms, (ii) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the applicable performance goals will result in a failure to earn the Target Award, except as provided in Section 4.4. The Administrator also may determine that a Target Award (or portion thereof) will not have a performance goal associated with it but instead will be granted (if at all) as determined by the Administrator.

5. Payment of Awards.

5.1 Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company Group. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which the Participant may be entitled.

5.1 Timing of Payment. Payment of each Actual Award will be made as soon as practicable after the end of the Performance Period to which the Actual Award relates and after the Actual Award is approved by the Administrator, but in no event after the later of (a) the 15th day of the 3rd month of the Fiscal Year immediately following the Fiscal Year in which the Participant’s Actual Award first becomes no longer subject to a substantial risk of forfeiture, and (b) March 15 of the calendar year immediately following the calendar year in which the Participant’s Actual Award first becomes no longer subject to a substantial risk of forfeiture. Unless otherwise determined by the Administrator, to earn an Actual Award a Participant must be employed by the Company Group on the date the Actual Award is paid, and in all cases subject to the Administrator’s discretion pursuant to Section 4.4.

5.2 Form of Payment. Each Actual Award generally will be paid in cash (or its equivalent) in a single lump sum. The Administrator reserves the right to settle an Actual Award with a grant of an equity award with such terms and conditions, including any vesting requirements, as determined by the Administrator.

5.3 Payment in the Event of Death or Disability. If a Termination of Employment occurs due to a Participant’s death or Disability prior to payment of an Actual Award that the Administrator has determined will be paid for a prior Performance Period, then the Actual Award will be paid to the Participant or the Participant’s estate, as the case may be, subject to the Administrator’s discretion pursuant to Section 4.4.

6. General Provisions.

6.1 Tax Matters.

6.1.1 Section 409A. It is the intent that this Plan be exempt from or comply with the requirements of Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted to be so exempt or so comply. Each payment under this Plan is intended to constitute a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2). In no event will the Company Group have any liability, obligation, or responsibility to reimburse, indemnify or hold harmless any Participant or other Employee for any taxes, penalties or interest imposed, or other costs incurred, as a result of Section 409A.

6.1.2 Tax Withholdings. The Company Group will have the right and authority to deduct from any Actual Award all applicable Tax Withholdings. Prior to the payment of an Actual Award or such earlier time as any Tax Withholdings are due, the Company Group is permitted to deduct or withhold, or require a Participant to remit to the Company Group, an amount sufficient to satisfy any Tax Withholdings with respect to such Actual Award.

6.2 No Effect on Employment or Service. Neither the Plan nor any award under the Plan will confer upon a Participant any right regarding continuing the Participant’s relationship as an Employee or other service provider to the Company Group, nor will they interfere with or limit in any way the right of the Company Group or the Participant to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws.

6.3 Forfeiture Events.

6.3.1 Clawback Policy; Applicable Laws. All awards under the Plan will be subject to reduction, cancellation, forfeiture, or recoupment in accordance with any clawback policy that the Company Group is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions with respect to an award under the Plan as the Administrator determines necessary or appropriate, including without limitation a reacquisition right in respect of previously acquired cash, stock, or other property provided with respect to an award. Unless this Section 6.3.1 is specifically mentioned and waived in a written agreement between a Participant and a member of the Company Group or other document, no recovery of compensation under a clawback policy will give the Participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with a member of the Company Group.

6.3.2 Additional Forfeiture Terms. The Administrator may specify when providing for an award under the Plan that the Participant’s rights, payments, and benefits with respect to the award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, without limitation, termination of the Participant’s status as an Employee for “cause” or any act by a Participant, whether before or after the Participant’s status as an Employee terminates, that would constitute “cause.”

6.3.3 Accounting Restatements. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, will reimburse the Company Group the amount of any payment with respect to an award earned or accrued during the 12-month period following the first public issuance or filing with the U.S. Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

6.4 Successors. All obligations of the Company under the Plan, with respect to awards under the Plan, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.5 Nontransferability of Awards. No award under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and except as provided in Section 5.3. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7. Amendment, Termination, and Duration.

7.1 Amendment, Suspension, or Termination. The Administrator may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of Plan. The Plan will commence on the date first adopted by the Board or the Compensation Committee of the Board, and subject to Section 7.1 (regarding the Administrator’s right to amend or terminate the Plan), will remain in effect thereafter until terminated.

8. Legal Construction.

8.1 Gender and Number. Unless otherwise indicated by the context, any feminine term used herein also will include the masculine and any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

8.2 Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the invalid, illegal, or unenforceable provision had not been included.

8.3 Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.4 Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulations section 2510.3-2(c) and will be construed and administered in accordance with such intention.

8.5 Headings. Headings are provided herein for convenience only and will not serve as a basis for interpretation or construction of the Plan.

9. Compliance with Applicable Laws. Awards under the Plan (including without limitation the granting of such awards) will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

*     *     *

Exhibit 10.11

AMPRIUS TECHNOLOGIES, INC.

2016 EQUITY INCENTIVE PLAN

As amended September 5, 2022

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Amprius” means Amprius, Inc., a Delaware corporation, or any successor thereto.

(c) “Amprius Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of Amprius. A change in the ownership of Amprius which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of Amprius that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of Amprius, except that any change in the ownership of the stock of Amprius as a result of a private financing of Amprius that is approved by the Board will not be considered an Amprius Change in Control; or

(ii) Change in Effective Control of Amprius. If Amprius has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of Amprius which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of Amprius, the acquisition of additional control of Amprius by the same Person will not be considered an Amprius Change in Control; or

(iii) Change in Ownership of a Substantial Portion of Amprius’s Assets. A change in the ownership of a substantial portion of Amprius’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from Amprius that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Amprius immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of Amprius, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(c), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Amprius.

Notwithstanding the foregoing, a transaction will not be deemed an Amprius Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute an Amprius Change in Control if: (i) its sole purpose is to change the jurisdiction of Amprius’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held Amprius’s securities immediately before such transaction.

(d) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units.

(f) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Company Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Company Change in Control; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Company Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(h), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Company Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Company Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by the compensation committee of the Board, in accordance with Section 4 hereof.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Amprius Technologies, Inc., a Delaware corporation, or any successor thereto.

(m) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

In addition, for purposes of determining the fair market value of shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

(t) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(x) “Participant” means the holder of an outstanding Award.

(y) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(z) “Plan” means this 2016 Equity Incentive Plan.

(aa) “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(bb) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ee) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is 11,250,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b).

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(d));

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 14;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(e)(i), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise, (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) relating to the maximum term and Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

12. Limited Transferability of Awards.

(a) Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act, an Option, or prior to exercise, the Shares subject to the Option, may not be pledged, hypothecated or otherwise transferred or disposed of, in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than to (i) persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of the Participant upon the death or disability of the Participant. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Company Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f).

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action, unless the liquidation or dissolution is part of a restructuring where the Company and its business is being rolled into and acquired by Amprius (or one of its affiliates), in which case an Award may be treated in a manner as set forth in subsection 13(c) as if the transaction were a merger of the Company with or into Amprius one of its affiliates.

(c) Merger of the Company or Company Change in Control. In the event of a merger of the Company with or into another corporation or other entity (including, without limitation, Amprius or one of its affiliates) or a Company Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Company Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Company Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Company Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; (v) the Awards will be continued if the Company is the surviving company; or (vi) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not continue, assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Company Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 13(c), an Award will be considered assumed if, following the merger or Company Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Company Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Company Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Company Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Company Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Company Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 13(c) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Merger of Amprius or Amprius Change in Control. In the event of a merger of Amprius with or into another corporation or other entity or a Amprius Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Amprius Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Amprius Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Amprius Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by Amprius without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; (v) the Awards will be continued by the Company if it survives and the acquiring or succeeding corporation (or an affiliate thereof) of Amprius does not have a class of securities that is publicly traded on a nationally recognized exchange or quotation system; or (vi) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(d), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not continue, assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Amprius Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this Section 13(d), the Administrator will determine in its sole discretion whether and to what extent an Award has been or will be assumed.

Notwithstanding anything in this Section 13(d) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, check or other cash equivalents, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, (v) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (vi) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or stockholder approval of an increase in the number of Shares reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

21. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

22. Information to Participants. Beginning on the earlier of (i) the date that the aggregate number of Participants under this Plan is five hundred (500) or more and the Company is relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act and (ii) the date that the Company is required to deliver information to Participants pursuant to Rule 701 under the Securities Act, and until such time as the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, is no longer relying on the exemption provided by Rule 12h-1(f)(1) under the Exchange Act or is no longer required to deliver information to Participants pursuant to Rule 701 under the Securities Act, the Company shall provide to each Participant the information described in paragraphs (e)(3), (4), and (5) of Rule 701 under the Securities Act not less frequently than every six (6) months with the financial statements being not more than 180 days old and with such information provided either by physical or electronic delivery to the Participants or by written notice to the Participants of the availability of the information on an Internet site that may be password-protected and of any password needed to access the information. The Company may request that Participants agree to keep the information to be provided pursuant to this section confidential. If a Participant does not agree to keep the information to be provided pursuant to this section confidential, then the Company will not be required to provide the information unless otherwise required pursuant to Rule 12h-1(f)(1) under the Exchange Act or Rule 701 of the Securities Act.

AMPRIUS TECHNOLOGIES, INC.

2016 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT — EARLY EXERCISE

Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement – Early Exercise (the “Option Agreement”).

I.	NOTICE OF STOCK OPTION GRANT

Name:

Address:

The undersigned Participant has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Granted:

Total Exercise Price:	$

Type of Option:	Incentive Stock Option

Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

[One forty-eighth (1/48th) of the Shares subject to the Option shall vest each month after the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Participant continuing to be a Service Provider through each such date.]

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13 of the Plan.

II.	AGREEMENT

1. Grant of Option. The Administrator of the Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Agreement (“Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2. Exercise of Option. This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan as follows:

(a) Right to Exercise.

(i) Subject to subsections 2(a)(ii) and 2(a)(iii) below, this Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Stock Option Grant. Alternatively, at the election of Participant, this Option may be exercised in whole or in part at any time as to Shares that have not yet vested. Vested Shares shall not be subject to the Company’s repurchase right (as set forth in the Restricted Stock Purchase Agreement, attached hereto as Exhibit C-1).

(ii) As a condition to exercising this Option for unvested Shares, Participant shall execute the Restricted Stock Purchase Agreement.

(iii) This Option may not be exercised for a fraction of a Share.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Participant on the date on which the Option is exercised with respect to such Shares.

3. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

4. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d) surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

6. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.

7. Non-Transferability of Option.

(a) This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b) Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Options under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), Participant shall not transfer this Option or, prior to exercise, the Shares subject to this Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant. Until the Reliance End Date, the Options and, prior to exercise, the Shares subject to this Option, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9. Tax Obligations.

(a) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c) Code Section 409A. Under Code Section 409A, an Option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of California.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO

NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	AMPRIUS TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

EXHIBIT A

2016 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, CA 94538

Attention: Chief Financial Officer

1. Exercise of Option. Effective as of today, ________________, ____, the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase ________________ shares of the Common Stock (the “Shares”) of Amprius Technologies, Inc. (the “Company”) under and pursuant to the 2016 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement – Early Exercise dated ______________, _____ (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to an Award, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. Company’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s immediate family or a trust for the benefit of the Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public, or (ii) an Amprius Change in Control or a Company Change in Control, in either case in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of California. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Restricted Stock Purchase Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:
PARTICIPANT	AMPRIUS TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	AMPRIUS TECHNOLOGIES, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print Name

Date

EXHIBIT C-1

AMPRIUS TECHNOLOGIES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made between _____________________________ (the “Purchaser”) and Amprius Technologies, Inc. (the “Company”) or its assignees of rights hereunder as of __________________, ____.

Unless otherwise defined herein, the terms defined in the 2016 Equity Incentive Plan shall have the same defined meanings in this Agreement.

RECITALS

A. Pursuant to the exercise of the option (grant number ____) granted to Purchaser under the Plan and pursuant to the Stock Option Agreement – Early Exercise (the “Option Agreement”) dated _______________, ____ by and between the Company and Purchaser with respect to such grant (the “Option”), which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares of Common Stock which have not become vested under the vesting schedule set forth in the Option Agreement (“Unvested Shares”). The Unvested Shares and the shares subject to the Option Agreement, which have become vested are sometimes collectively referred to herein as the “Shares.”

B. As required by the Option Agreement, as a condition to Purchaser’s election to exercise the option, Purchaser must execute this Agreement, which sets forth the rights and obligations of the parties with respect to Shares acquired upon exercise of the Option.

1. Repurchase Option.

(a) If Purchaser’s status as a Service Provider is terminated for any reason, including for death and Disability, the Company shall have the right and option for ninety (90) days from such date to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, all of the Purchaser’s Unvested Shares as of the date of such termination at a price per share (the “Repurchase Price”) equal to the lower of (i) the per share price paid by the Purchaser for each such Share and (ii) the Fair Market Value of a Share on the date the Company delivers the Repurchase Notice (the “Repurchase Option”).

(b) Upon the occurrence of such termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his or her transferee or legal representative, as the case may be) with a copy to the escrow agent described in Section 2 below, a notice in writing indicating the Company’s intention to exercise the Repurchase Option (the “Repurchase Notice”) AND, at the Company’s option, (i) by delivering to the Purchaser (or the Purchaser’s transferee or legal representative) a check in the amount of the aggregate

Repurchase Price, or (ii) by the Company canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and the rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

(c) Whenever the Company shall have the right to repurchase Unvested Shares hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option under this Agreement and purchase all or a part of such Unvested Shares.

(d) If the Company does not elect to exercise the Repurchase Option conferred above by delivering to the Purchaser the requisite Repurchase Notice within ninety (90) days following the Purchaser’s termination, the Repurchase Option shall terminate.

(e) The Repurchase Option shall terminate in accordance with the vesting schedule contained in Purchaser’s Option Agreement.

2. Transferability of the Shares; Escrow.

(a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b) To insure the availability for delivery of Purchaser’s Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent (the “Escrow Agent”), as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Escrow Agent, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-2. The Unvested Shares and stock assignment shall be held by the Escrow Agent in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C-3 hereto, until the Company exercises its Repurchase Option, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. Upon vesting of the Unvested Shares, the Escrow Agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the Escrow Agent’s possession belonging to the Purchaser, and the Escrow Agent shall be discharged of all further obligations hereunder; provided, however, that the Escrow Agent shall nevertheless retain such certificate or certificates as Escrow Agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c) Neither the Company nor the Escrow Agent shall be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares, which may be made by the Company pursuant to Section 13 of the Plan after the date of this Agreement.

6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8. Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election (the “Election”) may be filed by the Purchaser with the Internal Revenue Service, within thirty (30) days of the purchase of the exercised Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the exercised Shares and their Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in the recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company’s Repurchase Option lapses. In the case of an Incentive Stock Option, such an Election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the option is exercised, over the purchase price for the exercised Shares. Absent such an Election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company’s Repurchase Option lapses.

This discussion is intended only as a summary of the general United States income tax laws that apply to exercising Options as to Shares that have not yet vested and is accurate only as of the date this form Agreement was approved by the Board. The federal, state and local tax consequences to any particular taxpayer will depend upon his or her individual circumstances. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-4 for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER’S BEHALF.

9. Representations. Purchaser has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

10. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. The Plan, the Option Agreement, the Exercise Notice, this Agreement, and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Agreement is governed by the internal substantive laws but not the choice of law rules of California.

Purchaser represents that he or she has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

PARTICIPANT	AMPRIUS TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

Dated: _________________________, _____

EXHIBIT C-2

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto Amprius Technologies, Inc. _____________ shares of the Common Stock of Amprius Technologies, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint __________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement between Amprius Technologies, Inc. and the undersigned dated ______________, _____ (the “Agreement”).

Dated: _______________,____	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its “repurchase option,” as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

EXHIBIT C-3

JOINT ESCROW INSTRUCTIONS

_________________, ____

Corporate Secretary

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, CA 94538

Dear _________________:

As Escrow Agent for both Amprius Technologies, Inc. (the “Company”), and the undersigned purchaser of stock of the Company (the “Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Company’s repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company’s repurchase option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company’s repurchase option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company’s repurchase option. Within one hundred and twenty (120) days after cessation of Purchaser’s continuous employment by or services to the Company, or any parent or subsidiary of the Company, you shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company’s repurchase option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of California.

PURCHASER	AMPRIUS TECHNOLOGIES, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

ESCROW AGENT

Corporate Secretary

Dated:

EXHIBIT C-4

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER	SPOUSE

NAME:

ADDRESS:

TAX ID NO.:

TAXABLE YEAR:	__________

2.	The property with respect to which the election is made is described as follows: __________ shares (the “Shares”) of the Common Stock of Amprius Technologies, Inc. (the “Company”).

3.	The date on which the property was transferred is:___________________ ,______.

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is: $_________________.

6.	The amount (if any) paid for such property is: $_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____
Spouse of Taxpayer

Exhibit 10.12

LEASE

LANDLORD:

LOS ALTOS FIELDS, LLC

a California limited liability company

TENANT:

AMPRIUS, INC.

a Delaware corporation

SUMMARY OF BASIC LEASE INFORMATION

1.	Parties:

	1.1	Landlord:	LOS ALTOS FIELDS, LLC,
a California limited liability company

	1.2	Tenant:	AMPRIUS, INC.,
a Delaware corporation

2.	Address:

	2.1	Landlord’s Address:	Los Altos Fields, LLC
2390 El Camino Real, Suite 210
Palo Alto, CA 94306
Attn: Lois Quilalang
Telephone: (650) 327-2014
Email: lois@peninsulaland.com

	2.2	Tenant’s Address:	Prior to the Commencement Date:

Amprius, Inc.
225 Humboldt Ct.
Sunnyvale, CA 94089
Attn: President
Telephone: (800) 425-8803
Email: finance@amprius.com

After the Commencement Date:

Amprius, Inc.
1180 Page Avenue
Fremont, CA 94538
Attn: President
Telephone: (800) 425-8803
Email: finance@amprius.com

3.	Premises:

	3.1	Project:	All buildings, improvements and facilities, now or subsequently located from time to time, on the land commonly known as 1000-1180 Page Avenue, Fremont, CA

	3.2	Building:	A one-story building located at 1180 Page Avenue, Fremont, California, containing approximately 51,000 rentable square feet

	3.3	Premises:	Approximately 26,006 rentable square foot located on the ground floor of the Building and the secured equipment pad and large fenced area adjacent and behind the Building as further described in Exhibit A attached hereto

i

	3.4	Tenant’s Percentage Share:	50.992% of the Building

4.	Term:

	4.1	Commencement Date:	The date the Tenant Improvements are Substantially Completed (as defined in Exhibit C)

	4.2	Expiration Date:	The last day of the month following the Sixty-Third (63rd) full month following the Commencement Date

	4.3	Initial Term:	Approximately sixty-three (63) months

	4.4	Extension Term(s):	One (1) option to extend the Term for Sixty (60) months

	4.5	Early Access Date:	Upon full execution of Lease Agreement, early access will be granted to tenant

5.	Rent:

	5.1	Base Rent:

		Months	Monthly Base Rent	Annual Base Rent
		1-3	$20,284.68	$60,854.04
		4-12	$40,309.30	$362,783.70
		13-24	$41,518.58	$498,222.96
		25-36	$42,764.14	$513,169.68
		37-48	$44,047.06	$528,564.72
		49-60	$45,368.47	$544,421.64
		61-63	$46,729.53	$140,188.59

	5.2	Initial Estimate of Expenses:	$0.34 per rentable square foot, per month, subject to change

6.	Security Deposit:		$333,429.42 in the form of a Letter of Credit

7.	Permitted Use:		General office, laboratory, research and development, manufacturing, storage, and other legal related uses conforming with the requirements of the City of Fremont

8.	Parking:		Tenant’s Percentage Share of the parking available for the Building

9.	Brokers:

	9.1	Landlord’s Broker:	Ben Rojas and Sherman Chan of CBRE

	9.2	Tenant’s Broker:	Jim Cacho and Dave Vanoncini of Kidder Mathews

10.	Tenant Improvements:		See Exhibit C.

ii

LEASE

This “Lease”, which includes the Summary of Basic Lease Provisions (“Summary”) and all exhibits and addenda attached hereto and incorporated herein by this reference, is made as of the 3(“Tay of January, 2019 (“Effective Date”), by and between Los Altos Fields, LLC, a California limited liability company, as Landlord, and Amprius, Inc., a Delaware corporation, as Tenant.

1. Premises.

1.1 Lease of Premises. Commencing upon the Commencement Date, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. Such lease is upon, and subject to, the terms, covenants and conditions herein set forth. The Premises contains the square footage specified in the Summary; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree is reasonable and no economic terms based thereon shall be subject to revision whether or not the actual square footage is more or less except in the event that Landlord increases or decreases the actual square footage of the Building, in which event only Tenant’s Percentage Share may change (not Base Rent).

1.2 Condition of Premises. Tenant acknowledges that, except as expressly provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business. Except as expressly provided in this Lease, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Project are complete and in good, sanitary and satisfactory condition and repair and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto, except as expressly provided in this Lease. Tenant accepts the Premises “AS IS”, Tenant having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Premises. Tenant accepts the Premises in their condition existing as of the Commencement Date, subject to all Laws governing and regulating the use of the Premises and any covenants or restrictions of record. Notwithstanding anything set forth in this Section 1.2, above, to the contrary, Landlord shall cause the Building Systems (defined below), which serve the Premises and the roof and all exterior windows and doors to be in good working condition and repair upon the delivery of the Premises to Tenant. If it is determined during the first sixty (60) days of the Initial Term that any of the Building Systems or roof or the exterior doors and windows were not in good working condition and repair as of the date of Landlord’s delivery of the Premises to Tenant, Landlord shall not be liable to Tenant for any damages, but as Tenant’s sole remedy, Landlord shall perform such work or take such other action as may be necessary to place the same in good working condition and repair, in each case at Landlord’s sole cost and expense and not as an Operating Expense. As used herein, the term “Building Systems” shall mean the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment which serve the Premises.

1.3 Common Area. During the Term of this Lease, Tenant shall have the nonexclusive right to use, in common with other tenants in the Project, and subject to the Rules and Regulations, defined below, those portions of the Building and Project (the “Common Area”) designed by Landlord as common area that are provided for use in common by Landlord, Tenant and any other tenants of the Project (or by the subtenants, agents, employees, customers invitees, guests or licensees of any such party), whether or not those areas are open to the general public. The Common Areas may

1

include, without limitation, common entrances, lobbies, restrooms, elevators, stairways, access ways, loading docks, ramps, drives, platforms, passageways, service ways, the common pipes, conduits, wires and appurtenant equipment, fixtures, systems, decor, facilities, parking, parking structure, loading and unloading areas, trash areas, roadways, landscaping, city sidewalks adjacent to the Project, any pedestrian walkway systems, parks or other facilities located within the Project and open to the general public. Common Areas shall not include any portion of the Project to the extent not exclusively serving another tenant or contained within another tenant’s premises or other areas designated by Landlord to be inaccessible.

1.4 Landlord’s Reservation of Rights. Landlord reserves for itself the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises; (ii) expand or reduce the Building or Project and construct or alter other buildings or improvements on the Project; (iii) make any changes, additions, improvements, repairs or replacements in or to the Project, Common Area and/or the Building (including the Premises) and the fixtures and equipment thereof, including, without limitation, maintenance, replacement and relocation of pipes, ducts, conduits, wires and meters; and changes in the location, size, shape and number of driveways, entrances, stairways, elevators, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways and, parking spaces and parking areas; (iv) close temporarily, for a reasonable period of time, any of the Common Areas while engaged in making repairs, improvements or alterations to the Project, Common Area and/or Building; and (v) perform such other acts and make such other changes with respect to the Project, Common Area and/or Building, as Landlord may, in the exercise of good faith business judgment, deem to be appropriate. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises when performing such rights; provided however, Landlord shall not be subject to any liability to Tenant for any interference that may occur unless Landlord breaches its obligations hereunder.

1.5 Security. Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises or the Building.

2. Term.

2.1 Term; Notice of Lease Dates. The “Term” is defined as the Initial Term commencing on the Commencement Date and ending on the Expiration Date, as may be extended by any Extension Term(s), unless the Term is sooner terminated as provided in this Lease. If Landlord does not deliver possession of the Premises to Tenant on or before the anticipated Commencement Date (as set forth in Section 4.1 of the Summary), Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected; provided however the Term shall not commence until the Premises are delivered to Tenant with the Tenant Improvements Substantially Completed and the Expiration Date shall be revised accordingly. Within ten (10) days of Landlord’s written request, Tenant shall execute and return to Landlord’s notice confirming the Term, Commencement Date and Expiration Date. If Tenant fails to execute and return the confirmation within such 10-business day period, Tenant shall be deemed to have approved and confirmed the dates set forth therein. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term, provided that the firs Lease Year shall include any partial first months and the last Lease Year shall end on the Expiration Date. Notwithstanding anything to the contrary herein, (i) if Landlord has failed to deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed on or before March 1, 2019 (“Drop Dead Date”) and such delay

2

is not the result of a Tenant Delay, a natural disaster, fire or flood, or default by Tenant, as Tenant’s remedy, Tenant shall be entitled to one (1) day of abated Base Rent for each day Landlord has failed to deliver possession of the Premises with the Tenant Improvements Substantially Completed beyond the Drop Dead Date; provided however, if this Lease is not executed by Tenant and delivered to Landlord on or before January 15, 2019, then the “Drop Dead Date” shall be extended by the number of days between January 15, 2019 and the date Tenant executes and delivers this Lease to Landlord. For example only, if Tenant executes and delivers this Lease to Landlord on January 20, 2019, the Drop Dead Date shall be extended by five (5) days to March 6, 2019.

2.2 Early Access Period. Tenant will be granted access to the Premises on the later of (i) the date provided in Section 4.5 of the Summary or (ii) the date Tenant has delivered any required Security Deposit, letter of credit and insurance certificates to Landlord, without charge for the purposes of installing telephone and data lines and furnishings and equipment, provided such access does not delay or interfere in any manner with the construction of any tenant improvements performed by Landlord and delivery of the Premises to the Tenant.

2.3 Option to Extend Lease.

2.3.1 Extension Term(s). Tenant shall have the number of options, if any, to extend the Term of this Lease as set forth in Section 4.4 of the Summary (each extension an “Extension Term”). Such option shall be exercised by giving notice of exercise of the option (“Option Notice”) to Landlord at least six (6) months, but not more than nine (9) months before the expiration of the then current Term, provided that, (i) if a Default exists on the date of giving the Option Notice, the Option Notice shall be totally ineffective and null and void, or (ii) if a Default exists on the date the Extension Term shall commence, the Extension Term shall not commence, and, (iii) in either case, this Lease shall expire at the end of the then current Term or Extension Term unless terminated sooner under the provisions hereof. If Tenant fails to duly exercise an option or if an exercise or a commencement of an Extension Term fails due to the existence of a Default or if the initial Term or any extended term is terminated any remaining options shall immediately become null and void. Time is of the essence.

2.3.2 Options are Non-Transferable. The option to extend the Term is granted by Landlord to Tenant personally, and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone other than Tenant and an assignee pursuant to a Permitted Transfer (as defined below). Except as provided in the preceding sentence, any assignment of the option to extend the Term (except a Permitted Transfer) without Landlord’s prior written consent shall be void.

2.3.3 Terms and Conditions. Each Extension Term shall be on the same terms and conditions set forth in the Lease except that the Base Rent for the first Lease Year of the Extension Term shall be the greater of (i) the Fair Market Rent, or (ii) one hundred three percent (103%) of the Base Rent payable by Tenant during the last Lease Year of the immediate prior Term, and for each Lease Year thereafter the Base Rent shall increase by 3%.

2.3.4 Determination of Fair Market Rent.

(a) Within thirty (30) days following the receipt of the Option Notice by Landlord, Landlord shall notify Tenant of Landlord’s good faith determination of the Base Rent for the first Lease Year of the Extension Term pursuant to Section 2.3.3. Tenant shall have a period of ten (10) days to either accept or reject to Landlord’s determination of the Base Rent. If Tenant fails to either accept or reject Landlord’s determination of the Base Rent, Tenant shall be deemed to have accepted Landlord’s determination of the Base Rent. If Tenant timely rejects Landlord’s determination of the Base Rent, the parties shall negotiate in good faith for a period of thirty (30) days to determine the Base Rent.

3

(b) If the parties are unable to agree upon the Base Rent within such 30-day period, then within ten (10) days thereafter, each shall specify in writing to the other the name and address of a person to act as the appraiser on its behalf. Each such person shall be an MAI certified commercial real estate broker or appraiser with at least five (5) years of experience with the prevailing market rents for the area in which the Premises are located. If either party fails to timely appoint an appraiser, the determination of the timely appointed appraiser shall be final and binding. The two appraisers shall have twenty-one (21) days from the day of their respective appointments (the “Determination Period”) to make their respective determinations and agree on the Fair Market Rent. If the two appraisers selected by the Landlord and Tenant cannot reach agreement on the Fair Market Rent, such appraisers shall within five (5) business days jointly appoint an impartial third appraiser with qualifications similar to those of the first two appraisers, and the Fair Market Rent shall be established by the three appraisers in accordance with the following procedures: The appraiser selected by each party shall state in writing his/her determination of the Fair Market Rent. The first two appraisers shall arrange for the simultaneous delivery of their determinations to the third appraiser no later than ten (10) days after the expiration of the Determination Period. The role of the third appraiser shall be to select which of the two proposed determinations most closely approximates the third appraiser’s determination of the Fair Market Rent, and shall have no more than seven (7) days in which to select the final determination. The determination chosen by the third appraiser shall constitute the decision of the appraisers and be final and binding on the parties. Each party shall pay the cost of its own appraiser and shall share equally the cost of the third appraiser. If the two appraisers cannot agree on the selection of the third appraiser, then either party may apply to Presiding Judge of the Superior Court for the county in which the Premises is located for the selection for the third appraiser.

(c) In the event the Base Rent for the Premises is not conclusively determined pursuant to the procedure above prior to the commencement of the Extension Term, Tenant shall pay Base Rent in the amount of 103% of the Base Rent payable hereunder for the last Lease Year of the immediately prior Term until the Base Rent is conclusively determined. Once the Base Rent is conclusively determined, Tenant shall, upon the payment of the next installment of Base Rent, pay to Landlord any underpayment of Base Rent for such period.

2.3.5 Fair Market Rent Definition. For purposes of this Lease, “Fair Market Rent” shall mean the base amount of rental which would typically be paid by a tenant under a triple-net lease (exclusive of all other sums payable by the tenant under a triple-net lease such as taxes, insurance premiums, common area maintenance charges, repair and restoration costs, and similar charges) for premises of a similar type, design and quality in Fremont, California, and are situated under market leasing conditions existing at that time, and shall take into account that there will be no free rent or tenant improvement allowance during the Extension Term under this Lease.

3. Rent.

3.1 Base Rent. Tenant shall pay without demand, notice, deduction or offset, to Landlord or such other party or place as Landlord may direct from time to time, agrees to pay Landlord in lawful money of the United States of America base rent in the amounts designated in Section 5.1 of the Summary. The Base Rent shall be paid by Tenant in monthly installments in advance on the first day of each and every calendar month during the Term, except that the first full month’s Base Rent shall be paid upon Tenant’s execution and delivery of this Lease to Landlord. Base Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Base Rent described in Section 3.1 above (including, without limitation, payments for insurance, repairs and parking, and Expenses) shall be considered additional rent for the purposes of this Lease, and the word “Rent” in this Lease shall include Base Rent and such additional rent. All Rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord by check, ACH or other electronic funds.

4

3.3 Payment of Expense. Tenant shall pay to Landlord during the term hereof, in addition to the Base Rent, Tenant’s Percentage Share of the following: (i) the amount of all Operating Expenses incurred by Landlord during the Term; (ii) the amount of all Taxes incurred by Landlord during the Term; (iii) the amount of all Insurance Costs incurred by Landlord during the Term; and (iv) the amount by which all Utility Costs incurred by Landlord during the Term (collectively the “Expenses”).

3.4 Definitions.

3.4.1 As used in this Lease, the term “Operating Expenses” shall consist of all reasonable costs and expenses of operation, maintenance and repair of the Project as determined by standard accounting practices. Operating Expenses include the following costs by way of illustration but not limitation: (a) any and all assessments imposed pursuant to any covenants, conditions and restrictions as disclosed by Landlord ; (b) costs, levies or assessments arising after the date of this Lease resulting from statutes or regulations promulgated by any government authority; (c) waste disposal and janitorial services and the cost of all cleaning and janitorial supplies, the cost of window cleaning, window glass replacement and repair; (d) security; (e) costs incurred in the management of the Project, including, without limitation: (1) supplies, (2) wages, salaries, benefits, pension payments, fringe benefits, uniforms and dry-cleaning thereof (and payroll taxes, insurance and similar governmental charges related thereto) of employees up to the level of manager, (3) the rental of personal property used by Landlord’s personnel in the maintenance, repair and operation of the Project, (4) management office rent to the extent such office is located in the Project, (5) accounting fees, reasonable legal fees and real estate consultant’s fees, and (6) a management/administrative fee; (f) supplies, materials, equipment and the cost of maintenance, depreciation and replacement of machinery, tools and equipment; (g) repair, maintenance and replacement of any portion of the Project, including, without limitation, the plumbing, heating, ventilating, air-conditioning and electrical systems, sewer, drainage, electrical, fire protection, life safety systems, fire alarm systems (including all maintenance contracts and fees payable to life safety consultants), security systems and other mechanical, electrical and communications systems and equipment; (h) maintenance, repair and replacement costs and upkeep of all parking areas; (i) any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Project (and not included in Taxes); (j) the cost of maintaining any public transit system, transportation management program, vanpool, or other public or semi-public transportation requirements to the extent such program is mandated by law; (k) any capital costs, equipment, improvements, repairs or replacement; provided however, such costs shall be amortized on a straight-line basis over the useful life as reasonably determined by Landlord together with interest at prime plus two percent (2%) per year on the unamortized balance of all costs; (1) costs and expenses of gardening and landscaping; (m) maintenance of signs; (n) personal property taxes levied on or attributable to personal property used in connection with the Project; and (o) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items associated with the Project.

3.4.2 As used in this Lease, the term “Taxes” shall mean all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Project; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Project; taxes levied against the rents in use of or in addition to taxes levied against the Project; personal property taxes assessed on the personal property of Landlord used in the

5

operation of the Project; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Project or the personal property described above; any increases or decreases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Taxes shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes. In addition, Taxes shall not include any portion of any tax or assessment expense or any increase therein (a) imposed on land and improvements other than the Project; (b) resulting from the improvement of any of the Project for the sole use of other occupants or (c) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term.

3.4.3 As used in this Lease, “Insurance Costs” shall mean the cost of insurance obtained by Landlord (including reasonable self-insured retention amounts, and any deductibles, except as set forth below) for the Project.

3.4.4 As used in this Lease, “Utilities Costs” shall mean all actual charges for utilities for the Project, including the Premises, if not paid directly to the utility provider by Tenant, including but not limited to water, sewer and electricity, and the costs of heating, ventilating and air conditioning as related fees, assessments and surcharges.

3.4.5 Exclusions from Expenses. Notwithstanding anything to the contrary contained in this Section 3.4, the following items shall be excluded from Expenses, as applicable:

(a) Any charge for depreciation of the Building or equipment and any interest or other financing charge;

(b) Any charge for Landlord’s income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord’s business;

(c) All costs relating to activities for the marketing, solicitation, negotiation and execution of leases of space in the Building, including without limitation, costs of tenant improvements;

(d) All costs for which Tenant or any other tenant in the Building is being charged other than pursuant to Operating Expense;

(e) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building;

(f) The cost of alterations of space in the Building leased to other tenants;

(g) Ground rent or similar payments to a ground lessor;

(h) Legal fees and related expenses incurred by Landlord (together with any damages awarded against Landlord) due to the gross negligence or willful misconduct of Landlord;

(i) Utilities costs or the cost of janitorial or other building services to the extent any tenant directly contracts with the provider for such services;

(j) costs incurred with negotiations or disputes with any other tenants of the Project;

(k) costs arising from the violation by Landlord of any other lease in the Project;

6

(I) interest, charges and fees incurred on debt (other than as it relates to amortized costs as provided above); and

(m) management fee in excess of four percent (4%) of the gross rents for the Project (excluding the management fee);

(n) costs to correct any construction defect in the Premises or the Project or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Premises or the Project on the Commencement Date;

(o) insurance deductibles in excess of $50,000.00;

(p) reserves; and

(q) costs incurred in connection with the presence of any Hazardous Material, as disclosed on the Hazardous Material Report provided to the Landlord at the time of the building purchase in 2018.

3.5 Estimate Statement. By the first day of April of each calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement (“Estimate Statement”) estimating the Expenses for the current calendar year payable by Tenant. Landlord shall have the right at any time in any calendar year to deliver a revised Estimate Statement for such calendar year if Landlord determines that the Expenses are greater than those set forth in the original Estimate Statement (or previously delivered revised Estimate Statement) for such calendar year. The Expenses shown on the Estimate Statement (or revised Estimate Statement, as applicable) shall be divided into twelve (12) equal monthly installments, and Tenant shall pay to Landlord, concurrently with the regular monthly rent payment next due following the receipt of the Estimate Statement (or revised Estimate Statement, as applicable), an amount equal to one (1) monthly installment of such Expenses multiplied by the number of months from January in the calendar year in which such statement is submitted to the month of such payment, both months inclusive (less any amounts previously paid by Tenant with respect to any previously delivered Estimate Statement or revised Estimate Statement for such calendar year). Subsequent installments shall be paid concurrently with the regular monthly rent payments for the balance of the calendar year and shall continue until the next calendar year’s Estimate Statement (or current calendar year’s revised Estimate Statement) is received.

3.6 Actual Statement. By the first day of April of each succeeding calendar year during the Term of this Lease, Landlord shall endeavor to deliver to Tenant a statement (“Actual Statement”) of the actual Expenses for the immediately preceding calendar year. If the Actual Statement reveals that the amount of estimated Expenses for the previous year were over-paid or under-paid, then within thirty (30) days after delivery of the Actual Statement, Tenant shall pay to Landlord the amount of any such under-payment, or, Landlord shall credit Tenant against future Expenses the amount of such over-payment, as the case may be. Such obligation to pay the under-payment will survive the expiration or earlier termination of this Lease. Prior to the expiration or sooner termination of the Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Expenses for the then current Lease Year to the end of the Term, and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Percentage Share of any excess of such actual Expenses over the estimated Expenses paid by Tenant in such Lease Year, subject to final reconciliation as set forth above.

3.7 Audit Right. Within ninety (90) days (the “Audit Election Period”) after Landlord delivers to Tenant the Actual Statement for any calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s books and records relating to Operating Expenses for such calendar year, subject to the following conditions: (1) the audit shall be prepared by an independent certified public accounting firm of recognized national or regional standing

7

reasonably approved by Landlord; (2) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (3) the audit shall commence within ten (10) business days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within thirty (30) days after commencement; (4) the audit shall be conducted where Landlord maintains its books and records (which shall be in the San Francisco Bay area) and shall not unreasonably interfere with the conduct of Landlord’s business; and (5) Tenant and its accounting firm shall treat any audit in a confidential manner. Tenant shall deliver a copy of such audit to Landlord within ten (10) business days of receipt by Tenant. If Landlord disagrees with the audit, Landlord shall have the right to verify the findings of the audit by Landlord’s accountant. Landlord shall credit any overpayment determined by the audit report, if agreed to by Landlord or otherwise Landlord’s accountant, against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report or Landlord’s accountant within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If the audit or Landlord’s accountant shows that Landlord’s calculation of Operating Expenses for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees, not to exceed $2,500, applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor.

3.8 No Release. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Sections 3.5 and 3.6 shall not constitute a waiver of its right to receive Tenant’s payment of Expenses, nor shall it relieve Tenant of its obligations to pay Expenses pursuant to Section 3.3, except that Tenant shall not be obligated to make any payments based on such Estimate Statement or Actual Statement until thirty (30) days after receipt of such statement.

3.9 Taxes on Tenant’s Property. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures); and (b) any Alterations in the Premises made by Tenant to the extent such items are assessed at a valuation higher than the valuation at which tenant improvements conforming to the Building’s standard tenant improvements are assessed. If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefore upon demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

4. Letter of Credit.

4.1 Upon Tenant’s execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable and renewable letter of credit (“Letter of Credit”) in favor of Landlord in a form approved by Landlord and issued by a bank approved by Landlord, in the principal amount as set forth in Section 6 of the Summary, to be held by Landlord in accordance with the terms, provisions and conditions of this Lease. Landlord hereby approves Silicon Valley Bank as an acceptable issuer of the Letter of Credit. Landlord has accepted the language and form of the letter of Credit in Exhibit G. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Letter of Credit. Any other issuer of the Letter of Credit shall have an S&P rating of “A” or the equivalent from another rating agency, or above (the “Credit Standard”). The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord’s behalf for the full amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the

8

party making such demand and shall provide that the Letter of Credit shall not be cancelled or terminated without at least sixty (60) days prior notice to Landlord. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Tenant shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Landlord will expire prior to the last day of the Term and (i) the Letter of Credit is not extended, or (ii) a new Letter of Credit for an extended period of time is not substituted, in either case at least sixty (60) days prior to the expiration of the Letter of Credit, or (B) The rating of the issuer of the Letter of Credit other than Silicon valley Bank falls below the Credit Standard, or (C) Tenant commits a Default with respect to any provision of this Lease, or (D) there is a filing of a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Landlord may (but shall not be required to) draw upon all or any portion of the stated amount of the Letter of Credit, and the proceeds received from such draw shall constitute Landlord’s property (and not Tenant’s property or the property of the bankruptcy estate of Tenant) and Landlord shall then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Landlord for costs incurred by Landlord in connection with such default (3) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s Default, (4) to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s Default, or (5) as rent to be applied against Tenant’s past due rent obligations as they become due until the remaining proceeds are exhausted. Following any such draw by Landlord on the Letter of Credit, Landlord will disburse such Letter of Credit any unused proceeds to Tenant provided (i) Tenant delivers to Landlord a replacement Letter of Credit from Silicon Valley Bank or other a financial institution meeting the Credit Standard in a form approved by Landlord within ten (10) days after Landlord’s draw thereon, and notice to Tenant (ii) there exists no default with respect to any provision of this Lease, and (iii) Tenant pays all of Landlord’s fees and expenses incurred in connection with such disbursement; provided, however, if any of the three (3) foregoing conditions are not satisfied, the proceeds received from such draw shall apply the proceeds to satisfying the financial obligation that gave rise to the draw upon the letter of credit. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Landlord sell its interest in the Premises during the Term

Landlord will transfer its interest in the Letter of Credit to purchaser. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Landlord after expiration of the Term, after any deductions described in this Section 4 above, shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Term and Tenant’s surrender of the Premises, whichever is later.

4.2 The use, application or retention of the Letter of Credit, the proceeds or any portion thereof, shall not prevent Landlord from exercising any other rights or remedies provided under this Lease, it being intended that Landlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No trust relationship is created herein between Landlord and Tenant with respect to the Letter of Credit.

4.3 Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations

9

applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to this Lease or the Letter of Credit (or any proceeds thereof); or (b) controls Landlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under the Lease or any damages Landlord may suffer following termination of this Lease, then Tenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code (excluding subsection 1950.7(b)), it being agreed that Landlord may recover from the Letter of Credit (or its proceeds) all of Landlord’s damages under this Lease and California law including, but not limited to, any damages accruing upon the termination of this Lease in accordance with this Lease and Section 1951.2 of the California Civil Code.

4.4 Tenant shall have the one-time right to reduce the Letter of Credit to the amount of $55,571.57 provided that (A) Tenant is not then in Default and no a Default has occurred, and (B) one of the following has occurred: (i) the named Tenant under this Lease is acquired by a publically traded company registered on a nationally recognized public exchange (e.g. NASDAQ), (ii) the named Tenant successfully completed an initial public offering on a nationally recognized public exchange, (iii) the named Tenant under this Lease has a consolidated profitability for four (4) consecutive quarters of over $1,000,000 each quarter, as evidenced by financial statements provided to Landlord; (iv) the named Tenant under this Lease or any permitted assignee has a net worth in excess of $50,000,000 as determined in accordance with generally accepted accounting principles (without the inclusion of goodwill) as evidenced by financial statements provided to Landlord. In the event Tenant meets any of the above conditions, Tenant shall provide Landlord written notice at least thirty (30) days prior to such reduction together with Landlord such supporting documentation and other information evidencing that any such condition has been met. Landlord shall reasonably cooperate, at no cost to Landlord, with the issuer of the Letter of Credit to accommodate such reduction.

5. Use.

5.1 General. Tenant shall use the Premises solely for the Permitted Use specified in Section 7 of the Summary, and shall not use or permit the Premises to be used for any other use or purpose whatsoever without the prior written consent of Landlord, which consent may be withheld by Landlord for any reason or no reason in its sole discretion. Tenant shall observe and comply with the “Rules and Regulations” attached hereto as Exhibit B, and all non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project or the Building of any such Rules and Regulations. Notwithstanding anything to the contrary herein, Tenant shall not be required to comply with any new rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights and does not materially increase the obligations or decrease the rights of Tenant under this Lease. In the event of a conflict between the Rules and Regulations and this Lease, this Lease shall control. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, all recorded covenants, conditions and restrictions now or hereafter affecting the Project, and all laws, statutes, codes, rules and regulations now or hereafter in force (“Laws”) relating to or affecting the condition, use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990, as amended (“ADA”) and Title 24 as it pertains to Tenant’s use, occupancy, improvement and alteration of the Premises, whether structural or nonstructural, including unforeseen and/or extraordinary alterations and/or improvements to the Premises, regardless of the period of time remaining in the Term.

10

Notwithstanding anything to the contrary herein, Tenant shall not be required to install any Alterations required by Laws unless such Alterations are required or “triggered” as a result of any specific use of the Premises or any Alterations installed by Tenant. Tenant shall not use or allow the Premises to be used (a) in violation of any recorded covenants, conditions and restrictions affecting the Project or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or Building, or (b) for any immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant shall have no right to conduct any auction in, on or about the Project.

5.2 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) materially increase the costs of any insurance policy maintained by Landlord pursuant to Section 10 or otherwise with respect to the Building or the Project (unless Tenant pays such increase). If Tenant’s occupancy or conduct of its business in or on the Premises results in any material increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent upon demand. If any insurance coverage carried by Landlord with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, Tenant shall be deemed to be in Default under this Lease, subject to any applicable notice or cure period specified in Section 15.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

5.3 Parking. Tenant to have non-exclusive use of Tenant’s Percentage share of the total parking available for the Building at no charge throughout the Term. Tenant shall not park nor permit to be parked, any inoperative vehicle or equipment on any portion of the common parking area or other common areas of the Premises. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein.

5.4 Signs. Tenant, at Tenant’s sole cost and expense, shall have the right to place a sign upon the exterior of the Building (“Building Signage”). Such Building Signage shall be deemed an Alteration (as defined below) and shall be subject to all of the terms and conditions of Section 9 below, including, without limitation, Landlord’s prior written consent; provided however, Tenant shall obtain Landlord’s approval as to the design, location and size of the Building Signage, and Tenant shall, prior to the expiration or earlier termination of this Lease, remove the Building Signage and restore the façade of the Building to its condition prior to the installation of the Building Signage. Tenant will be responsible for obtaining all City and Government approvals with respect to such Building Signage. Any changes to such Building Signage shall be performed by Tenant at Tenant’s expense and shall be subject to Section 9. The sign rights granted herein are personal to the original Tenant executing this Lease and may not be assigned, voluntarily or involuntarily, to any person or entity other than a permitted assignee or Sublessee of the entire Lease. Tenant shall not have the right to install any other signs at the Project or Building; provided however, subject to the terms of this Lease, including, without limitation, Section 9 and the Rules and Regulation, Tenant shall be permitted to install signage within the Premises as long as such signage is not targeted to the outside of the Premises.

5.5 Rooftop Access. Tenant, at its sole cost and expense, shall have the non- exclusive right (it being understood that Landlord may grant, extend or renew similar rights to others) to use and access the roof for the purposes of installing, repairing and maintaining equipment and fixtures, provided that prior to commencing any installation, Tenant shall (i) obtain Landlord’s prior approval of the proposed size, weight and location of the equipment and fixtures and method for fastening the

11

equipment and fixtures to the roof, which approval shall not be unreasonably withheld, (ii) such installation and/or replacement shall comply strictly with all Laws and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) use the fixtures and equipment solely for its internal use and associated with its use of the Premises and (iv) obtain and maintain in effect, at Tenant’s sole cost and expense, insurance for the fixtures and equipment any necessary federal, state, and municipal permits, licenses and approvals, and deliver copies thereof to Landlord. All installation, construction and maintenance shall be performed in a neat, responsible, and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements imposed by Landlord. Tenant shall label each cable or wire placed by Tenant in the telecommunications pathways of the Building, with identification information as required by Landlord. Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of such fixtures and equipment. The fixtures and equipment shall remain the property of Tenant, and Tenant may remove the fixtures and equipment at its cost at any time during the Term. Tenant shall remove the fixtures and equipment to the extent required by Article 9 of this Lease. Landlord makes no warranty or representation that the Building or any portions thereof are suitable for the use of such fixtures and equipment, it being assumed that Tenant has satisfied itself thereof. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall protect, defend, indemnify and hold harmless Landlord Indemnified Parties from and against Claims (as defined below), incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of such fixtures and equipment. Tenant’s obligations under this paragraph shall survive any termination of this Lease.

6. Hazardous Materials.

6.1 Restriction on Use; Definition. Except as expressly permitted in Section 6.2 below, Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials (as defined below).

6.2 Permitted Use of Hazardous Materials. Notwithstanding Section 6.1 to the contrary, and subject to all other terms and conditions of this Section 5.5 and Tenant’s covenant to strictly comply with all Environmental Laws and the highest health and safety standards relating to Tenant’s use and/or disposal of Hazardous Materials, Tenant may keep and use within the interior of the Premises the following (collectively, the “Permitted Hazardous Materials”): (i) ordinary office supplies (such as, for example, liquid paper, printer and copier toner, and glue) which may contain Hazardous Materials; and (ii) the types and quantities of the Hazardous Materials listed on Exhibit D attached hereto which are used in connection with Tenant’s Permitted Use. However, as a condition to such use of any such Permitted Hazardous Materials, Tenant must, at Tenant’s sole cost and expense: (A) use and/or keep such Permitted Hazardous Materials (1) only within the interior of the Premises and/or the exterior pad and fenced area that are part of the Premises (other than to transport same to and from the Premises and/or to dispose of same as provided herein below), (2) in strict compliance with all such Environmental Laws and (3) only for their intended purposes; (B) promptly dispose off-site (i.e., outside the Project) all such Hazardous Materials used or kept by Tenant or Tenant Parties (as defined below) in compliance with all applicable Environmental Laws, and shall contract with a properly licensed contractor (who shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) for such off-site disposal; (C) carry Pollution Legal Liability insurance as set forth in Section 10.1.5 below; and (D) promptly abate, clean-up and remediate all Hazardous Materials which are spilled, leaked and/or otherwise discharged onto or into any portion of the Building and/or Project during the Term or any period Tenant has possession of the Premises, in compliance with all Environmental Laws. Prior to the earlier of the Commencement Date or the date Tenant or any of the Tenant Parties brings into or onto the Project any Permitted Hazardous Materials, Tenant shall, at its sole cost and expense, provide to Landlord, and file, and/or obtain from, all applicable governmental

12

authorities, all plans, permits, filings, applications, postings and other registrations relating to or arising in any way out of or in connection with Tenant’s use, storage and/or disposal of the Permitted Hazardous Materials at or from the Premises (collectively, the “Tenant’s Permits”), including, without limitation, Hazardous Materials Business Plan (HMBP) (County Environmental Health), NFPA -704 Placard and list of chemicals stored (Local Fire Department), Air Permit(s) (Bay Area Air Quality Management District), Industrial Activities Storm Water General Permit (State Water Resource Control Board), Discharge Permit (local public-operated treatment works), Boiler/Pressure Vessel Permit (California Division of Occupational Safety and Health), Hazardous Waste Generator ID Numbers (California Department of Toxic Substances Control and U.S. EPA), and Spill Prevention Control and Countermeasures (SPCC) Plan (U.S. EPA). Upon Tenant’s receiving any amendment, change or modification affecting any of Tenant’s Permits, Tenant shall provide to Landlord copies of all documents relating thereto. Tenant shall be solely responsible, at its expense, for obtaining and keeping current all of Tenant’s Permits and other records relating to Permitted Hazardous Materials as may be required by applicable Environmental Laws. Tenant further acknowledges and agrees that Tenant shall be solely responsible, at its expense, for the preparation and maintenance of any required waste manifests necessary for the transport and disposal of any Hazardous Materials from the Premises, and Tenant shall be listed therein as the generator of all such materials, to the extent required by Environmental Laws (in no event shall Landlord be listed as the generator).

6.3 Removal and Remediation. Notwithstanding anything herein or any other provisions of this Lease to the contrary, at the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove from the Premises and Project (i) all Hazardous Materials (including any Permitted Hazardous Materials), and (ii) all of Tenant’s trade fixtures, equipment and other personal property used by Tenant in connection with the use, storage and/or disposal by Tenant or the Tenant Parties of Hazardous Materials in, on or at the Premises, Building and/or Project, and restore the Premises and Project the condition in Exhibit F; excluding normal wear and tear. If Tenant breaches any of its obligations contained in this Section 5.5, or if the presence of any Hazardous Materials in, on, under or about the Premises or Project caused or permitted by Tenant or the Tenant Parties results in any release, leaks, spills, damage to and/or contamination of the Premises and/or Project (and/or any other properties or improvements located outside the Project), then Tenant shall promptly take all actions, at its sole expense, as are necessary under Environmental Laws to remediate such Hazardous Materials, provided that Landlord’s reasonable approval of such actions shall first be obtained. Provided Tenant has not engaged a licensed remediation company within 10 days from the date of any contamination, Landlord may at its option (but in no event shall be obligated to) elect, after prior notice to Tenant, to conduct any such remediation program, all at Tenant’s sole cost and expense to the extent that Tenant would otherwise be liable for same. The design and scope of any such remediation program shall be reasonably approved by Landlord and Landlord’s environmental consultants.

6.4 Indemnity. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties (as defined below) and the Premises and Project harmless from and against any and all Claims (as defined below) arising out of or resulting from (i) the introduction, use, storage, release, leak, spill, disposal and/or discharge of any Hazardous Materials by Tenant and/or the Tenant Parties in violation of Environmental Laws, and/or (ii) the breach by Tenant of any of its obligations under this Section 5.5, and/or (iii) any damage to or contamination of the Premises to the extent of the remediation requirements imposed by applicable Environmental Law, Building and/or Project (and/or any other properties or improvements located outside the Project) resulting from the foregoing, such Claims to include, without limitation: (A) costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in, on or about the Premises, Building and/or Project (and/or other properties and improvements located outside the Project), and in the air, in the soil or in the ground water; (B) diminution in value, if any, of the Premises, Building and/or Project

13

(and/or other properties and improvements located outside the Project), (C) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and/or Project, including without limitation, damages occasioned by rent abatement and/or any other concession given by Landlord to other tenants of the Project in connection with such breach and/or contamination; (D) damages, if any, arising, directly or indirectly, from any adverse impact on developing or marketing the Premises, Building and/or Project; and (E) sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees. Notwithstanding anything to the contrary herein, shall Tenant be liable for the abatement, removal or remediation of any Hazardous Material present on or about the Project, or the soil, air, improvements, groundwater or surface water thereof as of the Commencement Date unless disturbed or exacerbated by Tenant in an activity outside of the scope of Exhibit C.

6.5 Periodic Inspection and Remediation. Landlord and/or Landlord’s environmental consultants shall be entitled, at any time and from time (subject to Section 17 below), at Landlord’s expense, except as expressly provided below, to: (i) enter the Premises to observe and inspect Tenant’s operations involving the use of Hazardous Materials; (ii) review Tenant’s emergency response plans with respect to Hazardous Materials and Tenant’s compliance and preparedness to comply therewith; and (iii) conduct environmental inspections, investigations and studies of the Premises and Project (including, without limitation, the collection of samples). Notwithstanding the foregoing, if any such inspection discloses (A) contamination of the Premises and/or Project (and/or other properties and improvements located outside the Project), with Hazardous Materials caused or permitted by Tenant or the Tenant Parties in violation of Environmental Laws, (B) a violation of Environmental Laws by Tenant or the Tenant Parties, or (C) a breach by Tenant of any of its covenants and obligations in this Section 5.5, then Tenant shall be solely responsible for the payment of all costs and expenses incurred in connection with any such inspection. Throughout the Term, Tenant shall maintain accurate and complete records with respect to Tenant’s use, storage, handling and disposal of Hazardous Materials in, on or about the Premises and/or Project, and Tenant shall make such records and all of Tenant’s Permits available to Landlord and Landlord’s environmental consultants in connection with any inspection or proposed inspection of the Premises and/or Project. If Landlord discovers that Tenant’s Hazardous Materials operations are not in compliance with Environmental Laws or the provisions of this Section 5.5, or that Tenant is not in compliance with Tenant’s emergency response plans for Hazardous Materials, then, in addition to Tenant’s liability established in Sections 6.3 and 6.4 above, Tenant shall cause its Hazardous Materials operations to be brought into compliance with all Hazardous Materials Laws, and in compliance with Tenant’s emergency response plans, as the case may be, as soon as possible following Tenant’s receipt of notice of any such Landlord’s non-compliance or non-preparedness, and Tenant shall immediately cease all use of such Hazardous Materials found not to be in compliance with Hazardous Materials Laws and/or such emergency response plans until such operations are brought into compliance therewith.

6.6 Payment of Costs by Tenant. All sums payable by Tenant pursuant to this Section 5.5 shall constitute Additional Rent payable under the Lease and shall be due and payable within ten (10) days of written demand therefor.

6.7 Survivability. The obligations of Tenant under this Section 5.5 (including Tenant’s indemnity of Landlord in Section 6.4 above) shall survive the expiration or earlier termination of this Lease.

7. Utilities and Services.

7.1 Standard Utilities and Services. Subject to the terms and conditions of this Lease, and the obligations of Tenant as set forth herein, Landlord shall furnish or cause to be furnished to the Premises the following utilities and services:

14

7.1.1 Access to the Premises by Tenant, twenty-four (24) hours per day, seven days per week; provided however, access to the Project after the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays (except Building Holidays) (“Normal Business Hours”) may require access through a key-coded gate. “Building Holidays” shall mean New Year’s Day, Labor Day, Presidents’ Day, Thanksgiving Day, Memorial Day, Independence Day and Christmas Day and such other national holidays as are adopted by Landlord as holidays for the Building.

7.1.2 Landlord shall furnish to the Premises twenty-four (24) hours per day, electrical current as available to the Premises as of the date of this Lease. In no event shall Tenant’s use of electric current ever exceed the capacity of the feeders to the Building or the risers or wiring installation of the Building. Landlord shall also furnish metered water to the Premises twenty-four (24) hours per day for drinking and lavatory purposes, in such quantities as required in Landlord’s reasonable judgment for the comfortable and normal use of the Premises. At the Tenants so sole option and expense Tenant shall arrange to install a separate meter or sub-meter to measure water consumption as a basis for allocation of water expense or provide for direct invoicing by the ACW (Alameda County Water).

7.2 Liability of Landlord. Landlord shall not be responsible for the failure of the heat and air conditioning system to perform its function due to the arrangement of partitioning in the Premises or changes or alterations thereto, the use of any heat-generating machinery or equipment in the Premises, or any occupancy of the Premises by an excessive number of persons.

7.3 Utility Rationing. Tenant acknowledges that the Premises and/or the Building may become subject to the rationing of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises and/or the Building, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

7.4 Tenant’s Obligations. Tenant shall cooperate fully at all times with Landlord, and abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s services and systems.

7.5 Failure to Provide Utilities. Landlord’s failure to furnish any of the utilities and services described in Section 7.1 above when such failure is caused by all or any of the following shall not result in any liability of Landlord: (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbances or labor disputes of any such character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel; or (e) any other cause beyond Landlord’s reasonable control. In addition, notwithstanding anything to the contrary contained herein, in the event of the failure of any said utilities or services, Tenant shall not be entitled to any abatement or reduction of rent except, as Tenant’s sole remedy, after ten (10) business days of failure to provide utilities and the failure to provide such utility or service is within Landlord’s control and provided that the Tenant cannot utilize the Premises in accordance with its customary operation due to the hardship, thereafter, Base Rent shall abate until the utilities are provided in the Premises (except if such failure is a result of any act or omission of Tenant), no eviction of Tenant shall result, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

15

8. Repairs.

8.1 Landlord’s Repair Obligations. Subject to Sections 13.1 and 14.2 of this Lease, Landlord shall, as part of the Operating Expenses, repair, maintain and replace, as necessary (a) the Building shell and other structural portions of the Building (including the roof and foundations), exterior walls of the Building; provided, that repair of the roof above $25,000 shall be at Landlord’s sole cost and expense (and not part of Operating Expenses), but any repair above $25,000 or replacement of the roof shall be amortized as described in Section 8.2 below and (b) the Common Areas; provided, however, to the extent such maintenance, repairs or replacements are required as a result of any act, neglect, fault or omission of Tenant or Tenant Parties, Tenant shall pay to Landlord, as additional rent, the costs of such maintenance, repairs and replacements. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

8.2 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth in Sections 8.1, 13.1 and 14.2, Tenant shall at all times and at Tenant’s sole cost and expense, keep and maintain in good order, condition and repair the Premises, and all improvements, additions and alterations therein. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises. Notwithstanding the foregoing, if Tenant determines in its reasonable, good faith discretion that an HVAC unit cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such unit or Tenant and Landlord otherwise agree that an HVAC unit should be replaced rather repaired, then Tenant shall have the option of notifying Landlord of such repair or replacement, in which event agrees with Tenant’s determination, Landlord shall perform such replacement. Tenant shall reimburse Landlord and Tenant shall share in the cost of replacing the HVAC unit as follows: (a) the actual out-of-pocket cost incurred by Landlord shall be amortized by Landlord on a straight-line basis over the useful life of the replacement HVAC unit as reasonably estimated by Landlord in accordance with customary commercial real estate accounting practices consistent with comparable buildings in the area, together with interest at prime plus two percent (2%) per year on the unamortized balance, and (b) the monthly amortized cost shall be added to and become a part of Additional Rent hereunder and shall be payable monthly until the earlier of (i) the date such cost has been fully amortized, and (ii) the end of the Lease Term (as the same may be extended).

9. Alterations.

9.1 Conditions. Tenant shall not, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, make any alterations, additions, improvements and decorations to the Premises (collectively, “Alterations”). Notwithstanding the foregoing, Tenant shall be permitted to make certain Alterations to the interior of the Premises (“Pre-Approved Alterations”) without Landlord’s prior written consent but only if: (a) At least ten (10) business days before construction is to commence, Tenant gives Landlord written notice of the nature and extent of the intended Alterations, specifying the contractor that Tenant intends to use; (b) the proposed Alterations do not affect the exterior appearance or structure of the Building or those portions of the Building systems; (c) the proposed Alterations do not involve the installation of stairways, vaults, or similar equipment or improvements; (d) the proposed Alterations do not involve or affect any asbestos or asbestos-containing materials in the Building; (e) the proposed Alterations do not require a building permit or other governmental approvals; and (f) the particular Alteration, does not cost more than $25,000.00 in the aggregate per project. Any Alterations (including Pre-Approved Alterations) shall be subject to and upon the following terms and conditions:

9.1.1 Notwithstanding any provision in this Section 9 to the contrary, Tenant is absolutely prohibited from making any Alterations which: (i) affect any area outside the Premises, other than the pad an fenced area that is part of the Premises; (ii) affect the Building’s structure or adversely affect the equipment, services or systems, or the proper functioning thereof, or Landlord’s access thereto; (iii) affect the outside appearance, character or use of the Project; (iv) weaken or impair the structural strength of the Building; or (v) will violate or require a change in any occupancy certificate applicable to the Premises.

16

9.1.2 Before proceeding with any Alterations which is not otherwise prohibited in Section 9.1.1 above, Tenant must first obtain Landlord’s written approval thereof (including approval of all plans, specifications and working drawings for such Alterations), which approval shall not be unreasonably withheld or delayed and Tenant must notify Landlord with a minimum 10 business days prior to any Alterations to the Premises in order for the Landlord to post a Notice of Non-responsibility on the Building and Premises.

9.1.3 After Landlord has approved the Alterations and the plans, specifications and working drawings therefor (or is deemed to have approved the Pre-Approved Alteration), Tenant shall: (i) enter into an agreement for the performance of such Alterations with such contractors and subcontractors selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld; (ii) before proceeding with any Alterations (including any Pre-Approved Alterations), provide Landlord with ten (10) business days’ prior written notice thereof; and (iii) pay to Landlord, upon written demand, the costs of any increased insurance premiums incurred by Landlord to include such Alterations in the fire and extended coverage insurance obtained by Landlord. In addition, before proceeding with any Alterations, Tenant shall obtain, at Tenant’s sole cost and expense: (A) all necessary governmental permits and approvals for the commencement and completion of such Alterations; and (B) if the cost of construction of the Alteration exceeds $100,000, a completion and lien indemnity bond, or other surety, satisfactory to Landlord for such Alterations. Landlord’s approval of any contractor(s) and subcontractor(s) of Tenant shall not release Tenant or any such contractor(s) and/or subcontractor(s) from any liability for any conduct or acts of such contractor(s) and/or subcontractor(s).

9.1.4 Tenant shall pay to Landlord, as additional rent, the reasonable costs incurred by Landlord for review of all plans, specifications and working drawings for the Alterations, including, without limitation, costs charged by Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) to review any Alterations to Building structure, HVAC, electrical, plumbing, or security systems, and the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided. Such amount shall be paid to Landlord within ten (10) days after invoice.

9.1.5 All Alterations shall be performed: (i) in accordance with the plans, specifications and working drawings approved by Landlord; (ii) lien-free and in a first-class workmanlike manner; (iii) in compliance with all Laws including, without limitation, the provisions of the ADA and Title 24; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Project or Building, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Project or Building; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

9.1.6 Until the completion of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance, commercial general liability insurance and builder’s risk insurance in compliance with the provisions of Section 10 of this Lease.

9.2 Approval of Tenant’s Initial Alterations. Subject to review and approval of specifications, plans and working drawings as provided above, Landlord hereby approves the Alterations contemplated by Tenant and shown on Exhibit D attached hereto (“Tenant’s Initial Alterations”). Landlord acknowledges that Tenant’s Initial Alterations may include increasing the power capacity to the Premises to 1,200 amps by switching the applicable electrical capacity equipment of the Premises with the corresponding equipment serving the adjacent premises, which will reduce the capacity of the

17

adjacent premises to 800 amps (“Electrical Upgrade”) and Tenant shall be permitted to perform the Electrical Upgrade upon the following terms and conditions (i) Tenant shall be responsible for all costs, payments to perform such Electrical Upgrade (ii) Tenant shall cause the Electrical Upgrade to be performed after Normal Business Hours or on a weekend and in a manner that minimizes interference with the occupant of the Building and shall provide at least two (2) business days advance notice to Landlord of the need to interrupt power to the Building as part of such upgrade. Tenant acknowledges that it is performing the Electrical Upgrade at its sole risk without any liability to Landlord. The Tenant’s Initial Alterations, including, without limitation, the Electrical Upgrade, shall be deemed an Alteration and shall be performed pursuant to the terms and conditions of this Section 9. Landlord acknowledges that Tenant has commenced and may pursue such actions as are necessary to cause PG&E to upgrade the power capacity. At no cost to Landlord, Landlord agrees to cooperate with Tenant with respect to such upgrades and to execute such reasonable authorizations and approvals as may be required by PG&E.

9.3 Removal of Alterations.

9.3.1 All Alterations, shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term; provided, however, Landlord may, by written notice delivered to Tenant at any time prior to Expiration Date (or immediately upon any sooner termination of this Lease) identify those items of the Alterations which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal on or before such expiration or termination. Tenant shall not be required to remove any of Tenant’s Initial Alterations except for such items as are indicated for removal on Exhibit F attached hereto.

9.3.2 Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alterations substantially contains the following statement in large, bold and capped font “PURSUANT TO SECTION 9.2 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATIONS, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATIONS TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for such Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alterations to be removed upon the expiration or earlier termination of this Lease. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall not require the removal of the subject Alterations.

9.4 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and moveable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall promptly repair any damage caused by such removal. Landlord and Tenant agree that, notwithstanding anything to the contrary in this Lease, the items listed on Exhibit E to this Lease constitute Tenant’s property and may be removed from the Premises at any time by Tenant.

9.5 Tenant’s Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Alterations identified by Landlord for removal pursuant to Section 9.3 above, or if Tenant fails to comply with its obligations under Section 9.4, Landlord may, without liability to Tenant for loss thereof, at Tenant’s sole cost and in

18

addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days’ prior notice to Tenant and Tenant’s continued failure to remove or recover such personal property during such 30 day period, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the, removal, storage and/or sale of such items), with any remainder to be retained by Landlord.

9.6 Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord’s request, provide Landlord with enforceable, unconditional and final lien releases (and other evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non-responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded to Landlord’s reasonable satisfaction so that it no longer affects title to the Project or the Premises. If Tenant fails to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

10. Tenant’s Insurance.

10.1 Types of Insurance. On or before the earlier of (i) the Commencement Date, (ii) the date Tenant is provided access to the Premises, or (iii) the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

10.1.1 Special Form (formerly known as All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, and malicious mischief upon property of every description and kind owned by Tenant and located in the Premises or Project, or for which Tenant is liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and any Alterations, in an amount not less than the full replacement cost thereof. Landlord and Tenant agree to coordinate insurance coverage to avoid duplicate coverages.

10.1.2 Commercial general liability insurance coverage on an occurrence basis, including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 11), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, with an initial combined single limit of liability of not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in annual aggregate. This coverage may be obtained through a separate policy or in combination with another excess liability or umbrella policy.

19

10.1.3 Worker’s compensation and employer’s liability insurance, in statutory amounts and limits, covering all persons employed in connection with any work done on or about the Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Premises.

10.1.4 Loss of income, extra expense and business interruption insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings for at least twelve (12) months attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenant’s parking areas or to the Building as a result of such perils.

10.1.5 Pollution liability insurance with limits not less than Three Million Dollars ($3,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) in annual aggregate, which coverage shall be maintained for a period of three (3) years after the expiration or earlier termination of this Lease. If such policy contains a retroactive date, such date shall be prior to the Commencement Date.

10.1.6 Any other form or forms of insurance as Landlord or the mortgagees of Landlord may reasonably require from time to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs; and, provided, that the insurance requirements herein shall not be modified pursuant to this Section 10.1.6 more than one (1) time during any three (3) calendar year period.

10.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers which are reasonably acceptable to Landlord and/or Landlord’s mortgagees and are authorized to do business in the state in which the Building is located and rated not less than financial class VIII, and not less than policyholder rating A- in the most recent version of Best’s Key Rating Guide; (b) be in form reasonably satisfactory from time to time to Landlord; (c) name Tenant as named insured thereunder and shall name Landlord, Landlord’s lenders and, at Landlord’s request, such other persons or entities of which Tenant has been informed in writing, as additional insureds there under, all as their respective interests may appear; (d) shall not have a deductible amount exceeding Ten Thousand Dollars ($10,000.00), which deductible amount shall be deemed self-insured with full waiver of subrogation; (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and any other additional insureds shall be primary, and any insurance carried by Landlord or any other additional insureds shall be excess and non-contributing; (f) with respect to the coverage required under, contain an endorsement that the insurer waives its right to subrogation as described in Section 10.3 below; (g) require the insurer to use best efforts to notify Landlord (and any other additional insureds) in writing not less than thirty (30) days prior to any material cancellation or other termination thereof (ten (10) days for cancellation due to non-payment of premium); (h) contain a cross liability or severability of interest endorsement; and (i) be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. To the extent reasonably obtainable, each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by any mortgagee pursuant to any provision of the mortgage upon the happening of a default thereunder, or (iv) any change in title or ownership of the Premises. Tenant agrees to deliver to Landlord, as soon as practicable after the placing of the required insurance, but in no event later than the date Tenant is required to obtain such insurance as set forth in Section 10.1 above, certified copies of each such

20

insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 10). Tenant shall cause replacement policies or certificates to be delivered to Landlord not less than ten (10) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in default subject to any applicable notice or cure period provided in Section 15.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

10.3 Waiver of Subrogation. Notwithstanding anything to the contrary herein, Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) any occurrence insured against under the Special Form insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) any occurrence which would have been covered under such insurance required to be obtained and maintained by Landlord and Tenant (as the case may be) under Sections 10.1 and 10.4 (as applicable) had such insurance been obtained and maintained as required therein (and assuming replacement cost coverage). The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease. Provided the same can be reasonably obtained at a reasonable or no additional cost, each party shall cause each insurance policy (other than the commercial general liability insurance) required to be obtained by it pursuant to Section 10 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy.

10.4 Landlord’s Insurance. At all times during the Lease Term, as extended, Landlord shall procure and maintain Special Form (formerly known as All Risk) insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, and malicious mischief upon the Building (excluding the items of property that Tenant is required to insure pursuant to Section 10.1.1 above), in an amount as determined by Landlord.

11. Indemnification and Exculpation.

11.1 Tenant’s Assumption of Risk and Waiver. Subject to the terms of Section 10.3 and unless caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises or Project, nor for (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise, (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or Project or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Project, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable to Tenant for any consequential damages or for loss of revenue or income and Tenant waives any and all claims for any such damages. Notwithstanding anything to the contrary contained in this Section 11.1, all property of Tenant, its agents, employees and invitees kept or stored on the Premises, whether leased or owned by any such parties, shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

21

11.2 Tenant’s Indemnification of Landlord. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and its partners, member and affiliates and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively “Landlord Parties”) harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Claims”), arising or resulting from (a) any occurrence at the Premises, (b) any act or omission of Tenant or any of its agents, employees, contractors, assignees, sublessees, licensees or invitees (collectively, the “Tenant Parties”); (c) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere in the Project; and/or (d) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease or the terms of any contract or agreement to which Tenant is a party or by which it is bound, affecting this Lease or the Premises. The foregoing indemnification shall include, but not be limited to, any injury to, or death of, any person, or any loss of, or damage to, any property on the Premises, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy thereof, whether or not Landlord or its mortgagee has or should have knowledge or notice of the defect or conditions causing or contributing to such injury, death, loss or damage. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel reasonably acceptable to Landlord.

11.3 Survival; No Release of Insurers. The indemnification obligations under Section 11.2 shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 11.1 and 11.2 above are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

12. Assignment and Subletting.

12.1 Restriction on Transfer. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any such assignment, sublease, license or the like shall be referred to as a “Transfer”). In no event may Tenant encumber this Lease. Any Transfer without Landlord’s consent shall constitute a material Default by Tenant under this Lease, and in addition to all of Landlord’s other remedies at law, in equity or under this Lease, such Transfer shall be voidable at Landlord’s election. In addition, this Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Section 12 other than with respect to transfers of stock of Tenant if Tenant is a publicly-held corporation and such stock is transferred publicly over a recognized security exchange or over-the-counter market, if Tenant is a corporation, partnership or other entity, any transfer or assignment, of fifty percent (50%) or more (individually or in the aggregate) of any stock or other ownership interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership or voting interest in such entity (a “Change of Control”), shall be deemed an assignment of this Lease and shall be subject to all of the restrictions and provisions contained in this Section 12. Tenant shall have no right to encumber of hypothecate this Lease.

12.2 Landlord’s Options. If Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice (“Transfer Notice”) setting forth the terms and provisions of the proposed Transfer and the identity of the proposed transferee (“Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice, a current financial statement and financial statements for the preceding two (2) years of the Transferee which have been certified by Transferee, or, if available,

22

certified by an independent accounting firm and such other information concerning the business background and financial condition of the proposed Transferee as Landlord may reasonably request. Landlord shall have the option, exercisable by written notice delivered to Tenant within thirty (30) days after Landlord’s receipt of the Transfer Notice, such financial statements and other information, either to:

12.2.1 approve or disapprove such Transfer;

12.2.2 in the case of an assignment or a sublease for a term equal to 50% or more of the remaining Initial Term or Extension Term, as the case may be, terminate this Lease which termination shall be effective thirty (30) days after Landlord’s notice, provided that if the Transfer is a sublease for less than the entire Premises, then such termination shall only be effective for the proposed sublease space and the Base Rent, Tenant’s Percentage Share, and the number of parking spaces to which Tenant is entitled shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant; or

12.2.3 in the case of an assignment or a sublease for a term equal to 50% or more of the remaining Initial Term or Extension Term, as the case may be, sublet from Tenant that portion of the Premises which Tenant has requested to Transfer at the rental and on the other terms set forth in Tenant’s Notice, except that the rent shall be the lower of the per square foot Base Rent and Expenses payable under this Lease for the subject space or that part of the rent and other consideration set forth in Tenant’s Notice; provided, however, that: (i) Landlord shall at all times under such sublease have the right and option further to sublet the Premises without obtaining Tenant’s consent or sharing any of the economic consideration received by Landlord; (ii) Section 7 of the Summary shall not be applicable thereto; (iii) Landlord and its subtenants shall have the right to use in common with Tenant all lavatories, corridors and lobbies which are within the Premises and the use of which is reasonably required for the use of the applicable portion of the Premises; (iv) Tenant shall have no right of setoff or abatement or any other right to assert a default hereunder by reason of any default by Landlord under such sublease; (v) Landlord’s liability under such sublease shall not be deemed assumed or taken subject to by any successor to Landlord’s interest under this Lease; and (vi) Tenant shall be responsible for the cost of construction of any partitions which Landlord reasonably deems necessary to separate such space from the remainder of the Premises.

12.3 Additional Conditions. If Landlord does not exercise its sublease or termination option and instead approves of the proposed Transfer pursuant to Section 12.2.1 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following further conditions:

12.3.1 the Transfer shall be on the same terms set forth in the Transfer Notice delivered to Landlord (if the terms have changed, Tenant must submit a revised Transfer Notice to Landlord and Landlord shall have another thirty (30) days after receipt thereof to make the election in Section 12.2 above);

12.3.2 no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument affecting the Transfer has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant’s obligations under this Lease (or with respect to a sublease of a portion of the Premises or for a portion of the Term, all of Tenant’s obligations applicable to such portion); and

12.3.3 no Transferee shall have a further right to assign, encumber or sublet, except on the terms herein contained.

12.4 Excess Rent. Fifty percent (50%) of all rent or other economic consideration payable to Tenant as a result of (and attributable to) such Transfer which exceeds, in the aggregate, (i) the total rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations

23

allocable to any portion of the Premises subleased), plus (ii) any reasonable brokerage commissions, reasonable attorney fees, advertising costs not included in the brokerage commissions and tenant improvement allowances actually paid by Tenant in connection with such Transfer amortized on a straight use basis over the term of the assignment or sublease, shall be paid to Landlord within ten (10) days after receipt thereof as additional rent under this Lease, without affecting or reducing any other obligations of Tenant hereunder.

12.5 Reasonable Disapproval. Landlord and Tenant hereby acknowledge that Landlord’s disapproval of any proposed Transfer pursuant to Section 12.2 shall be deemed reasonably withheld if based upon any reasonable factor, including, without limitation, any or all of the following factors: (a) the proposed Transferee is an existing tenant of the Project or is negotiating with Landlord (or has negotiated with Landlord in the last three (3) months) for space in the Project and, in each of the foregoing cases, Landlord has space available to lease in the Project to prospective tenants; (b) the proposed Transferee is a governmental entity; (c) the portion of the Premises to be sublet or assigned is irregular in shape with inadequate means of ingress and egress; (d) the use of the Premises by the Transferee (i) is not permitted by the use provisions in Section 5.1, or (ii) violates any exclusive use granted by Landlord to another tenant in the Building; (e) the Transfer would likely result in significant increase in the use of the parking areas or Common Areas by the Transferee’s employees or visitors, and/or significantly increase the demand upon utilities and services to be provided by Landlord to the Premises; (f) the Transferee does not have the financial capability to fulfill the obligations imposed by the Transfer; or (g) the Transferee is not in Landlord’s reasonable opinion of reputable or good character or consistent with Landlord’s desired tenant mix.

12.6 No Release. No Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. During the continuance of a Default, Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said subtenant written notice that Tenant is in Default under this Lease, said subtenant will thereafter during the continuance of such Default make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Upon the execution of a sublease, Tenant irrevocably and unconditionally assigns to Landlord all rents and other sums payable under such sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in Default under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease, deliver a duplicate original or otherwise genuine copy thereof to Landlord. However, the acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of Default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

12.7 Administrative and Attorneys’ Fees. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such Transfer or request for consent (whether attributable to Landlord’s in-house attorneys or paralegals or otherwise), which exceeds One Thousand Dollars ($1,000.00). Acceptance of the One Thousand Dollars ($1,000.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed Transfer.

24

12.8 Permitted Transfers. Notwithstanding the provisions of Sections 12 above to the contrary, Tenant may engage in a Change of Control or assign this Lease, without Landlord’s consent and without releasing Tenant of any liability under this Lease, (a) to a parent or subsidiary of Tenant or the parent or subsidiary of any corporation that controls, is controlled by or is under common control with Tenant (“Affiliate”), or (b) to any corporation or other entity resulting from a merger, reorganization or consolidation with Tenant, or to any person or entity that acquires all or substantially all the assets of Tenant’s business as a going concern or the stock of Tenant (“Acquisition”), provided that: (i) Tenant shall not be in Default in the performance of any of its obligations under this Lease at the time of the assignment; (ii) except for an assignment to an Affiliate or a Change of Control, the net worth of the Transferee is substantially equal to or greater than the net worth of Tenant (computed in accordance with generally accepted accounting principles, consistently applied (but excluding goodwill as an asset)) on the date just prior to the Acquisition or date of the Lease, whichever is greater; and in the case of a Change of Control, the net worth of Tenant is substantially equal to or greater than the net worth of Tenant (computed in accordance with generally accepted accounting principles, consistently applied (but excluding goodwill as an asset)) on the date just prior to the Change of Control; (iii) at least ten (10) days prior to the effective date of such assignment, Tenant shall furnish Landlord with the name of the Transferee and a written certification from an officer of Tenant certifying (A) in the case of transfers to an Affiliate, the manner in which the proposed assignee is affiliated with Tenant, (B) that the type of business conducted in the Premises, and (C) the Transferee as the net worth required herein and proof satisfactory to Landlord of such net worth; (iv) the Transferee assumes, in full, the obligations of Tenant under this Lease; and (v) the use of the Premises is consistent with Section 7 of the Summary. An assignment of this Lease or Change of Control pursuant to this Section 12.8 shall be referred to as a “Permitted Transfer. The provisions of Sections 12.2 and 12.4 shall not apply to a Permitted Transfer.

13. Damage or Destruction.

13.1 Landlord’s Rights and Obligations. In the event the Premises or any part of the Building is damaged by fire or other casualty to an extent not exceeding twenty-five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in a writing delivered to the parties that the damage thereto is such that the Building and/or Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred eighty (180) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Section 13.2 below and deductible), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. lf, however, the Premises or any other part of the Building is damaged to an extent exceeding twenty-five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred eighty (180) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

13.1.1 repair, reconstruct and restore the portion of the Building and Premises damaged by such casualty (including the Tenant Improvements and, to the extent of insurance proceeds received from Tenant, Alterations), in which case this Lease shall continue in full force and effect; or

25

13.1.2 terminate this Lease effective as of the date which is thirty (30) days after delivery of Landlord’s election to so terminate.

Under any of the conditions of this Section 13.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of thirty (30) days after the occurrence of such casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor. Notwithstanding anything to the contrary herein, Landlord shall not have the right to terminate this Lease if the damage to the Building is relatively minor (e.g., unreimbursed repair or restoration would cost less than ten percent (10%) of the replacement cost of the Building).

13.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part of the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to Alterations or other improvements in the Premises made by or on behalf of Tenant (excluding proceeds for Tenant’s furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 13, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations or other improvements which Tenant is required to insure pursuant to Section 10.1), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations or other improvements which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations or other improvements, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Tenant’s insurance with respect to such items. Landlord shall be under no obligation to insure or pay for the restoration costs of any Alterations or other improvements made by or on behalf of Tenant.

13.3 Abatement of Rent. In the event that as a result of any such damage, and/or restoration of the Premises or the Building, Tenant is prevented from using the Premises or any portion thereof, then the Base Rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

13.4 Inability to Complete. Provided Tenant is not in Default hereunder and that the damage was not caused by an act or omission of Tenant or a Tenant Party, in the event Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Building or Premises pursuant to Section 13.1 above, but reasonably expects to complete such repair, reconstruction and/or restoration to take more than one hundred and eighty (180) days from the date of the casualty Landlord shall provide Tenant with notice thereof and then Landlord or Tenant may elect to terminate this Lease upon thirty (30) days of prior written notice to the other, provided that such termination notice is delivered within ten (10) days of Landlord’s delivery of the notice of restoration timing to Tenant.

13.5 Damage Near End of Term. In addition to the termination rights in Sections 13.1 and 13.4 above, both Landlord and Tenant shall have the right to terminate this Lease if any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease (as extended) and Landlord’s contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the Term, or (b) sixty (60) days after the date of such casualty.

13.6 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

26

14. Eminent Domain.

14.1 Substantial Taking. Subject to the provisions of Section 14.4 below in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

14.2 Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant’s business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises, and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project shall be taken (whether or not such taking substantially interferes with Tenant’s use of the Premises), Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

14.3 Condemnation Award. Subject to the provisions of Section 14.4 below, in connection with any taking of the Premises or Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so-called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and other damage to Tenant’s business by reason of such taking.

14.4 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 18.1 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Expiration Date. For purpose of this Section 14.4, a temporary taking shall be defined as a taking for a period of ninety (90) days or less.

14.5 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

27

15. Tenant’s Default and Landlord’s Remedies.

15.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” under this Lease by Tenant:

15.1.1 the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, when such failure continues for three (3) days after written notice thereof from Landlord that such payment was not received when due; provided however, no such notice shall be required if Tenant fails to pay Rent or any other payments required to be paid by Tenant hereunder after Tenant has received one (1) written notice of a failure to pay Rent or such other payments within twelve (12) months of such failure;

15.1.2 the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Sections 15.1, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that, if the nature of Tenant’s default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord;

15.1.3 the vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in Default in the payment of Rent. Vacation is absence from occupancy of the Premises for a period of time beyond fifteen (15) consecutive business days without having secured, at Tenant’s sole cost, insurance for vandalism and malicious mischief for vacant premises covering the Premises during the term of such vacancy.

15.1.4 (i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days;

15.1.5 any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect;

15.1.6 Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease, and such default continues for more than five (5) business days after written notice thereof from Landlord;;

15.1.7 Any failure by Tenant to discharge any lien or encumbrance placed on the Building or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Building or any part thereof; and

15.1.8 Any failure by Tenant to execute and deliver such documents set forth in Section 19 and such failure continues for three (3) business days after written notice thereof from Landlord.

When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute.

28

15.2 Landlord’s Remedies; Termination. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

15.2.1 the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

15.2.2 the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

15.2.3 the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

15.2.4 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result there from, including, but not limited to (to the extent allocable to the unexpired Term of this Lease): unamortized Tenant Improvement costs; reasonable attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises to the extent of damage beyond ordinary wear and tear; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in Sections 15.2.1 and 15.2.2 above, the “worth at the time of award” is computed by allowing interest at the Interest Rate set forth in Section 15.5 below. As used in Section 15.2.3 above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

15.3 Landlord’s Remedies; Continuation of Lease. In the event of any such Default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. The foregoing remedy shall also be available to Landlord pursuant to California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover rent as it becomes due), and any successor statute thereof in the event Tenant has abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 15.3, then Landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section 15.3 or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

15.4 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and “expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Base Rent) or perform any other act on its part to be paid or performed hereunder, in each case beyond applicable notice and cure periods, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within three (3) business days after demand therefore as additional rent.

29

15.5 Interest. If any monthly installment of rent payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the rate of the lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus three percent (3%); or (b) the maximum rate permitted by law (“Interest Rate”) from the date due until paid. All interest, and any late charges imposed pursuant to Section 15.6 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

15.6 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any Base Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Base Rent, Expenses or any other amount payable by Tenant hereunder is not received by Landlord within three (5) days from the due date thereof or in the case of special charges 10 day from invoice date, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue amount as a late charge. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

15.7 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 15 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Section 15 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

15.8 Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

30

15.9 Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

16. Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided at law or in equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under the Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 16 hereof; and (d) in no event shall Landlord be liable for consequential damages. Upon any such Landlord default beyond notice and cure periods, Tenant may, in addition to its other remedies, cure any default of Landlord at Landlord’s cost after 90 days.

17. Entry by Landlord. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last six (6) months of the Term, to prospective tenants), to post notices of non-responsibility, and/or to alter, improve or repair the Premises or any other portion of the Building or Project, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent; provided Landlord complies with its obligations hereunder. In exercising such entry rights, Landlord shall not unreasonably interfere with the normal operation of Tenant’s business and shall provide Tenant with reasonable advance email or verbal notice of such entry (except in emergency situations and for scheduled services) and shall comply with Tenant’s reasonable security and operational protocols (except in the case of an emergency). Tenant shall have the right to accompany Landlord during any such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or secure manufacturing areas, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent or termination of the Lease and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 10.3, to the extent of Landlord’s gross negligence or willful misconduct.

18. Surrender; Holding Over.

18.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises to Landlord, and exclusive possession of the Premises to Landlord broom clean and in the condition received, normal wear and tear and casualty damage covered under Landlord’s insurance excepted, with all interior walls clean, repaired and patched, with all of Tenant’s personal property (and those items, if any, of Alterations identified by Landlord pursuant to Section 9.3) removed there from and all damage caused by such removal repaired. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease.

31

18.2 Hold Over. Tenant shall have no right to remain in possession of the Premises after the expiration or earlier termination of this Lease. Any holding over after the expiration or earlier termination of this Lease, without the express written consent of Landlord, shall constitute a Default. If Tenant does not surrender and vacate the Premises at expiration of this Lease, Tenant shall be a tenant at sufferance and the parties having agreed, without limiting Landlord’s remedies provided in this Lease, that the Base Rent during such period shall be the greater of (1) one hundred ten percent (110%) of the then fair market rental rate for the Building as determined by Landlord, or (2) one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Expenses and any other amounts due under this Lease, and due the first of each month, and shall otherwise be on the terms and conditions herein specified. In connection with the foregoing, Landlord and Tenant agree that the reasonable rental value of the Premises following the expiration or earlier termination of this Lease shall be the amounts set forth above per month. Landlord and Tenant acknowledge and agree that, under the circumstances existing as of the Effective Date, it is impracticable and/or extremely difficult to ascertain the reasonable rental value of the Premises on the expiration or earlier termination of this Lease and that the reasonable rental value established herein is a reasonable estimate of the damage that Landlord would suffer as the result of the failure of Tenant to timely surrender possession of the Premises. The parties acknowledge that the liquidated damages established herein is not intended as a forfeiture or penalty within the meaning of California Civil Code Sections 3275 or 3369, but is intended to constitute liquidated damages to Landlord pursuant to California Civil Code Sections 1671, 1676, and 1677. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Landlord if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing there from, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant, together with, in each case, reasonable attorneys’ fees and costs. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

19. Mortgage Protection.

19.1 Subordination. This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building or Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord shall use commercially reasonable efforts to obtain from any holder of a ground lease, mortgage deed of trust or any other hypothecation a subordination, non-disturbance and attornment agreement on the holder’s form. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant’s failure to execute such documents within ten (10) business days after written demand shall constitute a Default by Tenant hereunder without further notice to Tenant. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to the parties from its existing lender to the Building within sixty (60) days after the execution and delivery of this Lease by the parties.

32

19.2 Attornment. In the event of (a) a transfer of Landlord’s interest in the Premises, (b) the termination of any ground lease of premises which include the Premises or (c) the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or pursuant to a power of sale contained in any mortgage, then in any of such events Tenant shall, at the request of such transferee or purchaser of Landlord’s interest, attorn to and recognize the transferee or purchaser of Landlord’s interest or ground lease, as the case may be, as “Landlord” under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct Lease between such person, as “Landlord”, and Tenant, as “Tenant”, and such person shall not be liable for any act or omission of Landlord prior to such Lease termination or prior to such person’s succession to title, nor be subject to any offset, defense or counterclaim accruing prior to such Lease termination or prior to such person’s succession to title, nor be bound by any payment of Base Rent or Additional Rent prior to such Lease termination or prior to such person’s succession to title for more than one month in advance or by any modification of this Lease or any waiver, compromise, release or discharge of any obligation of Tenant hereunder unless such modification, waiver, compromise, release or discharge shall have been specifically consented to in writing by the lessor under such ground lease or the mortgagee under said mortgage, or for return of the Security Deposit, if any, (unless actually received by such person).

19.3 Estoppel Certificate. Within ten (10) business days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate provided by Landlord certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 19.3 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any portion of the Project, as well as their assignees. Tenant’s failure to deliver such estoppel certificate within such time shall constitute a Default hereunder and shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance (other than Tenant’s failure to deliver the estoppel certificate); and (c) not more than one (1) month’s rental has been paid in advance. Tenant shall indemnify, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate to Landlord.

19.4 Modification of Lease. lf, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or Project, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefore, execute an amendment to this Lease including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

19.5 Cure Rights of Landlord’s Mortgagees and Lessors. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises or appoint a receiver, subject to this Lease and Tenant’s rights hereunder, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure).

33

20. Notices. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant or Landlord at their respective addresses designated in Section 2.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes. Notice given in the foregoing manner shall be deemed given (i) when actually received or refused by the party to whom sent if delivered by a carrier or personally served or (ii) if mailed, on the day of actual delivery or refusal as shown by the certified mail return receipt or the expiration of three (3) business days after the day of mailing, whichever first occurs. For purposes of this Lease, a “business day” is Monday through Friday, excluding holidays observed by the United States Postal Service.

21. Brokers. Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Brokers specified in Section 9 the Summary in the negotiating or making of this Lease. Tenant shall indemnify and hold Landlord harmless from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by Landlord in conjunction with any such claim or claims that any other broker or brokers represents Tenant and is entitled to a commission in connection with this Lease. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall pay any commission or fee owed to Landlord’s Broker specified in Section 9 the Summary pursuant to a separate agreement and any commission due Tenant’s Broker shall be paid by Landlord’s Broker without any liability to Landlord.

22. Quiet Use and Enjoyment. Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet use and enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, subject to the covenants and conditions set forth in this Lease and to the rights of any superior lessors, beneficiaries, and mortgagees.

23. Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of, the Building. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance provided Landlord provides Tenant notice of any such transfer. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and interest in the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

24. Limitation on Landlord’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s members or partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and

34

Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Building, and no other assets of Landlord. Notwithstanding any contrary provision herein, neither Landlord nor the individual partners, directors, officers, members or shareholders of Landlord nor Landlord’s members or partners or any other persons or entities having any interest in Landlord, shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

25. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631.

26. Miscellaneous.

26.1 Governing Law. This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa.

26.2 Successors and Assigns. Subject to the provisions of Section 23 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 12, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

26.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

26.4 No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord.

26.5 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer, any claim made in bankruptcy court or any other relief against the other hereunder, then all reasonable costs and expenses incurred by the prevailing party therein (including, without limitation, its reasonable appraisers’, accountants’, attorneys’ and other professional fees and court costs), shall be paid by the other party.

35

26.6 Waiver. The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

26.7 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Any deletion of language from this Lease prior to its execution by Landlord and Tenant shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

26.8 Name of Building. In the event Landlord chooses to change the name or address of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

26.9 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.

26.10 Prior Agreements. This Lease (and the Exhibits and Riders attached hereto) contain all of the covenants, provisions, agreements, conditions, understandings, representation and warranty between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

26.11 Amendments. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

26.12 Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Base Rent and Expenses) shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

26.13 Recording. Tenant shall not record this nor shall Tenant record a short form memorandum of this Lease.

26.14 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

36

26.15 Financial Statements. Upon ten (10) business days prior written request from Landlord, Tenant shall deliver to Landlord’s lender or any purchaser of the Building (a) Tenant’s most current audited or certified financial statement, and (b) audited or certified financial statements of Tenant for the three (3) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer, member/manager or general partner of Tenant (if Tenant is a corporation, limited liability company or partnership, respectively). All such financial statements shall be held strictly confidential and Landlord shall require its lender or purchaser, as applicable, to execute a customary Non-Disclosure Agreement before Tenant is required to provide its financial statements hereunder. Tenant shall not be required to provide financial statements pursuant to this Section if Tenant becomes a public company listed on a nationally recognized public exchange or if the provision of such financial statements is prohibit by Law, including SEC regulations (e.g., in the “dark” period prior to an initial public offering). Notwithstanding the foregoing, Tenant shall cause its Chief Financial Officer to be reasonably available no more than annually to verbally answer Landlord’s questions regarding Tenant’s financial capacity and present the financial statements for review. Landlord will not be allowed to retain the statements or make copies of any confidential statements, subject to such Chief Financial Officer right to withhold information that he or she reasonably determines to be confidential; provided, that any such information disclosed to Landlord any such conversation shall be held strictly confidential and Landlord shall be required to execute a customary Non-Disclosure Agreement before Tenant’s Chief Financial Officer participates in any such conversation.

26.16 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease.

26.17 Force Majeure. Except as otherwise set forth herein, in the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, acts of terror, fire, earthquake, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not apply to nor operate to excuse Tenant from the payment of Base Rent, Expenses, additional rent or any other payments strictly in accordance with the terms of this Lease. Furthermore, the provisions of this Section shall not apply to the provisions of Section 2.1 hereof regarding late delivery of the Premises (except as specifically provided in Section 2.1).

26.18 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

26.19 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this

37

Lease to any newspaper or other similar publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease and their brokers and real estate agents, to Tenant’s actual or prospective lenders, purchasers, investors, attorneys, brokers, real estate advisors, accountants and auditors and to the extent required by Law, in connection with any public offering or in connection with any dispute under this Lease.

26.20 Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

26.21 Certified Access Specialist Disclosure. Certified Access Specialist Disclosure. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that to Landlord’s actual knowledge, the Premises have not undergone inspection by a CASp.

California Civil Code Section 1938 states:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that Tenant shall be responsible for (i) the payment of the fee for any CASp inspection that Tenant desires, and (ii) making, at Tenant’s sole cost, any repairs necessary to correct violations of construction-related accessibility standards within the Premises, whether such violations occurred before or occur after the Effective Date, if such CASp inspection at Tenant’s request reveals a violation, provided that such repairs shall be in accordance with the terms of the Lease. Tenant hereby agrees that: any CASp inspecting the Premises shall be selected by Landlord; Tenant shall promptly deliver to Landlord any CASp report regarding the Premises obtained by Tenant; and Tenant shall keep information contained in any CASp report regarding the Premises confidential, except as may be necessary for Tenant or its agents to complete any repairs or correct violations with respect to the Premises that Tenant. Tenant shall have no right to cancel or terminate the Lease due to violations of construction-related accessibility standards within the Premises identified in a CASp report obtained during the Term.

26.22 Energy Disclosure. Tenant acknowledges receipt of Disclosure Summary Sheet, Statement of Energy Performance, Data Checklist and the Facility Summary as required pursuant to the Nonresidential Building Energy Use Disclosure Program set forth in Section 25402.10 of the California Public Resources Code.

26.23 Lease Execution. Tenant represents and warrants that: (a) Tenant is a duly organized and existing corporation and is qualified to do business in the state of California; (b) such persons and/or entities executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the a duly adopted resolution of Tenant’s board of

38

directors and the Tenant’s by-laws (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant’s execution and delivery of this Lease to Landlord and/or at any time during the Term within ten (10) days of Landlord’s request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

26.24 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

26.25 No Setoff. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled, except as otherwise provided herein, to any setoff, offset, abatement or deduction of Rent if Landlord fails to perform its obligations hereunder.

26.26 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building.

[signatures to follow on next page]

39

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:

Amprius, Inc.,		Los Altos Fields, LLC,
a Delaware corporation		a California limited liability company

By:	/s/ Kang Sun	By:	/s/ Roger Fields
Print Name: Kang Sun		Print Name: Roger Fields
Print Title: CEO		Print Title: Manager

By:	/s/ William Deihl
Print Name: /s/ William Deihl
Print Title: CFO

*	NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.

(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to -Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

40

Exhibit 10.13

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) shall be effective as of May 1, 2022 (the “Effective Date”) and is made by and between Amprius, Inc., a Delaware corporation (“Assignor”) and Amprius Technologies, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Los Altos Fields, LLC, a California limited liability company, as landlord (“Landlord”), and Assignor, as tenant, entered that certain Lease dated as of January 30, 2019 (the “Lease”), whereby Landlord leased to Assignor those certain premises located on the land commonly known as 1000-1180 Page Avenue, Fremont, California and more particularly described in the Lease (the “Premises”); and

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in, under and to the Lease, and Assignee desires to accept such assignment.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

1. Assignment: As of the Effective Date, Assignor hereby assigns, transfers and conveys to Assignee, and Assignee hereby accepts all of Assignor’s right, title and interest in, under and to the Lease and the Premises.

2. Assumption. As of the Effective Date, Assignee accepts this assignment and assumes and agrees to keep, perform and fulfill, as a direct obligation to Landlord and for the benefit of Landlord and Assignor, all of the terms, covenants, conditions and obligations required to be kept, performed and fulfilled by the tenant or lessee under the Lease from and after the Effective Date, including, without limitation, the making of all payments due to, or payable on behalf of, Landlord under the Lease and the performance of all repair, maintenance and restoration obligations of such tenant or lessee with respect to the Premises.

3. Miscellaneous: Assignor and Assignee shall execute and deliver such additional documents and take such additional actions as either may reasonably request to carry out the purposes of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. All captions contained in this Assignment are for convenience of reference only and shall not affect the construction of this Assignment. This Assignment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same Assignment. If any one or more of the provisions of this Assignment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

4. Requirement of Landlord’s Consent: This Assignment is conditioned upon the consent of the Landlord to this Assignment in the form attached hereto or such other form as Assignor and Assignee may accept. Accordingly, this Assignment shall be of no force or effect until, and the “Effective Date” shall occur only when, this Assignment is signed by all of the parties hereto and Landlord has consented and agreed in writing to this Assignment in such form.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ASSIGNOR:	ASSIGNEE:

AMPRIUS, INC.,	AMPRIUS TECHNOLOGIES, INC.,
a Delaware Corporation	a Delaware corporation

By: /s/ William Deihl
Printer name: William Deihl
Title: Chief Financial Officer

By: /s/ Sandra Wallach
Printer name: William Deihl
Title: Chief Financial Officer

LANDLORD CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

LOS ALTOS FIELDS, LLC (“Landlord”), as landlord, hereby acknowledges receipt of the attached copy of the Assignment and Assumption of Lease (the “Assignment”) by and between Amprius, Inc., a Delaware corporation (“Assignor”), and Amprius Technologies, Inc., a Delaware corporation (“Assignee”), and consents to the assignment of the Lease identified therein (the “Lease”) on the terms and conditions set forth in the Assignment.

In addition, Landlord hereby fully and unconditionally releases and discharges Assignor from each and every claim, action, cause of action, obligation, cost, demand and liability of every type and nature, known and unknown, arising from or connected with the Lease, Assignor’s occupancy of the Premises (as defined in the Lease) and the relationship of the parties as landlord and tenant under the Lease. I giving the foregoing release, Landlord expressly waives the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

LOS ALTOS FIELDS, LLC

By:

Dated:

Exhibit 16.1

September 16, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Amprius Technologies, Inc. (formerly known as Kensington Capital Acquisition Corp. IV) under Item 4.01 of its Form 8-K dated September 14, 2022. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Amprius Technologies, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Exhibit 16.2

September 16, 2022

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Amprius Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K filed on September 16, 2022 and we agree with such statements concerning our firm.

/s/ SingerLewak LLP

Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022. Unless the context otherwise requires, the “Company” refers to Amprius Technologies, Inc. (“Amprius”) (f/k/a Kensington Capital Acquisition Corp. IV) and its subsidiaries after the Closing, and Kensington Capital Acquisition Corp. IV (“Kensington”) prior to the Closing.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Legacy Amprius and Kensington adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheets of Legacy Amprius and Kensington on a pro forma basis as if the Business Combination had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 combines the historical statements of operations of Legacy Amprius and Kensington for such period on a pro forma basis as if the Business Combination had been consummated on January 1, 2021, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Upon the closing of the Business Combination, holders of 16,517,276 Class A Ordinary Shares exercised their right to redeem such shares for cash at a price of approximately $10.04 per share for aggregate payments of approximately $165.9, which is reflected in the unaudited condensed combined pro forma financial information.

The following summarizes the pro forma capitalization of the Company immediately after the Business Combination:

	Shares	%
Kensington’s public shareholders (1)	3,215,224	3.8%
Kensington’s Initial Shareholders (2)	13,124,642	15.6%
PIPE Investors	2,052,500	2.4%
Legacy Amprius stockholders	65,776,550	78.1%

Pro Forma Common Stock (3)	84,168,916	100.0%

(1)	Excludes 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in Kensington’s initial public offering (the “IPO”).
(2)	Includes 9,857,142 Class B Ordinary Shares and 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in the IPO.
(3)	The pro forma capitalization excludes the following:

•	14,223,410 unexercised Options;

•	29,482,724 unexercised Public Warrants;

•	16,400,000 unexercised Private Warrants; and

1

•	2,052,500 unexercised PIPE Warrants

Legacy Amprius was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	The holders of Legacy Amprius Common Stock prior to the Business Combination owned over 78% of the Company immediately following the Closing;

•

the board of directors of the Company following the Closing is comprised of all of the members of the Legacy Amprius board of directors, which members represent more than a majority of the board of directors of the Company;

•	Legacy Amprius’ senior management is the senior management of the Company; and

•	Legacy Amprius’ is the larger entity based on historical operating activity and has the larger employee base.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Kensington was treated as the acquired company and Legacy Amprius was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Amprius issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington are stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy Amprius.

Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(in thousands)

	Legacy Amprius (Historical)	Kensington (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Assets
Cash and cash equivalents	$5,243	$1,966		$230,295	(a)	$82,401
				(9,721	)(c)
				20,525	(i)
				(165,907	)(j)
Accounts receivable	490	—				490
Inventories, net	329	—				329
Prepaid expenses and other current assets	106	223				329
Deferred costs, current	1,591	—				1,591

Total current assets	7,759	2,189	—	75,192		85,140
Investment and cash held in Trust Account	—	230,295		(230,295	)(a)	—
Prepaid expenses - long-term	—	109				109
Restricted cash, non current	333					333
Deferred costs, non current	112	—				112
Deferred offering costs	3,033	—		(3,033	)(c)	—
Property and equipment, net	3,652	—				3,652
Right of use asset, net	2,907	—				2,907

Total assets	17,796	232,593	—	(158,136)		92,253

Liabilities
Accounts payable	2,081	30		(1,753	)(c)	358
Accrued liabilities	1,907	1,154		(501	)(c)	2,020
				(540	)(c)
Deferred revenue, current	1,706	—				1,706
Operating lease liabilities, current	514	—				514

Total current liabilities	6,208	1,184	—	(2,794)		4,598
Derivative warrant liabilities	—	11,310		(11,310	)(f)	—
Deferred underwriting fees	—	8,050		(8,050	)(b)	—
Working capital loan - related party	—	200		(200	)(g)	—
Deferred revenue, non current	404	—				404
Operating lease liabilities, non current	2,652	—				2,652

Total liabilities	9,264	20,744	—	(22,354)		7,654

Commitments and contingencies
Class A ordinary shares subject to possible redemption	—	230,195		(230,195	)(d)	—
Stockholders’ equity
Preference shares	—	—				—
Ordinary shares
Class A	—	—		2	(d)	—
				(2	)(e)
Class B	—	1		(1	)(e)	—
Legacy Amprius Common Stock	1	—		(1	)(h)	—
Company Common Stock	—	—		3	(e)	8
				7	(h)
				—	(i)
				(2	)(j)
Additional paid-in capital	91,117	—		8,050	(b)	167,177
				(4,935	)(c)
				230,193	(d)
				11,310	(f)
				200	(g)
				(6	)(h)
				20,525	(i)
				(165,905	)(j)
				(23,372	)(k)
Accumulated deficit	(82,586)	(18,347)		(5,025	)(c)	(82,586)
				23,372	(k)

Total stockholders’ equity	8,532	(18,346)	—	94,413		84,599

Total liabilities and stockholders’ equity	$17,796	$232,593	$—	$(158,136)		$92,253

3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except share and per share data)

	Legacy Amprius (Historical)	Kensington (Historical)	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)		Pro Forma Combined
Revenue	$2,801	$—				2,801
Cost of revenue	5,230	—				5,230

Gross loss	(2,429)	—	—	—		(2,429)

Operating expense:
Research and development	820	—				820
Selling, general and administrative expense	3,822	1,786		(80	)(aa)	5,528

Total operating expenses	4,642	1,786	—	(80)		6,348

Loss from operations	(7,071)	(1,786)	—	80		(8,777)

Other income (expense), net:
Change in fair value of derivative warrant liabilities	—	4,680		(4,680	)(bb)	—
Income from investments held in Trust Account	—	295		(295	)(cc)	—
Offering costs associated with derivative warrant liabilities	—	(564)				(564)
Other income (expense), net	39	—				39

Total other income (expense), net	39	4,411	—	(4,975)		(525)

Loss before provision for income taxes	(7,032)	2,625	—	(4,895)		(9,302)
Income tax benefit	—	—				—

Net loss	$(7,032)	$2,625	$—	$(4,895)		$(9,302)

Basic and diluted weighted average shares outstanding	45,178,576					84,168,916
Basic and diluted net loss per share	$(0.16)					$(0.11)

4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except share and per share data)

		For the period from March 19, 2021 (inception) through December 31, 2021	Autonomous Entity Adjustments (Note 3)	Transaction Accounting Adjustments (Note 3)		Year Ended December 31, 2021

	Year Ended December 31, 2021 Legacy Amprius (Historical)
		Kensington (Historical)				Pro Forma Combined
Revenue	$2,772	$—				2,772
Cost of revenue	7,101	—				7,101

Gross loss	(4,329)	—	—	—		(4,329)

Operating expense:
Research and development	1,450	—				1,450
Selling, general and administrative expense	4,844	59	3,479			8,382

Total operating expenses	6,294	59	3,479	—		9,832

Loss from operations	(10,623)	(59)	(3,479)	—		(14,161)

Other income (expense), net:
Gain on forgiveness of PPP loan	743					743
Other income (expense), net	(16)	—		(5,025	)(dd)	(5,041)

Total other income (expense), net	727	—	—	(5,025)		(4,298)

Loss before provision for income taxes	(9,896)	(59)	(3,479)	(5,025)		(18,459)
Income tax benefit	—	—				—

Net loss	$(9,896)	$(59)	$(3,479)	$(5,025)		$(18,459)

Basic and diluted weighted average shares outstanding	45,170,994					84,168,916
Basic and diluted net loss per share	$(0.22)					$(0.22)

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP, whereby Kensington was treated as the acquired company and Legacy Amprius was treated as the acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Amprius issuing stock for the net assets of Kensington, accompanied by a recapitalization. The net assets of Kensington were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Legacy Amprius.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Amprius’ unaudited condensed balance sheet as of June 30, 2022 and the related notes included in the Proxy Statement/Prospectus; and

•	Kensington’s unaudited condensed balance sheet as of June 30, 2022 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Amprius’ unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes included in the Proxy Statement/Prospectus; and

•	Kensington’s unaudited condensed statement of operations for the six months ended June 30, 2022 and the related notes included in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Legacy Amprius’ audited statement of operations for the year ended December 31, 2021 and the related notes included in the Proxy Statement/Prospectus; and

•	Kensington’s audited statement of operations for the period March 19, 2021 (inception) through December 31, 2021 and the related notes included in the Proxy Statement/Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented, as management believes income tax adjustments to not be meaningful given the combined entity incurred significant losses during the historical periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.

6

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Legacy Amprius and Kensington.

2.	Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of Legacy Amprius’ and Kensington’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities, which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

Autonomous Entity Adjustments

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been adjusted by approximately $3.5 million of incremental compensation and benefits associated with certain senior executives necessary to depict Legacy Amprius as an autonomous entity. The incremental compensation and benefits represent amounts incremental to the historical costs for these same services that have been allocated by Amprius, Inc. to Legacy Amprius in its historical combined financial statements for the year ended December 31, 2021.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2022 do not reflect an autonomous entity adjustment as management believes the amounts allocated by Amprius, Inc. to Legacy Amprius in its historical combined financial statements as of and for the six months ended June 30, 2022 materially present Legacy Amprius as an autonomous entity.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:

(a)	Reflects the reclassification of investment and cash held in the Trust Account that became available following the Business Combination.

7

(b)

Reflects the reversal of $8.1 million in deferred underwriting fees. On September 11 and September 12, 2022, each of the underwriters agreed to waive its right to receive its portion of the deferred underwriting fees. The reversal of the deferred underwriting fees was reflected as an increase to additional paid-in capital.

(c)

Represents estimated transaction costs incurred by Legacy Amprius and Kensington of approximately $4.94 million and $5.53 million, respectively, for legal, financial advisory and other professional fees.

For Legacy Amprius’ estimated transaction costs:

•	$1.75 million were deferred in deferred offering costs and accrued in accounts payables as of June 30, 2022;

•	$0.54 million were deferred in deferred offering costs and accrued in accrued liabilities as of June 30, 2022;

•	$0.74 million were deferred in deferred offering costs and paid as of June 30, 2022;

•	$4.20 million was reflected as a reduction of cash, which represents Legacy Amprius’ estimated transaction costs less amounts previously paid by Legacy Amprius’ as of June 30, 2022; and

•	$4.94 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital.

For Kensington’s estimated transaction costs:

•	$0.50 million was accrued by Kensington in accrued liabilities and recognized in expense as of June 30, 2022;

•	$5.53 million was reflected as a reduction of cash; and

•

$5.03 million was reflected as an adjustment to accumulated deficit as of June 30, 2022, which represents the total estimated Kensington transaction costs less $0.50 million previously recognized by Kensington as of June 30, 2022. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 as discussed in Note 3(dd) below.

(d)	Reflects the reclassification of $230.2 million of Class A Ordinary Shares, par value of $0.0001 per share, subject to possible redemption to permanent equity.

(e)	Reflects the conversion of 23,000,000 Class A Ordinary Shares and 9,857,142 Class B Ordinary Shares into 32,857,142 shares of Common Stock in connection with the Domestication.

(f)

Reflects adjustment to reclassify Class 1 Warrants and Private Warrants from liabilities to additional paid-in capital. Upon consummation of the Business Combination, Class 1 Warrants and Private Warrants are expected to be equity classified under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (“ASC 815-40”) after considering, amongst other factors, the Company will have a single class equity structure.

(g)	Reflects the conversion of the Working Capital Loan into 400,000 Private Warrants at a price of $0.50 per warrant upon the closing of the Business Combination.

(h)

Reflects the recapitalization of Legacy Amprius’ common equity of 45,179,270 shares of Legacy Amprius Common Stock and 9,769,515 Legacy Amprius Options into 65,776,550 shares of Common Stock, par value of $0.0001 per share, and options to purchase 14,223,410 shares of Common Stock, respectively.

(i)

Reflects proceeds of $20.5 million from the issuance and sale of 2,052,500 PIPE Units, each consisting of one share of Common Stock and one PIPE Warrant, for a purchase price of $10.00 per PIPE Unit in the PIPE. The PIPE Warrants are expected to be equity classified under ASC 815-40 after considering, amongst other factors, the Company will have a single class equity structure.

8

(j)

Represents redemptions of 16,517,276 Kensington Class A Ordinary Shares for $165.9 million allocated to shares of Common Stock and additional paid-in capital using par value of $0.0001 per share and at a redemption price of $10.04 per share.

(k)	Reflects the elimination of Kensington’s historical accumulated deficit after recording the transaction costs to be incurred by Kensington as described in Note 3(c) above.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(aa)	Represents pro forma adjustment to eliminate historical expenses related to Kensington’s service agreement with the Sponsor, which was terminated upon consummation of the Business Combination.

(bb)

Represents the elimination of the change in fair value of the derivative warrant liability associated with Class 1 Warrants and Private Warrants, which are expected to be equity classified upon the consummation of the Business Combination, as discussed in Note 3(f) above.

(cc)	Represents pro forma adjustment to eliminate income from investments held in Trust Account.

(dd)

Reflects Kensington’s transaction costs expensed upon the closing of the Business Combination. These costs are reflected as if incurred on January 1, 2021, the date the Business Combination is deemed to have occurred for the purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Pro forma net loss	$(9,302)	$(18,459)
Pro forma weighted average shares outstanding, basic and diluted	84,168,916	84,168,916
Pro forma net loss per share, basic and diluted	$(0.11)	$(0.22)

Pro forma weighted average shares calculation, basic and diluted
Kensington’s public shareholders (1)	3,215,224	3,215,224
Kensington’s Initial Shareholders (2)	13,124,642	13,124,642
PIPE Investors	2,052,500	2,052,500
Legacy Amprius stockholders	65,776,550	65,776,550

Pro forma weighted average shares calculation, basic and diluted (3)	84,168,916	84,168,916

(1)	Excludes 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in the IPO.

9

(2)	Includes 9,857,142 Class B Ordinary Shares and 3,267,500 Class A Ordinary Shares included in the Original Units purchased by the Sponsor in the IPO.
(3)	The pro forma diluted shares for the six months ended June 30, 2022 and year ended December 31, 2021 exclude the following because including them would be antidilutive:

•	14,223,410 unexercised Options;

•	29,482,724 unexercised Public Warrants;

•	16,400,000 unexercised Private Warrants; and

•	2,052,500 unexercised PIPE Warrants.

10

Exhibit 99.2

amprius

Transforming Electric Mobility

Investor Presentation

September 2022

Exhibit 99.2 Transforming Electric Mobility Investor Presentation September 2022

DISCLAIMER FORWARD-LOOKING STATEMENTS This presentation and the oral statements made in connection herewith (together, this “Presentation”) includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including Amprius Technologies, Inc.’s (“Amprius”) management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Amprius' expected product offerings, the addressable market for Amprius’ products, and Amprius' ability to produce its products at a commercial level. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of Amprius’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond Amprius’ control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks related to the rollout of Amprius’ business and the timing of expected business milestones; the effects of competition on Amprius’ business; supply shortages in the materials necessary for the production of Amprius’ products; the termination of government clean energy and electric vehicle incentives or the reduction in government spending on vehicles powered by battery technology; and delays in construction and operation of production facilities. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” section of Amprius’ proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2022, and other documents filed by Amprius from time to time with the SEC, all of which are available on the SEC’s website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Amprius does not presently know or that Amprius currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Amprius’ expectations, plans or forecasts of future events and views as of the date of this Presentation. These forward- looking statements should not be relied upon as representing Amprius’ assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, Amprius specifically disclaims any obligation to update any forward-looking statements. TRADEMARKS AND TRADE NAMES Amprius owns or has rights to various trademarks, service marks and trade names that it uses in connection with the operation of its businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names, or products in this Presentation is not intended to, and does not, imply a relationship with Amprius, or an endorsement or sponsorship by or of Amprius. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Amprius will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, service marks and trade names. INDUSTRY AND MARKET DATA Although all information and opinions and or other information expressed in this Presentation, including market data and other statistical information, were obtained from sources believed to be reliable and are included in good faith, Amprius has not independently verified the information and makes no representation or warranty, express or implied, as to its accuracy or completeness. Some data is also based on the good faith estimates of Amprius, which are derived from their respective reviews of internal sources as well as the independent sources described above. 2

We Enable the Future of Electric Mobility Today Innovation (1) 100% silicon anode battery Superior Battery Performance ▪ High Energy Density (2) (2)(3) Up to 450 Wh/kg and 1,150 Wh/L ▪ High Power Density Up to 10C ▪ Fast Charge Rate Capability 80% charge in <6 minutes ▪ Wide Operating Temperature -30°C to 55°C Commercially Proven Tested and validated by industry leading partners Note: Certain performance metrics are based on specific Amprius products. (1) Actual percentage of silicon is 99.5-99.9% which is within the range of acceptable purity levels for materials that are considered 100%. (2) At C/10 and 23°C. (3) Volumetric energy density is calculated using body dimensions at 30% state of charge (“SoC”). 3 3

LEADERSHIP TEAM

Technology Innovators and Experienced Business Operators

DR. KANG SUN

Chief Executive Officer and Director

Led two successful business ventures in renewable energy - JA Solar Co. Ltd. (launched IPO on NASDAQ) and RayTracker Inc. (acquired by First Solar Inc.).

Former VP and GM at Honeywell; VP and CTO at Océ, N.V.

Ph.D. Materials Science, Brown University.

Honeywell RayTracker JA SOLAR océ

SANDRA WALLACH

Chief Financial Officer

Experienced public company CFO.

Former CFO of Identiv (NASDAQ: INVE); VP of Finance at MiaSole and Juniper Networks; CFO of General Electric's (GE) Industrial Systems, Drives & Controls division.

B.A. Economics and Public Policy, University of California, Berkeley.

IDENTIV

JON BORNSTEIN

Chief Operating Officer

Silicon Valley veteran with 25 years' experience in the semiconductor industry leading high-volume manufacturing, product development and R&D.

M.S. Materials Science, Stanford University.

BRION CYPRESS intel PHILIPS

DR. IONEL STEFAN

Chief Technical Officer

Recognized expert in electrochemistry and energy storage.

Leads the company's scientific research and development of high-energy and high-power batteries.

Ph.D. Chemistry, Case Western Reserve University.

nanosys

DR. WEIJIE WANG

Chief Scientist

Pioneer of design and fabrication of the silicon nanowire anode.

Renowned expert in vapor phase deposition technologies.

Responsible for nanowire development and manufacturing.

Ph.D. Condensed Matter Physics, Lanzhou University.

APPLIED MATERIALS

RONNIE TAO

VP of Business Development

Industry veteran with buyer and supply-side experience, sales and strategic development.

Successfully led market penetration towards industry leadership in Micro-Mobility, Consumer Electronics, Smart Home Robotics and Smart Home Devices.

MBA, University of Rochester - Simon Business School.

amazon SONY

AARON BAKKE

Director of Quality and Manufacturing

Experienced leader in quality assurance, lean manufacturing ERP implementation and supply chain.

Globally recognized accomplishments in quality and manufacturing.

MBA, Northwestern University - Kellogg School of Business.

gcm

amprius 4

Technology Innovators and Experienced Business Operators Core Operational and Technical Team has been at Amprius for 10+ Years DR. KANG SUN SANDRA WALLACH JON BORNSTEIN DR. IONEL STEFAN DR. WEIJIE WANG RONNIE TAO AARON BAKKE Chief Executive Officer and Chief Financial Officer Chief Operating Officer Chief Technical Officer Chief Scientist VP of Business Director of Quality and Director Development Manufacturing Led two successful business Experienced public Silicon Valley veteran with Recognized expert in Pioneer of design and Industry veteran with Experienced leader in ventures in renewable company CFO. 25 years’ experience in the electrochemistry and fabrication of the silicon buyer and supply-side quality assurance, lean energy – JA Solar Co. Ltd. semiconductor industry energy storage. nanowire anode. experience, sales and manufacturing ERP (launched IPO on NASDAQ) Former CFO of Identiv leading high-volume strategic development. implementation and and RayTracker Inc. (NASDAQ: INVE); VP of manufacturing, product Leads the company’s Renowned expert in supply chain. Successfully led market (acquired by First Solar Finance at MiaSole and development and R&D. scientific research and vapor phase deposition penetration towards Inc.). Juniper Networks; CFO of development of high- technologies. Globally recognized industry leadership in General Electric’s (GE) M.S. Materials Science, energy and high-power accomplishments in Micro-Mobility, Consumer Former VP and GM at Industrial Systems, Drives Stanford University. batteries. Responsible for nanowire quality and Electronics, Smart Home Honeywell; VP and CTO at & Controls division. development and manufacturing. Robotics and Smart Océ, N.V. Ph.D. Chemistry, Case manufacturing. Home Devices. B.A. Economics and Public Western Reserve MBA, Northwestern Ph.D. Materials Science, Policy, University of University. Ph.D. Condensed Matter University – Kellogg MBA, University of Brown University. California, Berkeley. Physics, Lanzhou School of Business. Rochester – Simon University. Business School. 4

BOARD AND INVESTORS

Track Record of Creating Significant Public Shareholder Value

Board of Directors

DON DIXON

Chairman of the Board

TRIDENT CAPITAL ForgePoint CAPITAL

DR. STEVEN CHU

Board Director

1997 Nobel Prize for Physics

Stanford University U.S. DEPARTMENT OF ENERGY

DR. WEN HSIEH

Board Director

KPCB KLEINER PERKINS CAUFIELD BYERS

JUSTIN MIRRO

Board Director

KENSINGTON

DR. KANG SUN

Chief Executive Officer and Board Director

amprius

Selected Investors[(1)]

AIRBUS

TRIDENT CAPITAL

KPCB KLEINER PERKINS CAUFIELD BYERS

SAIF Partners

innovation endeavors

IPV Capital 盈富泰克

VantagePoint Capital Partners

amprius 5

BOARD AND INVESTORS Track Record of Creating Significant Public Shareholder Value Board of Directors DON DIXON DR. STEVEN CHU DR. WEN HSIEH JUSTIN MIRRO DR. KANG SUN Chairman of the Board Board Director Board Director Board Director Chief Executive Officer 1997 Nobel Prize for Physics and Board Director (1) Selected Investors VantagePoint Capital Partners (1) Represents investors in Amprius, Inc., which owned 99.6% of Amprius as of June 1, 2022. 5

COMPANY DEVELOPMENT

Turning a Transformational Technology Into a Commercial Reality

amprius
Founded in 2008
Fully Operational in 2010
2008
Silicon Nanowire Design Finalized in 2014
2014
KWh Scale Manufacturing in 2016
2016
Customer Orders & Commercial Sales in 2018
2018
GWh Scale Project Development Initiated in 2021
2021

amprius 6

COMPANY DEVELOPMENT Turning a Transformational Technology Into a Commercial Reality GWh Scale Project Development Initiated in 2021 2021 Customer Orders & Commercial Sales in 2018 KWh Scale 2018 Manufacturing in 2016 Silicon Nanowire Design Finalized Founded in 2008 in 2014 2016 Fully Operational in 2010 2014 2008 6

AMPRIUS AT A GLANCE

High Performance Battery Offerings

Commercially Available Today and Validated by Blue Chip Partners

100% Silicon Anode Technology[1]	Founded in **2008** with Headquarters in **Fremont, CA**	Up to **80%** Higher Energy Density than Conventional Batteries	**75** Patents[2]
~250 KWh Commercial Manufacturing Capacity Today	**30+** Customers Validated Performance	**10,000+** Batteries Shipped	**10** SKUs

amprius
amprius

USABC (United States Advanced Battery Consortium) — USABC Low Cost, Fast Charging Silicon Nanowire Cell Technology Contract Award

World Changing Ideas 2022 Finalist Fast Company

amprius 7

AMPRIUS AT A GLANCE High Performance Battery Offerings Commercially Available Today and Validated by Blue Chip Partners Up to 80% Founded in 2008 100% Higher Energy 75 with Headquarters in Silicon Anode Density than (2) Patents (1) Technology Conventional Fremont, CA Batteries ~250 KWh 30+ 10,000+ 10 Commercial Customers Batteries Manufacturing Validated SKUs Shipped Capacity Today Performance Airbus Defence and USABC Low Cost, Fast World Changing Ideas Space 2021 Innovative Charging Silicon Nanowire 2022 Finalist Supplier of the Year Cell Technology Contract Fast Company Award Award (1) Actual percentage of silicon is 99.5-99.9% which is within the range of acceptable purity levels for materials that are considered 100%. (2) As of April 28, 2022, 62 patents had been issued (29 in the U.S. and 33 in the EU, Korea, Japan, China, Taiwan and Israel), 11 patents are pending (6 in the U.S. and 5 in the EU, Japan, Korea, Taiwan and China) and 2 issued U.S. patents are licensed from Stanford University. 7

GRAPHITE VS. SILICON

Why Silicon? 100% Silicon Anode[(1)] Has ~10x Capacity vs. Graphite

Actual Anode Capacity
3,400 mAh/g
355 mAh/g
Graphite(2)
Silicon(2)

Before Cycling
After Cycling
Broken silicon particles
Silicon Particles Anode
Silicon particles fail during cycling
Amprius Silicon Nanowire Anode
Silicon nanowire structure maintains its form

amprius 8

GRAPHITE VS. SILICON (1) Why Silicon? 100% Silicon Anode Has ~10x Capacity vs. Graphite Silicon anode can swell up to ~300% causing battery damage after a few cycles Actual Anode Capacity Before Cycling After Cycling Broken silicon particles 3,400 mAh/g Silicon particles fail during cycling 355 mAh/g (2) (2) Graphite Silicon Silicon nanowire structure maintains its form (1) Actual percentage of silicon is 99.5-99.9% which is within the range of acceptable purity levels for materials that are considered 100%. (2) Based on Amprius measurements in half cells. 8 Amprius Silicon Silicon Particles Nanowire Anode Anode

SILICON ANODE STRUCTURE

Amprius Solved the #1 Problem with Silicon Anodes

100% Silicon Nanowires[1] Allow Volume Expansion without Binders, Graphite or any Inactive Materials

SILICON SURFACE COATING
SILICON COATING
SILICON NANOWIRE TEMPLATE
SUBSTRATE

Side View

Top View

Silicon Nanowires
Conventional Graphite (and/or Silicon) Particles

- *Spacing* between nanowires and silicon porosity ***accommodate silicon volume expansion***
- *Ions and electrons travel straight paths*
- *Most conductive path for ions and electrons results in* ***high power capability and fast charge rate***

amprius

9

SILICON ANODE STRUCTURE Amprius Solved the #1 Problem with Silicon Anodes (1) 100% Silicon Nanowires Allow Volume Expansion without Binders, Graphite or any Inactive Materials Conventional Graphite SILICON SURFACE Silicon Nanowires (and/or Silicon) Particles SILICON COATING COATING SILICON NANOWIRE TEMPLATE SUBSTRATE • between nanowires and silicon porosity accommodate silicon volume expansion Top View Side View • • high power capability and fast charge rate (1) Actual percentage of silicon is 99.5-99.9% which is within the range of acceptable purity levels for materials that are considered 100%. 9

GRAPHITE VS. SILICON

Conventional Graphite Battery

Current Collector
Graphite Anode
Separator
Lithium Ion
Cathode
Current Collector

Amprius Silicon Anode Battery

Lithium Ion
Current Collector
Silicon Anode is a Thinner, Direct Replacement
Separator
Higher Cathode Loading Enables Much Higher Energy
Current Collector

amprius 10

GRAPHITE VS. SILICON Amprius’ Anode is a Drop-in Replacement for Lithium-Ion Batteries Conventional Graphite Battery Amprius Silicon Anode Battery Current Collector Lithium Ion Graphite Anode Current Collector Silicon Anode is a Thinner, Direct Replacement Separator Separator Lithium Ion Higher Cathode Loading Enables Much Higher Cathode Energy Current Collector Current Collector 10 `

INCUMBENT TECHNOLOGY VS. AMPRIUS Amprius' Battery Cells Today Outperform Graphite Batteries Graphite Anode Performance Metric (3) (1) Battery Cells (1)(2) Anode Capacity (mAh/g) 335-355 1,500-2,500 Specific Energy (Wh/kg) ~215-285 360-500 Energy Density (Wh/L) ~530-715 890-1,400 (4) Charging Time to 80% 30 minutes <6 minutes Rate Capability/Power Up to 10C Up to 10C Cycle Life 500-1,000 cycles 200-1,200 cycles Operating Temperature -20 to 60°C -30 to 55°C (1) Other than cycle life, based on survey of 18650 technical datasheets (ex. Panasonic NCR18650G), Sony VTC6 technical datasheet, iFixit reports on iPhone and Samsung batteries and Y. Sun et al.: Li-ion Battery Reliability – A Case Study of the Apple iPhone. For cycle life, based on Shmuel De-Leon: Li-Ion NCA/NMC Cylindrical Hard Case Cells Market 2021. (2) Anode Capacity for Graphite Anode Battery (full cells) uses typical N/P ratio of 1.05 - 1.10. (3) Includes both released and unreleased products with energy and power cell designs. (4) Based on Amprius’ High Power cells. 11

RELATIVE PERFORMANCE

Amprius Batteries Deliver Twice the Mission Time

Battery Cell Energy Density
GRAVIMETRIC
VOLUMETRIC
260 Wh/kg
450 Wh/kg
700 Wh/L
1,150 Wh/L
Graphite(1)
Amprius(2)
Graphite(1)
Amprius(2)

GRAPHITE
AMPRIUS
24min
42min
FLIGHT TIME(3)
3h 6min
5h 40min
TALK TIME(4)
8h 12min
17h 48min
MISSION TIME(5)
310 miles
547 miles
RANGE(6)

amprius 12

RELATIVE PERFORMANCE Amprius Batteries Deliver Twice the Mission Time Battery Cell Energy Density (3) GRAPHITE 24min FLIGHT TIME VOLUMETRIC GRAVIMETRIC AMPRIUS 42min 1,150 Wh/L (4) 3h 6min TALK TIME 5h 40min (5) MISSION TIME 8h 12min 700 Wh/L 17h 48min 450 Wh/kg 260 (6) RANGE Wh/kg 310 miles 547 miles (2) (1) (1) (2) Amprius Graphite Graphite Amprius (1) Survey of 18650 technical datasheets (ex. Panasonic NCR18650G) and iFixit reports on (3) Flight Time – estimated based on customer-generated models for a balanced power and energy cell design iPhone and Samsung batteries. (4) Talk Time – customer-reported data for an energy cell design. (2) Actual battery cell energy densities measured by Amprius for an energy cell design. (5) Mission Time – results from Conformal Wearable Battery developed for U.S. Army for an energy cell design. (6) Range - estimated for a Tesla Model 3 long-range battery specifications for an energy cell design. 12

MANUFACTURING PROCESS

Amprius Utilizes Existing Commercial Manufacturing Processes

SILICON NANOWIRE ANODE

BATTERY CATHODE

Mixing

Coating

Calendaring

SILICON NANOWIRE ANODE BATTERY ASSEMBLY

Slitting

Stacking

Formation

amprius
Silicon Nanowire
Lithium-Ion Cell

- SILICON NANOWIRE ANODE MANUFACTURING LINE (red)
- TRADITIONAL BATTERY MANUFACTURING LINE (blue)

13

MANUFACTURING PROCESS Amprius Utilizes Existing Commercial Manufacturing Processes Cathode and Assembly Processes are Unchanged; the Only Change is to the Anode Manufacturing Line SILICON NANOWIRE ANODE SILICON NANOWIRE ANODE BATTERY ASSEMBLY BATTERY CATHODE Slitting Stacking Formation SILICON NANOWIRE ANODE TRADITIONAL BATTERY MANUFACTURING LINE MANUFACTURING LINE Mixing Coating Calendaring 13

HIGH-VOLUME MANUFACTURING TOOL

Equipment Designed for GWh-Scale Production

C.PLASMA
centrotherm

- *Expected to partner with Centrotherm[1], a supplier of production solutions to the world's leading manufacturers of semiconductors and solar cells, to be our mass production tool provider*
- *Utilizing well-established tool provider is expected to reduce technical and schedule risk*

(1) https://www.centrotherm.de/

amprius
14

HIGH-VOLUME MANUFACTURING TOOL Equipment Designed for GWh-Scale Production Large-Scale Anode Tool Leveraging Commercially-Used Solar Production Technology • • (1) https://www.centrotherm.de/ 14

PLANNED HIGH-VOLUME MANUFACTURING FACILITY

U.S. High-Volume Manufacturing Facility

Key Criteria

- *Skilled manufacturing workforce*
- *Favorable taxes and incentive programs*
- *Utilities and access to raw materials*
- *Regulatory permitting*
- *Real estate costs*
- *Industrial construction experience*
- *Accessibility of rail and interstate*

Top Locations Identified

Amprius Headquarters and Pilot (KWh) Scale Commercial Manufacturing Facility
TEXAS
GEORGIA

Rendering of High-Volume Manufacturing Plant

amprius
15

PLANNED HIGH-VOLUME MANUFACTURING FACILITY U.S. High-Volume Manufacturing Facility Key Criteria Top Locations Identified Amprius Headquarters and Pilot (KWh) Scale Commercial Manufacturing Facility Rendering of High-Volume Manufacturing Plant GEORGIA TEXAS 15

TARGET MARKETS

Uniquely Positioned to Address the Aviation and EV Markets

	Market Segment	Amprius Advantage	TAM – 2025
Aviation	**Unmanned Aerial Systems ("UAS")[(1)]** Drones for delivery, imaging, and military, including high altitude pseudo satellites ("HAPS")	Ultra-high gravimetric and volumetric energy density and extreme-fast charge	$38.2B
Aviation	**Air Transportation[(2)]** Passenger Airplanes (5-20 passengers) and Urban Air Mobility ("UAM") (1-4 passengers)	Ultra-high gravimetric energy density and extreme-fast charge	$11.1B
EV	**Electric Vehicles[(3)]**	Ultra-high gravimetric density, operational in wide temperature and pressure ranges and extreme-fast charge	$67.2B
		Total	**$116.5B**

amprius

16

TARGET MARKETS Uniquely Positioned to Address the Aviation and EV Markets Market Segment Amprius Advantage TAM – 2025 (1) Unmanned Aerial Systems (“UAS”) Ultra-high gravimetric and volumetric energy Drones for delivery, imaging, and military, density and extreme-fast charge $38.2B including high altitude pseudo satellites (“HAPS”) (2) Air Transportation Ultra-high gravimetric energy density and Passenger Airplanes (5-20 passengers) and extreme-fast charge $11.1B Urban Air Mobility (“UAM”) (1-4 passengers) Ultra-high gravimetric density, operational in wide (3) Electric Vehicles temperature and pressure ranges and extreme- $67.2B fast charge $116.5B Total (1) $38.2B 2025 UAS battery market estimated as total UAS market in 2025 ($63.6B, InsiderIntelligence) plus total HAPS market in 2025 ($70M, Stratistics) * Amprius estimate of battery spend per system and replacement estimates. (2) $11.1B 2025 UAM battery market estimated as total UAM Market in 2025 ($37.0B, Morgan Stanley Research) * Amprius estimate of battery spend per system and replacement estimates. (3) Electric vehicle battery market size from Markets and Markets Research February 2021 report. 16 EV Aviation

TARGET MARKETS

Applications Enabled by Amprius' Batteries

	Unmanned Aerial Systems (Drones)	High Altitude Pseudo Satellites	Air Transportation
Product			
Application	Recon Drone	Stratospheric Satellite	eVTOL(1)
Amprius Product	*Balanced Energy/Power*	*High Energy*	*High Power*
Performance Specification	*1.4 Ah, 390 Wh/kg at C/5*	*5.8 Ah, 450 Wh/kg at C/10*	*15+ Ah, 380+ Wh/kg at C/5 with 6C long pulse*
End User Benefit	**Very long endurance** *and* **increased capacity** *with* **no increase in weight or volume**	*Ultra long sustained flight* **at high altitude with max payload**	*eVTOL with* **extreme-fast charge** *and* **greatly extended service radius**

17

TARGET MARKETS Applications Enabled by Amprius’ Batteries Unmanned Aerial Systems High Altitude Pseudo Air (Drones) Satellites Transportation Product (1) Recon Drone Stratospheric Satellite eVTOL Application Amprius Product Performance Specification Very long endurance extreme-fast charge at high increased capacity no greatly extended service End User Benefit altitude with max payload increase in weight or volume radius (1) Actively sampling with OEMs and continuing to pursue joint development agreements. 17

BLUE CHIP PARTNERS

Amprius Batteries Have Been Validated by Industry Leaders

AIRBUS

- Amprius has enabled Airbus to set World Records for HAPS endurance and flight
- Amprius is designed into Airbus' HAPS platform
- Airbus Defence and Space 2021 Innovative Supplier of the Year Award
- Current Amprius Strategic Investor(1)

> *The high specific energy of* ***Amprius batteries enable the Zephyr to fly uninterrupted in the stratosphere which would not be possible with lower performance batteries.*** *This will further extend the capability and utility of the Zephyr platform for our customers.*
>
> — Sophie Thomas
> *Airbus HAPS*
> *Program Director*

U.S. ARMY

- Commercial shipments since 2017
- Nine development programs

AeroVironment™

- Commercial shipments in 2022 with backlog commitments through 2023

TELEDYNE FLIR

- New cell developed in H1'2022 and initial commercial shipments expected in H2'2022

USABC

amprius 18

BLUE CHIP PARTNERS Amprius Batteries Have Been Validated by Industry Leaders Commercial shipments since 2017 Amprius has enabled Airbus to set World Nine development programs Records for HAPS endurance and flight Amprius is designed into Airbus’ HAPS platform Commercial shipments in 2022 with backlog commitments through 2023 Airbus Defence and Space 2021 Innovative Supplier of the Year Award (1) Current Amprius Strategic Investor New cell developed in H1’2022 Amprius batteries enable and initial commercial shipments the Zephyr to fly uninterrupted in the stratosphere expected in H2’2022 which would not be possible with lower performance batteries. New multi-year development Sophie Thomas program for low cost EV batteries with the United States Advanced Battery Consortium (“USABC”) (1) Airbus is an investor in Amprius, Inc., which owned 99.6% of Amprius as of June 1, 2022. 18

CAPACITY EXPANSION

Expand Production Capacity to Support Customer Growth

What we have

Disruptive
Technology

Commercial
Customer Wins

Pilot (KWh)-Scale
Manufacturing

What's next

High-Volume
Manufacturing

Meet growing demand

Enable new customer wins

Reduce costs with scale

Expand market applications

amprius 19

CAPACITY EXPANSION Expand Production Capacity to Support Customer Growth What we have What’s next Disruptive High-Volume Technology Manufacturing Commercial Meet growing demand Customer Wins Enable new customer wins Reduce costs with scale Pilot (KWh)-Scale Expand market applications Manufacturing 19

Contact Us Amprius Technologies 1180 Page Ave. Fremont, CA 94538 USA Tel.: 800-425-8803 Email: ir@amprius.com Gateway Investor Relations Tel: (949) 574-3860 20 20

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

Amprius Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Ave Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 425-8803

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2022, Amprius Technologies, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital II, LLC (“B. Riley”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right, but not the obligation, to sell to B. Riley, up to the lesser of (i) $200,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations contained in the Purchase Agreement), from time to time during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley under the Purchase Agreement.

Upon the initial satisfaction of the conditions to B. Riley’s purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley of shares of Common Stock issued to it by the Company under the Purchase Agreement (the “Registration Statement”), which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at the Company’s sole discretion over the 24-month period from and after the effective date of the Registration Statement, to direct B. Riley to purchase a specified amount of shares of Common Stock not to exceed certain limitations set forth in the Purchase Agreement (each, a “VWAP Purchase”) by timely delivering written notice to B. Riley after 6:00 a.m. and prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than $1.00 (which price may be adjusted in accordance with the Purchase Agreement) (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases (as defined below) by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time such purchase notice is delivered by the Company to B. Riley.

The purchase price of the shares of Common Stock that the Company elects to sell to B. Riley pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock (“VWAP”), during the period (the “VWAP Purchase Period”) beginning 9:30:01 a.m., New York City time, or such later time publicly announced as the official open (or “commencement”) of the regular trading session on The New York Stock Market (the “NYSE”) on the applicable Purchase Date and ending at the earliest to occur of (i) 3:59 p.m., New York City time, or such time of official close of the regular trading session, (ii) such time during such regular trading hour period, the trading volume exceeds the maximum volume threshold calculated in accordance with the Purchase Agreement, and (iii) if the Company so elects in the applicable purchase notice for such VWAP Purchase (such election, a “Limit Order Discontinue Election”), such time the trading price of the Common Stock on the NYSE during such VWAP Purchase Period falls below the applicable minimum price threshold determined in accordance with the Purchase Agreement, less a fixed 3.0% discount to the VWAP for such VWAP Purchase Period. The calculations of the VWAP and the volume of shares traded for purposes of determining whether such volume threshold is reached will exclude the opening and closing trades in the Common Stock during regular trading hours on the applicable Purchase Date, to the extent they occur during the applicable VWAP Purchase Period, and, if the Company elects a Limit Order Discontinue Election, any trades in the Common Stock during the applicable VWAP Purchase Period at a price below the applicable minimum price threshold determined in accordance with the Purchase Agreement.

In addition to the VWAP Purchases described above, after the Commencement, the Company will also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct B. Riley to purchase, on any trading day, including the same Purchase Date on which a VWAP Purchase is effected, a specified amount of Common Stock, not to exceed certain limitations set forth in the Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Intraday VWAP Purchase”), by the delivery to B. Riley of an irrevocable written purchase notice, after 10:00 a.m., New York City time, and prior to 3:30

p.m., New York City time, on such Purchase Date, so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases by B. Riley under the Purchase Agreement have been received by B. Riley prior to the Company’s delivery of such applicable purchase notice to B. Riley.

The per share purchase price for the shares of Common Stock that the Company elects to sell to B. Riley in an Intraday VWAP Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a VWAP Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular VWAP Purchase, as described above), provided that the VWAP for each Intraday VWAP Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on the NYSE on such Purchase Date, each of which will commence and end at different times on such Purchase Date (the “Intraday VWAP Purchase Period”).

There is no upper limit on the price per share that B. Riley could be obligated to pay for the Common Stock the Company may elect to sell to it in any VWAP Purchase or Intraday VWAP Purchase under the Purchase Agreement. The purchase price per share of Common Stock that the Company may elect to sell to B. Riley in a VWAP Purchase or an Intraday VWAP Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable VWAP Purchase Period for such VWAP Purchase or such Intraday VWAP Purchase Period for such Intraday VWAP Purchase.

As consideration for B. Riley’s commitment to purchase shares of Common Stock at the Company’s direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company issued 84,793 shares of Common Stock to B. Riley (the “Initial Commitment Shares”). In addition to the Initial Commitment Shares, the Company also agreed to issue to B. Riley 84,793 shares of Common Stock (the “Additional Commitment Shares” and, together with the Initial Commitment Shares, the “Commitment Shares”) on the trading day on which the Company has received from B. Riley total aggregate cash proceeds equal to $100,000,000 as payment for all shares purchased by B. Riley in all VWAP Purchases and Intraday VWAP Purchases. The Commitment Shares and the Additional Commitment Shares, if applicable, will be fully earned as of the date they are issuable or payable pursuant to the Purchase Agreement and the Company has agreed to include the Commitment Shares on the Registration Statement. Furthermore, the Company has agreed to reimburse B. Riley for the reasonable legal fees and disbursements of B. Riley’s legal counsel in an amount not to exceed (i) $100,000, payable on or prior to the execution of the Purchase Agreement and Registration Rights Agreement and (ii) $7,500 per fiscal quarter, in each case in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

Under the applicable NYSE rules, the Company cannot issue more than 16,825,366 shares of Common Stock to B. Riley under the Purchase Agreement, which is equal to 19.99% of the total number of shares of the Company’s Common Stock issued and outstanding as of the date of execution of the Purchase Agreement, which number of shares will be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the Purchase Agreement under applicable rules of the NYSE (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares in excess of the Exchange Cap in accordance with applicable NYSE rules. The Exchange Cap is not applicable to issuances and sales of Common Stock pursuant to VWAP Purchases and Intraday VWAP Purchases that the Company may effect pursuant to the Purchase Agreement, to the extent such shares of Common Stock are sold in such VWAP Purchases and Intraday VWAP Purchases (as applicable) at a price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of the NYSE) of the Common Stock, calculated at the time such VWAP Purchases and Intraday VWAP Purchases (as applicable) are effected by the Company under the Purchase Agreement, if any, as adjusted such that the Exchange Cap limitation would not apply under applicable NYSE rules. Moreover, the Company cannot sell any shares of Common Stock to B. Riley under the Purchase Agreement that, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder), would result in B. Riley beneficially owning more than 4.99% of the outstanding shares of the Company’s Common Stock.

The Company will control the timing and amount of any sales of Common Stock to B. Riley. Actual sales of shares of the Company’s Common Stock to B. Riley will depend on a variety of factors, including, among other things, market conditions, the trading price of the Company’s Common Stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the Common Stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary after the Commencement, (ii) the date on which B. Riley shall have purchased from the Company, pursuant to all VWAP Purchases and Intraday VWAP Purchases that have occurred and fully settled pursuant to the Purchase Agreement, an aggregate number of shares for a total aggregate gross purchase price to the Company equal to $200,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the NYSE or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day next following the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten trading days’ prior written notice to B. Riley. B. Riley has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to the Company upon the occurrence of certain events set forth in the Purchase Agreement. The Company and B. Riley may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any VWAP Purchase or Intraday VWAP Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor B. Riley may assign or transfer their respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the Company or B. Riley from and after the date that is one (1) trading day immediately preceding the date on which the Registration Statement is initially filed with the SEC.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to, and incorporate herein by reference, the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, B. Riley represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The securities referred to in this current report on Form 8-K are being issued and sold by the Company to B. Riley in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report On Form 8-K.

Exhibit Number	Description

10.1*	Common Stock Purchase Agreement, dated September 27, 2022, by and between the Company and B. Riley Principal Capital II, LLC

10.2	Registration Rights Agreement, dated September 27, 2022, by and between the Company and B. Riley Principal Capital II, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: September 28, 2022	By:	/s/ Sandra Wallach
	Name:	Sandra Wallach
	Title:	Chief Financial Officer

Exhibit 10.1

Execution Version

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

COMMON STOCK PURCHASE AGREEMENT

Dated as of September 27, 2022

by and between

AMPRIUS TECHNOLOGIES, INC.

and

B. RILEY PRINCIPAL CAPITAL II, LLC

i

ii

Section 6.9.	Selling Restrictions	30
Section 6.10.	Effective Registration Statement	31
Section 6.11.	Blue Sky	31
Section 6.12.	Non-Public Information	31
Section 6.13.	Broker-Dealer	32
Section 6.14.	FINRA Filing	32
Section 6.15.	QIU	33
Section 6.16.	Disclosure Schedule	33
Section 6.17.	Delivery of Compliance Certificates, Bring-Down Opinion and Negative Assurance Letters and Bring-Down Comfort Letters Upon Occurrence of Certain Events	33

ARTICLE VII CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES		35
Section 7.1.	Conditions Precedent to Closing	35
Section 7.2.	Conditions Precedent to Commencement	36
Section 7.3.	Conditions Precedent to Purchases after Commencement Date	40

ARTICLE VIII TERMINATION		44
Section 8.1.	Automatic Termination	44
Section 8.2.	Other Termination	45
Section 8.3.	Effect of Termination	46

ARTICLE IX INDEMNIFICATION		47
Section 9.1.	Indemnification of Investor	47
Section 9.2.	Indemnification Procedures	48

ARTICLE X MISCELLANEOUS		49
Section 10.1.	Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions	49
Section 10.2.	Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial	52
Section 10.3.	Entire Agreement	53
Section 10.4.	Notices	53
Section 10.5.	Waivers	54
Section 10.6.	Amendments	54
Section 10.7.	Headings	54
Section 10.8.	Construction	55
Section 10.9.	Binding Effect	55
Section 10.10.	No Third Party Beneficiaries	55
Section 10.11.	Governing Law	55
Section 10.12.	Survival	55
Section 10.13.	Counterparts	55
Section 10.14.	Publicity	56
Section 10.15.	Severability	56
Section 10.16.	Further Assurances	56

Annex I. Definitions

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT is made and entered into as of September 27, 2022 (this “Agreement”), by and between B. Riley Principal Capital II, LLC, a Delaware limited liability company (the “Investor”), and Amprius Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of (i) $200,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.4);

WHEREAS, such sales of Common Stock by the Company to the Investor will be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the parties hereto are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall register under the Securities Act the resale of the Registrable Securities (as defined in the Registration Rights Agreement) by the Investor, upon the terms and subject to the conditions set forth therein;

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement, the Company is concurrently causing its transfer agent to issue to the Investor the Initial Commitment Shares pursuant to and in accordance with Section 10.1(ii)(a); and

WHEREAS, the Company acknowledges that the Investor is an Affiliate of the B. Riley group of entities, and its Affiliate, B. Riley Securities, Inc. (“BRS”), is acting as the Investor’s representative in connection with the transactions contemplated by the Transaction Documents.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Annex I hereto, and hereby made a part hereof, or as otherwise set forth in this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of (i) $200,000,000 (the “Total Commitment”) in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock and (ii) the Exchange Cap, to the extent applicable under Section 3.4 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices and Intraday VWAP Purchase Notices as provided in Article III.

Section 2.2. Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon (a) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto and thereto, and (b) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1(iv), to the offices of Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10019-6119, at 5:00 p.m., New York City time, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period, the Company, at its sole option and discretion, may issue and sell to the Investor, and, if the Company elects to so issue and sell, the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase and each Intraday VWAP Purchase (as applicable). The delivery of Shares in respect of each VWAP Purchase and each Intraday VWAP Purchase, and the payment for such Shares, shall occur in accordance with Section 3.3.

Section 2.3. Initial Public Announcements and Required Filings. The Company shall, not later than 5:30 p.m., New York City time, on the Trading Day immediately after the date of this Agreement, file with the Commission a Current Report on Form 8-K disclosing the execution of this Agreement and the Registration Rights Agreement by the Company and the Investor and describing the material terms thereof, including, without limitation, the issuance of the Initial Commitment Shares to the Investor in accordance with Section 10.1(ii)(a), and attaching as exhibits thereto copies of each of this Agreement and the Registration Rights Agreement (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the Commission and shall give due consideration to all such comments. From and after the filing of the Current Report with the Commission, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement and the Registration Rights Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions contemplated thereby), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain

2

the confidentiality of such information). Not later than 15 calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the Commission the Initial Registration Statement and any New Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 8:30 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with resales of the Registrable Securities by the Investor pursuant to such Registration Statement (or post-effective amendment thereto).

ARTICLE III

PURCHASE TERMS

Subject to the satisfaction of the conditions set forth in Article VII, the parties agree as follows:

Section 3.1. VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, the Company shall have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of a VWAP Purchase Notice for a VWAP Purchase, specifying in such VWAP Purchase Notice (a) whether such VWAP Purchase is (x) a VWAP Purchase-Type A (each such subscription and purchase, a “VWAP Purchase-Type A”) or (y) a VWAP Purchase-Type B (each such subscription and purchase, a “VWAP Purchase-Type B”) and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such VWAP Purchase, on the applicable Purchase Date therefor, to purchase a specified VWAP Purchase Share Amount, which shall not exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Company may timely deliver to the Investor a VWAP Purchase Notice for a VWAP Purchase on any Trading Day selected by the Company as the Purchase Date for such VWAP Purchase, so long as (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases and Intraday VWAP Purchases (as applicable) pursuant to this Agreement have been received by the Investor as DWAC Shares prior to the Company’s delivery to the Investor of such VWAP Purchase Notice for such VWAP Purchase on such Purchase Date. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice (taking into account whether the VWAP Purchase to be effected pursuant to such VWAP Purchase Notice is specified by the Company as a VWAP Purchase-Type A or a VWAP Purchase-Type B), such VWAP Purchase Notice shall be void ab initio to the extent

3

of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase, such excess Shares pursuant to such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount pursuant to such VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each VWAP Purchase, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable VWAP Purchase Notice, a written confirmation for such VWAP Purchase, setting forth the applicable VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such VWAP Purchase, and the total aggregate VWAP Purchase Price to be paid by the Investor for the total VWAP Purchase Share Amount purchased by the Investor in such VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period, any Allowable Grace Period or any MPA Period.

Section 3.2. Intraday VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 on the Commencement Date and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3, in addition to VWAP Purchases as described in Section 3.1, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase, specifying in such Intraday VWAP Purchase Notice (a) whether such Intraday VWAP Purchase is (x) an Intraday VWAP Purchase-Type A (each such subscription and purchase, an “Intraday VWAP Purchase-Type A”) or (y) an Intraday VWAP Purchase-Type B (each such subscription and purchase, an “Intraday VWAP Purchase-Type B”) and (b) whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Intraday VWAP Purchase, on the applicable Purchase Date therefor, to purchase a specified Intraday VWAP Purchase Share Amount, which shall not exceed the applicable Intraday VWAP Purchase Maximum Amount, at the applicable Intraday VWAP Purchase Price therefor on such Purchase Date in accordance with this Agreement. The Company may timely deliver to the Investor an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase on any Trading Day selected by the Company as the Purchase Date for such Intraday VWAP Purchase, so long as (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Purchase Date is not less than the Threshold Price, and (ii) all Shares subject to all prior VWAP Purchases and Intraday VWAP Purchases (as applicable) have been received by the Investor as DWAC Shares prior to the Company’s delivery to the Investor of such Intraday VWAP Purchase Notice for such Intraday VWAP Purchase on such Purchase Date. The Investor is obligated to accept each Intraday VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any Intraday VWAP Purchase Notice directing the Investor to purchase an Intraday VWAP Purchase Share Amount in excess of the applicable Intraday VWAP Purchase Maximum Amount that the Company is then permitted to include in such Intraday VWAP Purchase Notice (taking into account whether the Intraday VWAP Purchase to be effected pursuant to such Intraday VWAP Purchase Notice is specified by the Company as an Intraday VWAP Purchase-Type A or an Intraday VWAP Purchase-Type B), such Intraday VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the Intraday VWAP Purchase Share Amount set forth in such Intraday VWAP Purchase Notice exceeds such applicable Intraday VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase, and shall not purchase,

4

such excess Shares pursuant to such Intraday VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable Intraday VWAP Purchase Maximum Amount pursuant to such Intraday VWAP Purchase. At or prior to 5:30 p.m., New York City time, on the Purchase Date on which one or more Intraday VWAP Purchases shall have occurred, the Investor shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Intraday VWAP Purchase Notice, a written confirmation for each such Intraday VWAP Purchase, setting forth the applicable Intraday VWAP Purchase Price per Share to be paid by the Investor for the Shares purchased by the Investor in such Intraday VWAP Purchase, and the total aggregate Intraday VWAP Purchase Price to be paid by the Investor for the total Intraday VWAP Purchase Share Amount purchased by the Investor in such Intraday VWAP Purchase. Notwithstanding the foregoing, the Company shall not deliver any Intraday VWAP Purchase Notices to the Investor during the PEA Period, any Allowable Grace Period or any MPA Period.

Section 3.3. Settlement. The Shares constituting the applicable VWAP Purchase Share Amount purchased by the Investor in each VWAP Purchase, and the Shares constituting the applicable Intraday VWAP Purchase Share Amount purchased by the Investor in each Intraday VWAP Purchase (as applicable), in each case shall be delivered to the Investor as DWAC Shares not later than 1:00 p.m., New York City time, on the Trading Day immediately following the Purchase Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable) (the “Purchase Share Delivery Date”). For (a) each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such VWAP Purchase and (2) the applicable VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such VWAP Purchase, and (b) each Intraday VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of (1) the total number of Shares purchased by the Investor in such Intraday VWAP Purchase and (2) the applicable Intraday VWAP Purchase Price for such Shares, as full payment for such Shares purchased by the Investor in such Intraday VWAP Purchase, in each case via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable), provided the Investor shall have timely received, as DWAC Shares, all of such Shares purchased by the Investor in such VWAP Purchase and such Intraday VWAP Purchase(s) (as applicable) on such Purchase Share Delivery Date in accordance with the first sentence of this Section 3.3, or, if any of such Shares are received by the Investor after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which the Investor shall have received all of such Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Company or its transfer agent shall fail for any reason to deliver to the Investor, as DWAC Shares, any Shares purchased by the Investor in a VWAP Purchase or an Intraday VWAP Purchase prior to 10:00 a.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such VWAP Purchase and for each such Intraday VWAP Purchase (as applicable), and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company on such Purchase Share Delivery Date in respect of such VWAP Purchase or such Intraday VWAP Purchase (as applicable), then the Company shall, within one (1) Trading Day after the Investor’s request, either

5

(i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares purchased by the Investor in such VWAP Purchase or such Intraday VWAP Purchase (as applicable). The Company shall not issue any fraction of a share of Common Stock to the Investor in connection with any VWAP Purchase or Intraday VWAP Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments to be made by the Investor pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to the Investor in accordance with the provisions of this Agreement.

Section 3.4. Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.4(b), the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 16,825,366 shares of Common Stock (such number of shares equal to 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares of Common Stock, the “Exchange Cap”), unless the Company’s stockholders have approved the issuance of Common Stock pursuant to this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market. For the avoidance of doubt, the Company may, but shall be under no obligation to, request its stockholders to approve the issuance of Common Stock pursuant to this Agreement; provided, that if such stockholder approval is not obtained, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement (except as set forth in Section 3.4(b)).

(b) At-Market Transaction. Notwithstanding Section 3.4(a) above, the Exchange Cap shall not be applicable to issuances and sales of Common Stock pursuant to this Agreement to the extent such issuances and sales of Common Stock are for cash at a price equal to or in excess of the Base Price (as calculated at the time of each such issuance and sale of Common Stock pursuant to this Agreement). For purposes of this Agreement, “Base Price” shall mean a price per Share equal to the sum of (i) the Minimum Price and (ii) $0.13 (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the date of this Agreement); “Minimum Price” shall mean the lower of: (i) the Official Closing Price immediately preceding the delivery by the Company of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement and (ii) the average Official Closing Price for the five (5)

6

consecutive Trading Days immediately preceding the delivery by the Company of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement; and “Official Closing Price” shall mean: the official closing price on the Trading Market as reported to the consolidated tape of the Trading Market immediately preceding the delivery by the Company of a VWAP Purchase Notice or an Intraday VWAP Purchase Notice (as applicable) under this Agreement (and as defined in Section 312.04(j) of the New York Stock Exchange Listed Company Manual).

(c) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market. The provisions of this Section 3.4 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market.

Section 3.5. Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its Affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but not later than the next business day on which the Company’s transfer agent is open for business) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.5 and the application of this Section 3.5. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. The provisions of this Section 3.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.5 to the extent necessary to properly give effect to the limitations contained in this Section 3.5.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1. Organization and Standing of the Investor. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

7

Section 4.2. Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to purchase or acquire the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its officers or its sole member is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies, (ii) by other equitable principles of general application (including any limitation of equitable remedies), or (iii) by any governmental or other regulatory rules or guidance.

Section 4.3. No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound, (iii) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any Governmental Entity applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under any applicable federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity in order for it to execute, deliver or perform any of its obligations under this Agreement and the Registration Rights Agreement or to purchase or acquire the Securities in accordance with the terms hereof, other than as may be required by FINRA; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4. Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

8

Section 4.5. Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7. Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the Commission Documents that have been filed with or furnished to the Commission and available via EDGAR. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Sections 7.1(iv), 7.2(xvi) and 7.3(x)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8. No Governmental Review. The Investor understands that no United States federal or state agency or any other government or Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9. No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

9

Section 4.10. Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, other than the Initial Commitment Shares. During the Investment Period, the Investor will not acquire for its own account any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Shares that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase or an Intraday VWAP Purchase (as applicable) if the Company or its transfer agent shall have failed for any reason (other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase or such Intraday VWAP Purchase (as applicable) to the Investor on the applicable Purchase Share Delivery Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.3 of this Agreement. For the avoidance of doubt, the foregoing restriction does not apply to any Affiliate of the Investor, provided that any such purchases do not cause the Investor to violate any applicable Exchange Act requirement, including Regulation M.

Section 4.11. No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its Affiliates, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, in either case, which establishes a net short position with respect to the Common Stock, warrants of the Company or any other security of the Company.

Section 4.12. Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13. Resales of Securities. The Investor represents, warrants and covenants that it will resell Securities purchased or acquired by the Investor from the Company pursuant to this Agreement only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act and the Prospectus contained therein, in a manner described under the caption “Plan of Distribution” in such Registration Statement and Prospectus, and in a manner in compliance with all applicable U.S. federal and applicable state securities laws, rules and regulations.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

10

Section 5.1. Organization, Good Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted in all material respects. The Company is duly licensed or qualified to do business and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

Section 5.2. Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s Board of Directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice and any Intraday VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3. Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth in the Commission Documents, this Agreement and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Commission Documents, the Company is not a party to, and it has no Knowledge of, any

11

agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement, the Registration Rights Agreement or any of the other Transaction Documents, or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Certificate of Incorporation as amended and in effect on the Closing Date (the “Charter”), and the Company’s Bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4. Issuance of Securities. The Commitment Shares have been, and the Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice or pursuant to a particular Intraday VWAP Purchase Notice (as applicable), will be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice and prior to the delivery to the Investor hereunder of such Intraday VWAP Purchase Notice (as applicable), duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, when issued to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock. As of the Commencement Date, an aggregate of 16,655,780 shares of Common Stock shall have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases and Intraday VWAP Purchases under this Agreement, and 84,793 shares of Common Stock shall have been duly authorized and reserved by the Company for issuance to the Investor as Additional Commitment Shares pursuant to this Agreement.

Section 5.5. No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement or the Registration Rights Agreement and as required under the Securities Act and any applicable state securities laws, the

12

Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any Governmental Entity (including, without limitation, the Trading Market) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6. Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Since September 14, 2022, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all Commission Documents required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the Closing Date, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date (or, if amended or superseded by a filing prior to the Closing Date, as of the date of such amended or superseded filing), each Commission Document filed with or furnished to the Commission prior to the Closing Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. Each Registration Statement, on the date it is filed with the Commission, on the date it is declared effective by the Commission and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date and on each Purchase Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each Commission Document (other than the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the Commission after the Closing Date and filed as part of or incorporated by reference in the Initial Registration Statement or any New Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto

13

required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the Commission relating to the Commission Documents filed with or furnished to the Commission as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. Except as disclosed in the Commission Documents, there are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the Commission Documents, if any, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Commission Documents, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

14

(c) When required, the Company will have established and will maintain disclosure controls and procedures over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and such controls and procedures will be designed to ensure that information relating to the Company required to be disclosed in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company will utilize such controls and procedures in preparing and evaluating the disclosures in the Commission Documents. Except as disclosed in the Commission Documents, neither the Company’s board of directors nor the audit committee of the Company’s board of directors has been informed, nor is the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) SingerLewak LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is to be filed with the Commission as part of the Initial Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). BDO USA, LLP (the “Successor Accountant”) is and, during the periods covered by their report, as applicable, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, the Successor Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(e) Since September 14, 2022, the Company has timely filed all certifications and statements the Company is required to file under (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all Commission Documents with respect to which the Company is required to file such certifications and statements thereunder.

Section 5.7. Subsidiaries. Section 5.7 of the Disclosure Schedule sets forth each Subsidiary of the Company as of the Closing Date, and the Company does not have any other Subsidiaries as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K. Each Subsidiary of the Company has been duly formed or organized, is validly existing under the applicable laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, except as would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing (or equivalent status as applicable) as a foreign corporation (or other entity, if applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

15

Section 5.8. No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed in any Commission Documents, since September 14, 2022: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Commission Documents.

Section 5.9. No Undisclosed Liabilities. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents.

Section 5.10. No Material Defaults on Indebtedness. Neither the Company nor any of its Subsidiaries are (i) in violation of its charter or bylaws or similar organizational documents or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, promissory note, or loan agreement or other instrument relating to Indebtedness to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of clause (ii) above, for any such default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.11. Solvency. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company and its Subsidiaries are financially solvent and are generally able to pay their respective debts as they become due.

Section 5.12. Title to Real and Personal Property. Each of the Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title to all personal property reflected as owned by them in the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Commission Documents, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, adverse claims and other defects, except (i) such as are disclosed in the Commission Documents, (ii) such as would not reasonably be expected to have a Material Adverse Effect, or (iii) such as do not materially and adversely interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any Leased Real Property, improvements, buildings, equipment and personal property held under lease by the Company or any Subsidiary of the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Commission Documents or (A) would not reasonably be expected to have a Material Adverse Effect or (B) do not materially and adversely interfere with the use made or proposed to be made of such Leased Real Property, improvements, buildings, equipment and personal property by the Company or such Subsidiary.

16

Section 5.13. Litigation. Except as disclosed in the Commission Documents, there is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any Subsidiary, nor to the Company’s Knowledge, any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, which would reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect. Except as disclosed in the Commission Documents, there has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries, which would reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect.

Section 5.14. Compliance With Laws. Except as disclosed in the Commission Documents, the business of the Company and its Subsidiaries has been and is presently being conducted in compliance with all applicable Laws, except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any of its Subsidiaries is in violation of any Order applicable to the Company or any of its Subsidiaries, except in all cases for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.15. Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents, taken together, is true and correct in all material respects on the date on which such information is dated or certified.

Section 5.17. Material Permits. Except as disclosed in the Commission Documents, each of the Company and its Subsidiaries has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except for such Permits that are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole (the “Material Permits”). Except as disclosed in the

17

Commission Documents or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the Company’s Knowledge, each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or any of its Subsidiaries and (iii) there are, and have been, no Proceedings pending or, to the Company’s Knowledge, threatened in writing relating to the suspension, revocation or material and adverse modification of any of such Material Permit. This Section 5.17 does not relate to environmental matters, such items being the subject of Section 5.18.

Section 5.18. Environmental Matters. Since September 14, 2022, the Company and its Subsidiaries (i) are in compliance with all applicable Environmental Laws; (ii) have received and are in compliance with all Material Permits required by them under applicable Environmental Laws to conduct their respective businesses as currently conducted (collectively, the “Environmental Permits”); (iii) there has been no Release of any Hazardous Substances at, in, on or under any Leased Real Property or in connection with the Company’s or any of its Subsidiaries operations off-site of the Leased Real Property or, at, in, on or under any formerly owned or leased real property during the time that the Company or any of its Subsidiaries owned or leased such property; (iv) none of the Company or any of its Subsidiaries is subject to and has not received any Order relating to any non-compliance with Environmental Laws or Environmental Permits by the Company or any of its Subsidiaries or the Release, investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances; (v) the Company has not received any Environmental Notice or Environmental Claim which in either case is pending or remains unresolved, or is or will be the source of ongoing material obligations or requirements under any Environmental Law, and (vi) no Proceeding is pending or, to the Knowledge of the Company, threatened and no investigation is pending or, to the Knowledge of the Company, threatened with respect to the Company’s or any of its Subsidiaries’ compliance with or liability under Environmental Law or related to a Release of Hazardous Substances, except, in the case of any of clauses (i) through (vi) above, (A) as disclosed in the Commission Documents or (B) for any such failure to comply or failure to receive required permits, licenses, other approvals or non-compliance or obligations or liabilities as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.19. Intellectual Property Rights. Except as disclosed in the Commission Documents, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for with the conduct of their respective businesses as currently conducted (collectively, the “Intellectual Property Rights”) except to the extent that the failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except for such expiration, termination or abandonment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Commission Documents, neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any third

18

Person, which infringement or other violation, if the subject of an unfavorable decision, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, except as disclosed in the Commission Documents, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, the Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.20. Material Contracts. Except as set forth in the Commission Documents, the descriptions in the Commission Documents of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the Commission Documents or to be filed as exhibits thereto that are not described or filed as required; all material Contracts between the Company or any of its Subsidiaries and third parties expressly referenced in the Commission Documents are, assuming due execution and delivery by all counterparties, legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and except where the failure of any such material Contract to be enforceable in accordance with its terms would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.21. Transactions With Affiliates. Except as set forth in the Commission Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company who is the beneficial owner of more than five per cent (5%) of the outstanding shares of Common Stock, or any immediate family member or Affiliate of any of the foregoing, has either directly or indirectly any material interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 5.22. Labor Relations. Except as disclosed in the Commission Documents, no material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Commission Documents, to the Company’s Knowledge, none of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. Except as disclosed in the Commission Documents, the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

19

Section 5.23. Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company and its Subsidiaries in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement.

Section 5.24. Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Shares as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.25. Tax Matters. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or as disclosed in the Commission Documents, the Company and each of its Subsidiaries (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject as and when due subject to any applicable extensions, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, whether or not shown or determined to be due on such returns, reports and declarations (except as currently being contested in good faith and for which reserves required under GAAP have been included in the financial statements of the Company), and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no Knowledge of any basis for any such claim.

Section 5.26. Insurance. Except as would not be material to the Company and its Subsidiaries taken as whole, the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the management of the Company has in good faith determined to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage, and all material insurance policies maintained by or for the benefit of the Company or any of its Subsidiaries are in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, at a cost that management of the Company believes would be reasonable, as may be necessary to continue its business.

Section 5.27. Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities by the Company to the Investor in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreement of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Sections 4.10 through 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and will not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor will any such securities be subject to stop transfer instructions.

20

Section 5.28. No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.29. No Integrated Offering. None of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the offer, issuance and sale by the Company to the Investor of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with any other offering of securities of the Company.

Section 5.30. Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the number of outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a VWAP Purchase Notice and pursuant to the terms of an Intraday VWAP Purchase Notice (as applicable) in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.31. Manipulation of Price. Neither the Company nor any of its officers, directors or to the Knowledge of the Company, its Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors, to the Knowledge of the Company, its or Affiliates will during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf will during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

21

Section 5.32. Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not currently, and has not been since September 14, 2022, an issuer identified in, or subject to, Rule 144(i)(1). The Company has filed current “Form 10 information” (as defined in Rule 144(i)(3) under the Securities Act) with the Commission on September 16, 2022 reflecting its status as an entity that is not a shell company.

Section 5.33. Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not received notice from the Trading Market (or, if the Common Stock is then listed on an Eligible Market, from such Eligible Market) to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market (or of such Eligible Market, as applicable). The Company is in compliance with all applicable listing and maintenance requirements of the Trading Market. The Common Stock may be issued and transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.34. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the Delaware General Corporation Law, as amended, that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.35. Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any agent or other Person acting on behalf of the Company or any Subsidiary, has, while acting on behalf of the Company or any Subsidiary: (i) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”); (ii) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (iii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iv) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) in each of (ii) – (iv) in violation of the FCPA.

22

Section 5.36. Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the directors, officers or employees of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.37. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times within the past five years in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

Section 5.38. ERISA. To the Knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred that would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

23

Section 5.39. IT Systems. (i) Except as otherwise described in the Commission Documents, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) to the Knowledge of the Company, there has been no security breach of or attack on or other compromise of any of the Company’s and the Subsidiaries’ information technology and computer systems, networks, hardware, associated equipment, technology, or software, or Personal Data or other confidential or sensitive data (including such data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them) (“IT Systems and Data”), and (y) the Company and the Subsidiaries have no Knowledge of any event or condition that would reasonably be expected to result in any security breach of, attack on or compromise to their IT Systems and Data, (ii) except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiaries have complied, and are presently in compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines and standards that are legally binding on the Company or the Subsidiaries or with which the Company or the Subsidiaries have represented compliance, and all of the Company’s and the Subsidiaries’ internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and the Subsidiaries have implemented backup and disaster recovery technology that is, in the reasonable determination of the Company, commercially reasonable and in accordance in all material respects with standard industry practice.

Section 5.40. Privacy Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect or as disclosed in the Commission Documents, (i) the Company and the Subsidiaries are, and at all times during the past three years were, in compliance with all applicable data privacy and security laws and regulations, including, as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) none of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement or any of the other Transaction Documents will not result in a breach of any Privacy Laws or Policies. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor the Subsidiaries, (i) has, to the Knowledge of the Company, received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the

24

Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

Section 5.41. U.S. Real Property Holding Corporation. Except as disclosed in the Commission Documents, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.42. Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in the Commission Documents will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 5.43. Emerging Growth Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

Section 5.44. Smaller Reporting Company Status. As of the Closing Date the Company was, and as of the Commencement Date the Company will be, a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act.

Section 5.45. No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.46. Market Capitalization. As of the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 of the Securities Act) of the Company held by persons other than Affiliates of the Company (pursuant to Rule 144, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $180.4 million (calculated by multiplying (i) the highest price at which the common equity of the Company closed on the Trading Market within 60 days of the date of this Agreement by (ii) the number of Non-Affiliate Shares).

25

Section 5.47. Broker/Dealer Relationships; FINRA Information. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). All of the information provided to the Investor, BRS or to their counsel, specifically for use by BRS in connection with the FINRA Filing (and related disclosure) with FINRA, by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the transactions contemplated by the Transaction Documents is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules.

Section 5.48. Acknowledgement Regarding Relationship with Investor and BRS. The Company acknowledges and agrees, to the fullest extent permitted by Law, that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and BRS is acting as a representative of the Investor in connection with the transactions contemplated by the Transaction Documents, and of no other party, including the Company. The Company further acknowledges that while the Investor will be deemed to be a statutory “underwriter” with respect to certain of the transactions contemplated by the Transaction Documents in accordance with interpretive positions of the Staff of the Commission, the Investor is a “trader” that is not required to register with the Commission as a broker-dealer under Section 15(a) of the Exchange Act. The Company further acknowledges that the Investor and its representatives are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the Registration Rights Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives (including BRS) or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company and Investor understand and acknowledge that employees of BRS may discuss market color, VWAP Purchase Notice and Intraday VWAP Purchase Notice timing and parameter considerations and other related capital markets considerations with the Company in connection with the Transaction Documents and the transactions contemplated thereby, in all cases on behalf of the Investor. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Section 5.49. Acknowledgement Regarding Investor’s Affiliate Relationships. Affiliates of the Investor, including BRS, engage in a wide range of activities for their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. In the course of their respective business, Affiliates of the Investor may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities or bank debt of, or derivative products relating to, the Company. Any such position will be created, and maintained, independently of the position the Investor takes in the Company. In addition, at any given time Affiliates of the Investor, including BRS, may have been or in the future may be engaged by one or more entities that may be competitors with, or otherwise adverse to, the Company in matters unrelated to the transactions contemplated by the Transaction Documents, and Affiliates of the Investor, including BRS may have or may in the future provide investment

26

banking or other services to the Company in matters unrelated to the transactions contemplated by the Transaction Documents. Activities of any of the Investor’s Affiliates performed on behalf of the Company may give rise to actual or apparent conflicts of interest given the Investor’s potentially competing interests with those of the Company. The Company expressly acknowledges the benefits it receives from the Investor’s participation in the transactions contemplated by the Transaction Documents, on the one hand, and the Investor’s Affiliates’ activities, if any, on behalf of the Company unrelated to the transactions contemplated by the Transaction Documents, on the other hand, and understands the conflict or potential conflict of interest that may arise in this regard, and has consulted with such independent advisors as it deems appropriate in order to understand and assess the risks associated with these potential conflicts of interest. Consistent with applicable legal and regulatory requirements, applicable Affiliates of the Investor have adopted policies and procedures to establish and maintain the independence of their research departments and personnel from their investment banking groups and the Investor. As a result, research analysts employed by Affiliates of the Investor may hold views, make statements or investment recommendations or publish research reports with respect to the Company or the transactions contemplated by the Transaction Documents that differ from the views of the Investor.

ARTICLE VI

ADDITIONAL COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Investment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1. Securities Compliance. The Company shall notify the Commission and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2. Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (i) the issuance and delivery of all Initial Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii)(a) hereof within the time period specified in Section 10.1(ii)(a) hereof, (ii) the issuance and delivery of all Additional Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) hereof, (iii) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (iii), at least prior to the delivery by the Company to the Investor of the applicable VWAP Purchase Notice in connection with such VWAP Purchase, and (iv) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each Intraday VWAP Purchase effected under this Agreement, in the case of this clause (iv), at least prior to the delivery by the Company to the Investor of the applicable Intraday VWAP Purchase Notice in connection with such Intraday VWAP Purchase. Without limiting the

27

generality of the foregoing, (a) as of the Commencement Date, the Company shall have reserved, out of its authorized and unissued Common Stock, 84,793 shares of Common Stock solely for the purpose of issuing all of the Initial Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii)(a) hereof within the time period specified in Section 10.1(ii)(a) hereof, and (b) as of the Commencement Date, the Company shall have reserved, out of its authorized and unissued Common Stock, (1) 84,793 shares of Common Stock solely for the purpose of issuing all of the Additional Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 10.1(ii)(b) hereof within the time period specified in Section 10.1(ii)(b) hereof, and (2) at least 16,655,780 shares of Common Stock solely for the purpose of issuing Shares pursuant to one or more VWAP Purchases and pursuant to one or more Intraday VWAP Purchases (as applicable) that may be effected by the Company, in its sole discretion, from time to time from and after the Commencement Date under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting issuances of Shares pursuant to VWAP Purchases and pursuant to Intraday VWAP Purchases under this Agreement (as applicable) may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase and any Intraday VWAP Purchase (as applicable) effected from and after the Commencement Date pursuant to this Agreement.

Section 6.3. Registration and Listing. The Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased or acquired by the Investor hereunder on the Trading Market (or another Eligible Market) and to comply with the Company’s reporting, filing and other obligations under the rules and regulations of the Trading Market (or other Eligible Market, as applicable). The Company shall not take any action that could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market (or other Eligible Market, as applicable). If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or other Eligible Market, as applicable) shall be terminated on a date certain, the Company shall promptly (and in any case within 24 hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4. Compliance with Laws.

(i) During the Investment Period, the Company (a) shall comply, and cause each Subsidiary to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect and (b) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws (but only to the extent set out in Section 6.11), and applicable listing rules of the Trading Market (or Eligible Market, as

28

applicable), except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, neither the Company, nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s and its Subsidiaries’ respective businesses, in any material respect (1) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, (2) pay, accept or receive any unlawful contributions, payments, expenditures or gifts, or (3) violate or operate in material noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and Money Laundering Laws.

(ii) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, the rules and regulations of FINRA, and all applicable state securities or “Blue Sky” laws.

Section 6.5. Keeping of Records and Books of Account; Due Diligence.

(i) The Investor and the Company shall each maintain records showing the remaining Total Commitment, the remaining Aggregate Limit, the dates and VWAP Purchase Share Amount for each VWAP Purchase, and the dates and Intraday VWAP Purchase Share Amount for each Intraday VWAP Purchase.

(ii) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Commencement or to the Investor’s obligation to accept each VWAP Purchase Notice and each Intraday VWAP Purchase Notice timely delivered by the Company to the Investor in accordance with this Agreement.

Section 6.6. No Frustration; No Variable Rate Transactions.

(i) No Frustration. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Initial Commitment Shares to the Investor not later than 4:00 p.m. (New York time) on the Trading Day immediately

29

following the Closing Date in accordance with Section 10.1(ii)(a), (ii) the Additional Commitment Shares to be issued and delivered to the Investor under Section 10.1(ii)(b) within the time period and in the manner specified in Section 10.1(ii)(b), and (iii) the Shares to the Investor in respect of each VWAP Purchase and each Intraday VWAP Purchase effected by the Company, in each case not later than the applicable Purchase Share Delivery Date with respect to such VWAP Purchase and not later than the applicable Purchase Share Delivery Date with respect to such Intraday VWAP Purchase (as applicable) in accordance with Section 3.3. For the avoidance of doubt, nothing in this Section 6.6(i) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(ii) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.7. Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8. Fundamental Transaction. If a VWAP Purchase Notice or an Intraday VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with Section 3.3 of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to the VWAP Purchase or Intraday VWAP Purchase (as applicable) to which such VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) relates.

Section 6.9. Selling Restrictions.

(i) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement as provided in Article VIII (the “Restricted Period”), none of the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any Short Sales of the Common Stock or the Company’s publicly traded warrants or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock or the Company’s publicly traded warrants, with respect to each of clauses (i) and (ii) hereof, either for its own account or for the account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the

30

contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (2) selling a number of shares of Common Stock equal to the number of Shares that the Investor is unconditionally obligated to purchase under any pending VWAP Purchase Notice or any pending Intraday VWAP Purchase Notice (as applicable), but has not yet received from the Company or its transfer agent pursuant to this Agreement, so long as (X) the Investor (or its Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such pending VWAP Purchase Notice and the Shares purchased pursuant to such pending Intraday VWAP Purchase Notice (as applicable) to the purchaser thereof promptly upon the Investor’s receipt of such Shares from the Company in accordance with Section 3.3 of this Agreement and (Y) neither the Company or its transfer agent shall have failed for any reason to deliver such Shares to the Investor or its Broker-Dealer so that such Shares are timely received by the Investor as DWAC Shares on the applicable Purchase Share Delivery Date for such VWAP Purchase and on the applicable Purchase Share Delivery Date for such Intraday VWAP Purchases (as applicable) in accordance with Section 3.3 of this Agreement.

(ii) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by paragraph (i) above), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act.

Section 6.10. Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each New Registration Statement filed with the Commission under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11. Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

Section 6.12. Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor upon consultation with counsel), (i) the Investor shall promptly provide written notice of such breach to the Company and (ii) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material,

31

non-public information within 24 hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13. Broker-Dealer. The Investor shall use one or more broker-dealers (one of which is BRS, an Affiliate of the Investor) to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and the Company’s transfer agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer (if any), which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14. FINRA Filing. The Company shall assist the Investor and BRS with BRS’ preparation and filing with FINRA’s Corporate Financing Department via the Public Offering System of all documents and information required to be filed with FINRA pursuant to FINRA Rule 5110 with regard to the transactions contemplated by this Agreement (the “FINRA Filing”). In connection therewith, on or prior to the date the FINRA Filing is first made by BRS with FINRA, the Company shall pay to FINRA by wire transfer of immediately available funds the applicable filing fee with respect to the FINRA Filing, and the Company shall be solely responsible for payment of such fee. The parties hereby agree to provide each other and BRS all requisite information and otherwise to assist each other and BRS in a timely fashion in order for BRS to complete the preparation and submission of the FINRA Filing in accordance with this Section 6.14 and to assist BRS in promptly responding to any inquiries or requests from FINRA or its staff. Each party hereto shall (a) promptly notify the other party and BRS of any communication to that party or its Affiliates from FINRA, including, without limitation, any request from FINRA or its staff for amendments or supplements to or additional information in respect of the FINRA Filing and permit the other party and BRS to review in advance any proposed written communication to FINRA and (b) furnish the other party and BRS with copies of all written correspondence, filings and communications between them and their affiliates and their respective representatives and advisors, on the one hand, and FINRA or members of its staff, on the other hand, with respect to this Agreement, the Registration Rights Agreement or the transactions contemplated by the Transaction Documents. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party and BRS in doing, all things necessary, proper or advisable in order for BRS to obtain as promptly as practicable written confirmation from FINRA to the effect that FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by the Transaction Documents. Notwithstanding anything to the contrary contained in this Agreement, the Commencement Date shall not occur, unless and until BRS shall have received written confirmation from FINRA to the effect that FINRA’s Corporate Financing Department has determined not to raise any objection with respect to the fairness and reasonableness of the terms of the transactions contemplated by this Agreement.

32

Section 6.15. QIU. If the Investor or any of its Affiliates, including BRS, reasonably determines that a Qualified Independent Underwriter is required to participate in the transactions contemplated by the Transaction Documents in order for such transactions to be in full compliance with the rules and regulations of FINRA, including, without limitation, FINRA Rule 5121, each of the parties hereto shall have executed such documentation as may reasonably be required to engage a Qualified Independent Underwriter to participate in the transactions contemplated by the Transaction Documents in accordance with the rules and regulations of FINRA, including, without limitation, FINRA Rule 5121.

Section 6.16. Disclosure Schedule.

(i) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(i) and Section 7.3(i) (to the extent such condition set forth in Section 7.3(i) relates to the condition in Section 7.2(i) as of a specific Purchase Condition Satisfaction Time). For purposes of this Section 6.16, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.16 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(ii) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.17. Delivery of Compliance Certificates, Bring-Down Opinion and Negative Assurance Letters and Bring-Down Comfort Letters Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following: (i) each date on which the Company files with the Commission (A) an annual report on Form 10-K under the Exchange Act, (B) a Form 10-K/A containing amended (or restated) financial information or a material amendment to a previously filed annual report on Form 10-K, (C) a quarterly report on Form 10-Q under the Exchange Act, or (D) a current report on Form 8-K containing amended (or restated) financial information of the Company included or incorporated by reference in the Initial Registration Statement or any New Registration Statement or any post-effective amendment thereto (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain

33

properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and (ii) the effective date of (A) each post-effective amendment to the Initial Registration Statement, (B) each New Registration Statement and (C) each post-effective amendment to each New Registration Statement, and in any case, not more than once per calendar quarter (each, a “Representation Date”), the Company shall (I) deliver to the Investor a Compliance Certificate, dated the date of delivery to the Investor, (II) cause to be furnished to the Investor an opinion and negative assurance letter “bring-down” from outside counsel to the Company, dated the date of delivery to the Investor, substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, and the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Opinion and Negative Assurance Letter”) and (III) other than with respect to a Representation Date pursuant to clause (i)(C) above, cause to be furnished to the Investor a customary “comfort letter” provided by the Accountant, the Successor Accountant or a successor independent registered public accounting firm for the Company (as applicable), dated the date of delivery to the Investor, substantially in the form, scope and substance as the information contained in the Initial Comfort Letter (to the extent such information is then applicable), stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Comfort Letter (to the extent such financial information or other matters are then applicable), modified, as necessary, to address such new, amended or restated financial information contained in any of the Commission Documents referred to in clause (i) above or to relate to a New Registration Statement or a post-effective amendment to the Initial Registration Statement or a New Registration Statement, or the Prospectus contained in a Registration Statement or post-effective amendment as then amended or supplemented by any Prospectus Supplement thereto as of the date of such letter, as applicable (each, a “Bring-Down Comfort Letter”). The requirement to provide the documents identified in the previous sentence shall be tolled with respect to any Representation Date, if (A) the Company has given written notice to the Investor (with a copy to its counsel) in accordance with Section 10.4, not later than one (1) Trading Day prior to the applicable Representation Date, of the Company’s decision to suspend delivery of VWAP Purchase Notices for future VWAP Purchases and delivery of Intraday VWAP Purchase Notices for future Intraday VWAP Purchases (each, a “Future Purchase Suspension”) (it being hereby acknowledged and agreed that no Future Purchase Suspension shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase and any pending Intraday VWAP Purchase (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement, and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase and any pending Intraday VWAP Purchase under the Transaction Documents), and (B) such Representation Date does not occur during the period beginning on the Trading Day immediately preceding the Purchase Date for a VWAP Purchase or an Intraday VWAP Purchase (as applicable) and ending on the third (3rd) Trading Day following the date of full settlement thereof and the issuance to the Investor of all of the Shares that are issuable to the Investor pursuant to such VWAP Purchase or such Intraday VWAP Purchase (as applicable), which tolling shall continue until the earlier to occur of (1) the Trading Day immediately preceding the Purchase Date for a VWAP Purchase or an Intraday

34

VWAP Purchase (as applicable), which for such calendar quarter shall be considered a Representation Date, and (2) the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to deliver a VWAP Purchase Notice or an Intraday VWAP Purchase Notice following a Representation Date when a Future Purchase Suspension was in effect and did not provide the Investor with the documents identified in clauses (I), (II) and (III) of the first sentence of this Section 6.17, then prior to the Company’s delivery to the Investor of such VWAP Purchase Notice or such Intraday VWAP Purchase Notice (as applicable) on a Purchase Date, the Company shall provide the Investor with the documents identified in clauses (I), (II) and (III) of the first sentence of this Section 6.17, dated as of the applicable Purchase Date.

ARTICLE VII

CONDITIONS TO CLOSING, COMMENCEMENT AND PURCHASES

Section 7.1. Conditions Precedent to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date.

(i) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement (a) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(iii) Payment of Initial Investor Expense Reimbursement; Issuance of Initial Commitment Shares. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor (or the Investor’s counsel) on or prior to the date hereof, the Initial Investor Expense Reimbursement in accordance with Section 10.1(i), all of which Initial Investor Expense Reimbursement shall be fully earned and non-refundable as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. On the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, a certificate or book-entry statement representing the Initial Commitment Shares in the name of the

35

Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date), in consideration for the Investor’s execution and delivery of this Agreement. Such certificate or book-entry statement shall be delivered to the Investor by email and by overnight courier at its address set forth in Section 10.4 hereof. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement occurs or whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(iv) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the parties hereto shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received (a) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement, (b) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto, and (c) a copy of the irrevocable instructions to the Company’s transfer agent regarding the issuance to the Investor or its designee of the certificate(s) or book-entry statement(s) representing the Initial Commitment Shares pursuant to and in accordance with Section 10.1(ii)(a) hereof.

Section 7.2. Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices and Intraday VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(i) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement (a) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (b) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(ii) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

36

(iii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the Commission, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Initial Commitment Shares, (ii) all of the Additional Commitment Shares and (iii) all of the Shares included in such Prospectus.

(iv) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Entity for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act, any applicable state securities laws or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(v) Other Commission Filings. The Current Report and the Form D shall have been filed with the Commission as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the Commission prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the Commission.

37

(vi) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(vii) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(viii) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or Governmental Entity of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(ix) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or Governmental Entity shall have been commenced, and no inquiry or investigation by any Governmental Entity shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(x) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market (or on an Eligible Market) as of the Commencement Date, subject only to notice of issuance.

(xi) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

38

(xii) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (a) commenced a voluntary case, (b) consented to the entry of an order for relief against it in an involuntary case, (c) consented to the appointment of a Custodian of the Company or for all or substantially all of its property, or (d) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (I) is for relief against the Company in an involuntary case, (II) appoints a Custodian of the Company or for all or substantially all of its property, or (III) orders the liquidation of the Company or any of its Subsidiaries.

(xiii) Initial Commitment Shares Issued as DWAC Shares. The Company shall have caused the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Initial Commitment Shares issued to the Investor pursuant to Section 10.1(ii)(a) hereof, in accordance with Section 10.1(iv) hereof.

(xiv) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing such transfer agent to issue to the Investor or its designated Broker-Dealer all of the Initial Commitment Shares, all of the Additional Commitment Shares and all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(xv) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) 84,793 shares of Common Stock solely for the purpose of issuing the Additional Commitment Shares to the Investor under Section 10.1(ii)(b) within the time period and in the manner specified in Section 10.1(ii)(b), and (ii) 16,655,780 shares of Common Stock solely for the purpose of issuing Shares pursuant to VWAP Purchases and Intraday VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement Date under this Agreement.

(xvi) Opinions and Negative Assurance of Company Counsel. On the Commencement Date, the Investor shall have received the opinions and negative assurance from outside counsel to the Company, dated the Commencement Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement.

(xvii) Initial Comfort Letter of Company Auditor. On the Commencement Date, the Investor shall have received from the Accountant, the Successor Accountant, or a successor independent registered public accounting firm for the Company (as applicable), a letter dated the Commencement Date and addressed to the Investor, in substantially the form, scope and substance mutually agreed to by the Company and the Investor at least one (1) Trading Day prior to the date on which the Initial Registration Statement is first filed with the Commission, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board, and (ii) stating the conclusions and findings of such firm with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus (as supplemented by any Prospectus Supplement filed

39

with the Commission on or prior to the Commencement Date), and certain other matters customarily covered by auditor “comfort letters,” except that the specific date referred to therein for the carrying out of procedures shall be no more than three (3) Trading Days prior to the Commencement Date (the “Initial Comfort Letter”).

(xviii) FINRA No Objections. Prior to the Commencement Date, FINRA’s Corporate Financing Department shall have confirmed in writing that it has determined not to raise any objection with respect to the fairness and reasonableness of the terms and arrangements of the transactions contemplated by the Transaction Documents.

Section 7.3. Conditions Precedent to Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices and Intraday VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices timely delivered to the Investor by the Company under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3, (X) with respect to a VWAP Purchase Notice for a VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the VWAP Purchase Commencement Time of the applicable VWAP Purchase Period for such VWAP Purchase to be effected pursuant to such VWAP Purchase Notice and (Y) with respect to an Intraday VWAP Purchase Notice for an Intraday VWAP Purchase that is timely delivered by the Company to the Investor in accordance with this Agreement, as of the Intraday VWAP Purchase Commencement Time of the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase to be effected pursuant to such Intraday VWAP Purchase Notice (each such VWAP Purchase Commencement Time (with respect to a VWAP Purchase Notice) and each such Intraday VWAP Purchase Commencement Time (with respect to an Intraday VWAP Purchase Notice), at which time all such conditions must be satisfied, a “Purchase Condition Satisfaction Time”).

(i) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in subsections (i), (ii), and (vii) through (xiv) set forth in Section 7.2 shall be satisfied at the applicable Purchase Condition Satisfaction Time after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in subsections (i) and (ii) of Section 7.2 replaced with “applicable Purchase Condition Satisfaction Time”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.17 and Section 7.3(x).

(ii) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the Commission pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the Commission after the Commencement Date and prior to the applicable Purchase Date pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Initial Commitment Shares, (b) all of the Additional Commitment Shares and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder

40

pursuant to all VWAP Purchase Notices and Intraday VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Purchase Date and (c) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase or an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iii) Any Required New Registration Statement Effective. Any New Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the Commission pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case shall have been declared effective under the Securities Act by the Commission and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell (a) all of the Initial Commitment Shares (if any) included in such New Registration Statement, and any post-effective amendment thereto, (b) all of the Additional Commitment Shares included in such New Registration Statement, and any post-effective amendment thereto, (c) all of the Shares included in such New Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices and Intraday VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable Purchase Date and (d) all of the Shares included in such new Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase or an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date.

(iv) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall have delivered or caused to be delivered to the Company’s transfer agent (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by its transfer agent and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(v) No Material Notices. None of the following events shall have occurred and be continuing: (a) receipt of any request by the Commission or any other Governmental Entity for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment

41

thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (b) the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; (c) the objection of FINRA to the terms of the transactions contemplated by the Transaction Documents or (d) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act, any applicable state securities laws or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, or the applicable Intraday VWAP Purchase Notice delivered by the Company to the Investor with respect to an Intraday VWAP Purchase (as applicable) to be effected hereunder on such applicable Purchase Date and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any New Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(vi) Other Commission Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any New Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the Commission pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules,

42

registrations, forms, statements, information and other documents required to have been filed by the Company with the Commission pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable), shall have been filed with the Commission and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(vii) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the Commission, the Trading Market (or Eligible Market, as applicable) or FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable Purchase Date for such VWAP Purchase or such Intraday VWAP Purchase (as applicable)), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market (or Eligible Market, as applicable) shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(viii) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice or the applicable Intraday VWAP Purchase Notice (as applicable) shall not (a) exceed, in the case of a VWAP Purchase Notice, the VWAP Purchase Maximum Amount applicable to such VWAP Purchase Notice or, in the case of an Intraday VWAP Purchase Notice, the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase Notice, (b) cause the aggregate number of shares of Common Stock issued pursuant to this Agreement to exceed the Aggregate Limit, (c) cause the Investor to beneficially own (under Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) shares of Common Stock in excess of the Beneficial Ownership Limitation, or (d) if and to the extent the Exchange Cap is then applicable under Section 3.4, cause the aggregate number of shares of Common Stock issued pursuant to this Agreement to exceed the Exchange Cap, unless in the case of this clause (d), the Company’s stockholders have theretofore approved the issuance of such shares of Common Stock in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(ix) Shares and Additional Commitment Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice or Intraday VWAP Purchase Notice (as applicable) shall have been duly authorized by all necessary corporate action of the Company. All Shares relating to all prior VWAP Purchase Notices and all prior Intraday VWAP Purchase Notices, and all Additional Commitment Shares to be issued to the Investor at such time and otherwise as set forth in Section 10.1(ii)(b) of this Agreement, required to have been received by the Investor as DWAC Shares under this Agreement prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable) shall have been delivered to the Investor as DWAC Shares in accordance with this Agreement.

43

(x) Bring-Down Opinion and Negative Assurance Letters; Bring-Down Comfort Letters and Compliance Certificates. The Investor shall have received (a) all Bring-Down Opinion and Negative Assurance Letters from outside counsel to the Company, which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), (b) all Bring-Down Comfort Letters from the Accountant, the Successor Accountant or a successor independent registered public accounting firm for the Company (as applicable), which the Company was obligated to instruct such firm to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), and (c) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case in accordance with Section 6.17.

(xi) Payment of Additional Investor Expense Reimbursement. The Company shall have paid, by wire transfer of immediately available funds to an account designated by the Investor, all Additional Investor Expense Reimbursement payments that the Company was obligated to pay to the Investor prior to the applicable Purchase Condition Satisfaction Time for the applicable VWAP Purchase or Intraday VWAP Purchase (as applicable) in accordance with Section 10.1(i), each of which Additional Investor Expense Reimbursement payments shall be fully earned and non-refundable as of the date such payments are made by the Company to the Investor, regardless of whether any additional VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1. Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the Commencement Date, (ii) the date on which the Investor shall have purchased from the Company, pursuant to all VWAP Purchases and Intraday VWAP Purchases that have occurred and fully settled pursuant to this Agreement, an aggregate number of Shares for a total aggregate gross purchase price to the Company equal to the Total Commitment, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any Eligible Market for a period of one (1) Trading Day, (iv) the thirtieth (30th) Trading Day next following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, in each case that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

44

Section 8.2. Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon ten (10) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that (i) the Company shall have issued all of the Initial Commitment Shares required to be issued to the Investor pursuant to Section 10.1(ii)(a) of this Agreement and, as applicable, all of the Additional Commitment Shares required to be issued to the Investor at or prior to the effective date of such Company termination pursuant to Section 10.1(ii)(b) of this Agreement, and the Company shall have paid the Initial Investor Expense Reimbursement and all Additional Investor Expense Reimbursement payments required to be paid to the Investor or its counsel at or prior to the effective date of such Company termination pursuant to Section 10.1(i) of this Agreement, in each case prior to such Company termination, and (ii) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (a) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (b) a Fundamental Transaction shall have occurred; (c) the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (d) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the Commission) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of forty (40) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (e) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (f) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the Commission, or under the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable), the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market (or Eligible Market, as applicable)) upon becoming aware of any of the events set forth in the immediately preceding sentence.

45

Section 8.3. Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article VI (Additional Covenants) shall remain in full force and notwithstanding such termination for a period of six (6) months following such termination (or for such shorter period ending on the date the Investor no longer owns any Securities, if applicable). Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any party shall (i) become effective prior to the fifth (5th) Trading Day immediately following the settlement date related to any pending VWAP Purchase or any pending Intraday VWAP Purchase (as applicable) that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase and any pending Intraday VWAP Purchase (as applicable), and that the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase and any pending Intraday VWAP Purchase under the Transaction Documents), (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination, (iii) affect any Initial Commitment Shares issued or issuable to the Investor pursuant to Section 10.1(ii)(a), all of which Initial Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, (iv) affect any Additional Commitment Shares that have been issued or are issuable to the Investor at or prior to such termination pursuant to Section 10.1(ii)(b), all of which Additional Commitment Shares shall be fully earned as of the time issued or issuable to the Investor under Section 10.1(ii)(b), regardless of whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, (v) affect the Initial Investor Expense Reimbursement payable or paid to the Investor, all of which Initial Investor Expense Reimbursement shall be fully earned and non-refundable when paid on the Closing Date pursuant to Section 10.1(i), regardless of whether the Commencement shall have occurred, whether any VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement, or (vi) affect any Additional Investor Expense Reimbursement payments payable or paid to the Investor, all of which Additional Investor Expense Reimbursement payments shall be fully earned and non-refundable when paid pursuant to Section 10.1(i), regardless of whether any additional VWAP Purchases or Intraday VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under the Transaction Documents to which it is a party.

46

ARTICLE IX

INDEMNIFICATION

Section 9.1. Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, stockholders, members, partners, employees, representatives and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, stockholders, members, partners, employees, representatives and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Registration Rights Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement, and (y) the Company shall not be liable under subsection (b) of this Section 9.1 to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of sufficiently detailed documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

47

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2. Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party will notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company will not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company will pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, will cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company will not, without the prior written consent of the Investor Party, which consent shall not be unreasonably withheld, delayed or conditioned, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

48

ARTICLE X

MISCELLANEOUS

Section 10.1. Certain Fees and Expenses; Commitment Shares; Commencement Irrevocable Transfer Agent Instructions.

(i) Certain Fees and Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company, (a) on or prior to the Closing Date, shall have paid to the Investor, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement, an aggregate amount equal to $100,000 as reimbursement for the reasonable fees and disbursements of the Investor’s legal counsel incurred by the Investor prior to the Closing (the “Initial Investor Expense Reimbursement”), and (b) within ten (10) Business Days after each Representation Date (provided a Future Purchase Suspension is not then in effect), shall have paid to the Investor, by wire transfer of immediately available funds to an account designated by the Investor, an additional $7,500 per fiscal quarter as reimbursement for the reasonable fees and disbursements of the Investor’s legal counsel incurred by the Investor in connection with the Investor’s ongoing due diligence and review of deliverables subject to Section 6.17 (the “Additional Investor Expense Reimbursement”), in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. For the avoidance of doubt, (1) the Initial Investor Expense Reimbursement shall be fully earned and non-refundable when paid on or prior to the Closing Date in accordance with this Section 10.1(i) and (2) each Additional Investor Expense Reimbursement payment shall be fully earned and non-refundable when paid in accordance with this Section 10.1(i), regardless of whether any additional VWAP Purchases or Intraday VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(ii) Commitment Shares.

(a) Initial Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its transfer agent to issue to the Investor, not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date, one or more certificate(s) or book-entry statement(s) representing the Initial Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company prior to the Closing Date). Such certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4. For the avoidance of doubt, all of the Initial Commitment Shares shall be fully earned as of the Closing Date, regardless of whether the Commencement shall have occurred, any VWAP Purchases or Intraday VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. Upon issuance pursuant to this Section 10.1(ii)(a), the Initial Commitment Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and, subject to the provisions of subsection (iv) of this Section 10.1, the certificate or book-entry statement representing the Initial Commitment Shares shall bear the restrictive legend set forth below in subsection (iii) of this

49

Section 10.1. The Initial Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement.

(b) Additional Commitment Shares. In addition to the issuance of the Initial Commitment Shares pursuant to Section 10.1(ii)(a) above, not later than 4:00 p.m. (New York City time) on the Trading Day on which the Company shall have received from the Investor total aggregate cash proceeds equal to $100,000,000 as payment for all Shares purchased by the Investor in all VWAP Purchases and Intraday VWAP Purchases (as applicable) effected pursuant to this Agreement, the Company shall deliver irrevocable instructions to its transfer agent to electronically issue and deliver to the Investor or its designee(s) (in which case such designee(s) name shall have been provided to the Company prior to such Trading Day) the Additional Commitment Shares, so that the Additional Commitment Shares are received by the Investor as DWAC Shares not later than 10:00 a.m. (New York City time) on the next Trading Day. For the avoidance of doubt, the Additional Commitment Shares shall be fully earned as of the date on which they are issuable pursuant to this Section 10.1(ii)(b), regardless of whether any further VWAP Purchases or Intraday VWAP Purchases are effected by the Company or settled hereunder or any subsequent termination of this Agreement. All of the Additional Commitment Shares shall constitute Registrable Securities and shall be included in the Initial Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, and, if necessary to register the resale thereof by the Investor under the Securities Act, in any New Registration Statement and any post-effective amendment thereto, and the Prospectus included therein, in each case in accordance with this Agreement and the Registration Rights Agreement.

(iii) Legends. The certificate(s) or book-entry statement(s) representing the Initial Commitment Shares issued prior to the Effective Date of the Initial Registration Statement, except as set forth below, shall bear a restrictive legend in substantially the following form (and stop transfer instructions may be placed against transfer of the Initial Commitment Shares):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

50

Notwithstanding the foregoing and for the avoidance of doubt, (i) all Shares to be issued in respect of each VWAP Purchase Notice and all Shares to be issued in respect of each Intraday VWAP Purchase Notice delivered to the Investor pursuant to this Agreement, in each case shall be issued to the Investor in accordance with Section 3.3 by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and (ii) all Additional Commitment Shares to be issued to the Investor pursuant to Section 10.1(ii)(b) of this Agreement shall be issued to the Investor in accordance with Section 10.1(ii)(b) by crediting the Investor’s or its designees’ account at DTC as DWAC Shares, and the Company shall not take any action or give instructions to any transfer agent of the Company otherwise.

(iv) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the earlier of (a) the Commencement Date and (b) such time that the Investor shall request, provided all conditions of Rule 144 are met, the Company shall, no later than one (1) Trading Day following the delivery by the Investor to the Company or its transfer agent of one or more legended certificates or book-entry statements representing the Initial Commitment Shares issued to the Investor pursuant to Section 10.1(ii)(a) (which certificates or book-entry statements the Investor shall promptly deliver on or prior to the first to occur of the events described in clauses (a) and (b) of this sentence), cause the Company’s transfer agent to credit the Investor’s or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Initial Commitment Shares issued to the Investor pursuant to Section 10.1(ii)(a). The Company shall take all actions to carry out the intent and accomplish the purposes of the immediately preceding sentence, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to its transfer agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of the immediately preceding sentence. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company), (i) irrevocable instructions executed by the Company and acknowledged in writing by the Company’s transfer agent (the “Commencement Irrevocable Transfer Agent Instructions”) and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Company’s transfer agent to issue to the Investor or its designee all of the Initial Commitment Shares, the Additional Commitment Shares and the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any New Registration Statement or any post-effective amendment to any New Registration Statement, in each case declared effective by the Commission after the Commencement Date, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Company’s transfer agent and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Shares, Initial Commitment Shares and Additional Commitment Shares to be issued and delivered from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued and delivered to the Investor or its designee only as DWAC

51

Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(iv) will be given by the Company to its transfer agent, or any successor transfer agent of the Company, with respect to the Shares, the Initial Commitment Shares and the Additional Commitment Shares from and after Commencement, and the Shares, the Initial Commitment Shares and the Additional Commitment Shares covered by the Initial Registration Statement or any post-effective amendment thereof, or any New Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof for so long as such Registration Statements(s) or post-effective amendment(s) thereof (as applicable) covering such Securities remain(s) effective under the Securities Act, and no stop order suspending the effectiveness of such Registration Statement(s) or post-effective amendment(s) thereof, or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, shall have been issued by the Commission and is in effect. The Company agrees that if the Company fails to fully comply with the provisions of this Section 10.1(iv) within three (3) Trading Days after the date on which the Investor has provided the deliverables referred to above that the Investor is required to provide to the Company or its transfer agent, the Company shall, at the Investor’s written instruction, purchase from the Investor all shares of Common Stock acquired by the Investor pursuant to this Agreement that contain the restrictive legend referred to in Section 10.1(iii) hereof (or any similar restrictive legend), or that have any stop transfer orders maintained that prohibit or impede the transfer thereof in any respect, at the greater of (i) the purchase price paid for such shares of Common Stock (as applicable) and (ii) the Closing Sale Price of the Common Stock on the date of the Investor’s written instruction.

Section 10.2. Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(i) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(ii) Each of the Company and the Investor (a) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

52

(iii) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.2.

Section 10.3. Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to the subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

Telephone Number: [***]

Email: [***]

Attention: Sandra Wallach

         Chief Financial Officer

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California 94304

Telephone Number: [***]

Email: [***]

Attention: Michael J. Danaher, Esq.

53

If to the Investor:

B. Riley Principal Capital II, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

Telephone Number: [***]

Email: [***]

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019-6119

Telephone Number: [***]

Email: [***]

Attention: Anthony J. Marsico, Esq.

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

Section 10.5. Waivers. No provision of this Agreement may be waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6. Amendments. No provision of this Agreement may be amended by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

Section 10.7. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

54

Section 10.8. Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” shall mean the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10. No Third Party Beneficiaries. Except as expressly provided in Article IX, this Agreement is intended only for the benefit of the parties hereto and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12. Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that (i) the provisions of Article V (Representations, Warranties and Covenants of the Company), Article VIII (Termination), Article IX (Indemnification) and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company and the Investor contained in Article VI (Additional Covenants), shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination.

Section 10.13. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

55

Section 10.14. Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, including any press release disclosing the execution of this Agreement and the Registration Rights Agreement by the Company, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure (i) contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided substantially the same disclosure to the Investor or its counsel for review in connection with a previous filing or (ii) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby.

Section 10.15. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16. Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

56

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

THE COMPANY:

AMPRIUS TECHNOLOGIES, INC.:

By:	/s/ Sandra Wallach
Name: Sandra Wallach
Title: Cheif Financial officer

THE INVESTOR:

B. RILEY PRINCIPAL CAPITAL II, LLC:

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Authorized Signatory

ANNEX I TO THE

COMMON STOCK PURCHASE AGREEMENT

DEFINITIONS

“Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Additional Commitment Shares” means 84,793 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, which the Company shall cause its transfer agent to issue and deliver to the Investor as DWAC Shares at such time as set forth in Section 10.1(ii)(b) of this Agreement.

“Additional Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the preamble of this Agreement.

“Allowable Grace Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state bankruptcy Law or any Law for the relief of debtors.

“Base Price” shall have the meaning assigned to such term in Section 3.4(b).

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.5.

“Bloomberg” means Bloomberg, L.P.

“Bring-Down Comfort Letter” shall have the meaning assigned to such term in Section 6.17.

“Bring-Down Opinion and Negative Assurance Letter” shall have the meaning assigned to such term in Section 6.17.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“BRS” shall have the meaning assigned to such term in the Recitals.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.38.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(iv).

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since September 14, 2022, and which hereafter shall be filed with or furnished to the Commission by the Company, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Commitment Shares” means, collectively, the Initial Commitment Shares and the Additional Commitment Shares.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning assigned to such term in the preamble of this Agreement.

“Compliance Certificate” shall have the meaning assigned to such term in Section 7.2(ii).

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, excluding the Transaction Documents.

“Cover Price” shall have the meaning assigned to such term in Section 3.3.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related or associated epidemics, pandemics or disease outbreaks.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” shall mean any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the preamble to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.45.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.33.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof and (iii) timely credited by the Company’s transfer agent to the Investor’s (or its designee’s) specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any New Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any New Registration Statement (or any post-effective amendment thereto) is declared effective by the Commission.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Environmental Claims” means any civil, criminal or administrative action, suit, hearing, lien, demand, claim, order, decree, judgment, investigation, notice of liability or potential liability, notice of violation, injunctive relief, complaint, lawsuit or other legal or administrative proceeding by any person alleging, or any obligation involving, liability (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from ownership, lease, operation or use of the business or assets of the Company or relating to any real property currently or formerly owned, leased, operated or used by the Company, including the presence, Release of, any Hazardous Substances, or any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (a) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (c) pollution or protection of the environment or natural resources.

“Environmental Notice” means any directive, notice of violation, infraction, notice, warning letter or notice, information request or other communication respecting any Environmental Claim, any Hazardous Substance Release or compliance or non-compliance with, or liability or potential liability under, or compliance or non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permits” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.38.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.4(a).

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (b) (1) any Securities issued to the Investor (or its designee) pursuant to the Transaction Documents, (2) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (3) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (3) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) shares of Common Stock issued by the Company to the Investor (or its designee) in connection with any “equity line of credit” or other continuous offering or similar offering of Common Stock (other than the transactions contemplated by the Transaction Documents) pursuant to one or more written agreements between the Company and the Investor or an Affiliate of the Investor executed after the date of this Agreement (if any), whereby the Company may sell shares of Common Stock to the Investor or an Affiliate of the Investor at a future determined price, or (e) shares of Common Stock issued by the Company in any “at the market offering” or “equity distribution program” or similar offering of Common Stock in which B. Riley Securities, Inc. shall participate either as the Company’s exclusive sales agent, or as co-sales agent together with one or more other registered broker-dealers acting as co-sales agent(s), pursuant to one or more written agreements between the Company and each such registered broker-dealer (as applicable), including B. Riley Securities, Inc.

“FCPA” shall have the meaning assigned to such term in Section 5.35.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FINRA Filing” shall have the meaning assigned to such term in Section 6.14.

“Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, with the result that the holders of the Company’s capital stock immediately prior to such consolidation or merger together beneficially own less than 50% of the outstanding voting power of the surviving or resulting corporation, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (3) take action to facilitate a purchase, tender or exchange offer by another Person that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (excluding any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) shall become after the date hereof the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock. Notwithstanding the foregoing, the term “Fundamental Transaction” shall not include any consolidation or merger transaction between the Company and Amprius, Inc.

“Future Purchase Suspension” shall have the meaning assigned to such term in Section 6.17.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“GDPR” shall have the meaning assigned to such term in Section 5.40.

“Governmental Entity” means any United States or non-United States (a) federal, state, regional, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls, asbestos and radon; and (e) any substance, material or waste regulated by any Governmental Entity pursuant to any Environmental Law because of its dangerous or deleterious properties.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Initial Comfort Letter” shall have the meaning assigned to such term in Section 7.2(xvii).

“Initial Commitment Shares” means 84,793 shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company has caused its transfer agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Closing Date pursuant to Section 10.1(ii)(a).

“Initial Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(i).

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.19.

“Intraday VWAP Purchase” shall mean either (i) an Intraday VWAP Purchase-Type A or (ii) an Intraday VWAP Purchase-Type B, as applicable.

“Intraday VWAP Purchase-Type A” shall have the meaning assigned to such term in Section 3.2.

“Intraday VWAP Purchase-Type B” shall have the meaning assigned to such term in Section 3.2.

“Intraday VWAP Purchase Commencement Time” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time that is the latest of: (i) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase, if the Company has timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, (ii) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Purchase Date as such Intraday VWAP Purchase, and (iii) the Investor’s timely receipt (acknowledged by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Intraday VWAP Purchase Notice, other than via auto-reply) from the Company of the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase on the applicable Purchase Date therefor.

“Intraday VWAP Purchase Ending Time” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the time on the Purchase Date for such Intraday VWAP Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such Intraday VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period has exceeded the applicable Intraday VWAP Purchase Share Volume Maximum for such Intraday VWAP Purchase (taking into account whether such Intraday VWAP Purchase is specified by the Company as an Intraday VWAP Purchase-Type A or an Intraday VWAP Purchase-Type B in the applicable Intraday VWAP Purchase Notice therefor); provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period shall exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified in the applicable Intraday VWAP Purchase Notice that clause (iii) below shall not trigger the Intraday VWAP Purchase Ending Time for such Intraday VWAP Purchase (such specification by the Company, whether in an Intraday VWAP Purchase Notice or in a VWAP Purchase Notice, a “Limit Order Continue Election”), all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold; and (iii) provided the Company shall have specified in the applicable Intraday VWAP Purchase Notice that this clause (iii) shall trigger the Intraday VWAP Purchase Ending Time for such Intraday VWAP Purchase (such specification by the Company, whether in an Intraday VWAP Purchase Notice or in a VWAP Purchase Notice, a “Limit Order Discontinue Election”), immediately at such time following the Intraday VWAP Purchase Commencement Time of the Intraday VWAP Purchase Period for such Intraday VWAP Purchase that the Sale Price of any share of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period is less than the applicable Intraday VWAP Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any share of Common Stock traded during such Intraday VWAP Purchase Period is less than the applicable Intraday VWAP Purchase Minimum Price Threshold shall exclude (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable). All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“Intraday VWAP Purchase Maximum Amount” means, (i) with respect to an Intraday VWAP Purchase-Type A made pursuant to Section 3.2, such number of shares of Common Stock equal to the lesser of: (a) 5,000,000, and (b) the product of (1) 0.10, multiplied by (2) the total number (or volume) of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) during the Intraday VWAP Purchase Period for such Intraday VWAP Purchase-Type A, and (ii) with respect to an Intraday VWAP Purchase-Type B made pursuant to Section 3.2, such number of shares of Common Stock equal to the lesser of: (a) 5,000,000, and (b) the product of (1) 0.20, multiplied by (2) the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during the Intraday VWAP Purchase Period for such Intraday VWAP Purchase-Type B; provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period referred to in clause (i)(b)(2) and in clause (ii)(b)(2) above shall, in each case, exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“Intraday VWAP Purchase Minimum Price Threshold” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, either (a) the dollar amount specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “Intraday VWAP Purchase Ending Time” shall have occurred during the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase, if the Company shall have specified a Limit Order Discontinue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, or (b) the dollar amount specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Common Stock during the applicable Intraday VWAP Purchase Period that shall be excluded from the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period, if the Company shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase; provided, however, that in each case if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP

Purchase, then the per share minimum Sale Price threshold to be used in such Intraday VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Purchase Date for such Intraday VWAP Purchase, multiplied by (b) 0.75. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“Intraday VWAP Purchase Notice” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, an irrevocable written notice from the Company to the Investor, specifying whether such Intraday VWAP Purchase is an Intraday VWAP Purchase-Type A or an Intraday VWAP Purchase-Type B (and also specifying whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such Intraday VWAP Purchase), and directing the Investor to subscribe for and purchase a specified Intraday VWAP Purchase Share Amount (such specified Intraday VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.2 as necessary to give effect to the applicable Intraday VWAP Purchase Maximum Amount for such Intraday VWAP Purchase), at the applicable Intraday VWAP Purchase Price therefor on the Purchase Date for such Intraday VWAP Purchase in accordance with this Agreement, that is delivered by the Company to the Investor and received by the Investor (i) after the latest of (X) 10:00 a.m., New York City time, on such Purchase Date, if the Company has not timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, (Y) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Purchase Date as such earlier VWAP Purchase, if the Company has timely delivered a VWAP Purchase Notice to the Investor for a VWAP Purchase on such Purchase Date, and (Z) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Purchase Date as such Intraday VWAP Purchase, and (ii) prior to the earlier of (X) 3:30 p.m., New York City time, on such Purchase Date and (Y) such time that is exactly thirty (30) minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) on such Purchase Date, if the Trading Market (or such Eligible Market, as applicable) has theretofore publicly announced that the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date shall be earlier than 4:00 p.m., New York City time, on such Purchase Date.

“Intraday VWAP Purchase Period” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the period on the Purchase Date for such Intraday VWAP Purchase, beginning at the applicable Intraday VWAP Purchase Commencement Time and ending at the applicable Intraday VWAP Purchase Ending Time on such Purchase Date for such Intraday VWAP Purchase.

“Intraday VWAP Purchase Price” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the purchase price per Share to be purchased by the Investor in such Intraday VWAP Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Common Stock for the applicable Intraday VWAP Purchase Period on the applicable Purchase Date for such Intraday VWAP Purchase; provided, however, that the calculation of the VWAP for the Common Stock for the Intraday VWAP Purchase Period for an Intraday VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold for such Intraday VWAP Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“Intraday VWAP Purchase Share Amount” means, with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the total number of Shares to be purchased by the Investor in such Intraday VWAP Purchase as specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, which total number of Shares shall not exceed the Intraday VWAP Purchase Maximum Amount applicable to such Intraday VWAP Purchase, taking into account whether such Intraday VWAP Purchase is specified by the Company as an Intraday VWAP Purchase-Type A or an Intraday VWAP Purchase-Type B in the applicable Intraday VWAP Purchase Notice therefor (and such number of Shares specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.2 hereof as necessary to give effect to the Intraday VWAP Purchase Maximum Amount limitation applicable to such Intraday VWAP Purchase, taking into account whether such Intraday VWAP Purchase is specified by the Company as an Intraday VWAP Purchase-Type A or an Intraday VWAP Purchase-Type B in the applicable Intraday VWAP Purchase Notice therefor, as set forth in this Agreement).

“Intraday VWAP Purchase Share Volume Maximum” means, (i) with respect to an Intraday VWAP Purchase-Type A made pursuant to Section 3.2, a number of shares of Common Stock equal to the quotient obtained by dividing (a) the Intraday VWAP Purchase Share Amount to be subscribed for and purchased by the Investor in such Intraday VWAP Purchase-Type A, by (b) 0.10, and (ii) with respect to an Intraday VWAP Purchase-Type B made pursuant to Section 3.2, a number of shares of Common Stock equal to the quotient obtained by dividing (a) the Intraday VWAP Purchase Share Amount to be subscribed for and purchased by the Investor in such Intraday VWAP Purchase-Type B, by (b) 0.20 (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“Investment Period” means the period commencing on the Commencement Date and expiring on the date this Agreement is subsequently terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.45.

“IT Systems and Data” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of any of (i) the Company’s President and Chief Executive Officer, (ii) the Company’s Chief Operating Officer, (iii) the Company’s Chief Financial Officer and (iv) the Company’s Chief Technology Officer, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question; it being understood that with respect to matters related to Intellectual Property Rights and IT Systems and Data, such reasonable inquiry shall not require the Company or any of the foregoing individuals to perform (or to have performed) any clearance searches, seek any freedom-to-operate or other legal opinions or otherwise conduct any additional investigations with respect to Intellectual Property Rights or IT Systems and Data.

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” means the real property leased, subleased, licensed, sublicensed, or otherwise occupied by the Company or any of its Subsidiaries pursuant to an occupancy agreement, by the Company or one of its Subsidiaries as tenant, subtenant, licensee, or sublicensee, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company and its Subsidiaries relating to the foregoing.

“Limit Order Continue Election” shall have the meaning assigned to such term in the definition of “Intraday VWAP Purchase Ending Time,” which election shall be applicable to an Intraday VWAP Purchase, if such election is specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, and shall be applicable to a VWAP Purchase, if such election is specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, as the case may be.

“Limit Order Discontinue Election” shall have the meaning assigned to such term in the definition of “Intraday VWAP Purchase Ending Time,” which election shall be applicable to an Intraday VWAP Purchase, if such election is specified by the Company in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, and shall be applicable to a VWAP Purchase, if such election is specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, as the case may be.

“Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, excluding any facts, circumstances, changes or effects, individually or in the aggregate, exclusively and directly resulting from, relating to or arising out of any of the following: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies, (b) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies, (c) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the Registration Rights Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees, (d) changes arising in connection with natural or manmade disasters, earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof or any action taken by any Governmental Entity in response to any of the foregoing, (e) any effect of COVID-19 or any Law, directive, pronouncement or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement, (f) any action taken by the Investor, any of its officers, its sole member or the Investor’s Broker-Dealer, or any of such Person’s successors with respect to the transactions contemplated by this Agreement and the Registration Rights Agreement, (g) any stoppage, shut down or changes in operating practices or procedures of any Governmental Entity and (h) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby; or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under any of the Transaction Documents to which it is a party.

“Material Permits” shall have the meaning assigned to such term in Section 5.17.

“Minimum Price” shall have the meaning assigned to such term in Section 3.4(b).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.37.

“MPA Period” means the period commencing at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Trading Day on which any Affiliate of the Investor, including, without limitation, BRS, shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company, and ending at 6:00 a.m., New York City time, on the sixth (6th) Trading Day immediately following the Trading Day on which any Affiliate of the Investor, including, without limitation, BRS, shall have published or distributed any research report (as such term is defined in Rule 500 of Regulation AC) concerning the Company.

“New Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Non-Affiliate Shares” shall have the meaning assigned to such term in Section 5.46.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(iv).

“Official Closing Price” shall have the meaning assigned to such term in Section 3.4(b).

“Order” means any outstanding writ, order, judgment, injunction, binding decision or determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any New Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Entity.

“Personal Data” shall have the meaning assigned to such term in Section 5.40.

“Policies” shall have the meaning assigned to such term in Section 5.40.

“Privacy Laws” shall have the meaning assigned to such term in Section 5.40.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Prospectus” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Prospectus Supplement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Purchase Condition Satisfaction Time” shall have the meaning assigned to such term in Section 7.3.

“Purchase Date” means, (i) with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement, and (ii) with respect to an Intraday VWAP Purchase made pursuant to Section 3.2, the Trading Day on which the

Investor timely receives a valid Intraday VWAP Purchase Notice for such Intraday VWAP Purchase in accordance with this Agreement, (A) after the latest of (X) 10:00 a.m., New York City time, on such Trading Day, if the Company has not timely delivered a valid VWAP Purchase Notice to the Investor for a VWAP Purchase on such Trading Day, (Y) the VWAP Purchase Ending Time of the VWAP Purchase Period for the VWAP Purchase preceding the applicable Intraday VWAP Purchase Period for such Intraday VWAP Purchase occurring on the same Trading Day as such earlier VWAP Purchase, if the Company has timely delivered a valid VWAP Purchase Notice to the Investor for a VWAP Purchase on such Trading Day, and (Z) the Intraday VWAP Purchase Ending Time of the Intraday VWAP Purchase Period for the most recent prior Intraday VWAP Purchase, if any, occurring on the same Trading Day as such Intraday VWAP Purchase, and (B) prior to the earlier of (X) 3:30 p.m., New York City time, on such Trading Day for such Intraday VWAP Purchase and (Y) such time that is exactly thirty (30) minutes immediately prior to the official close of the primary (or “regular”) trading session on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) on such Trading Day, if the Trading Market (or such Eligible Market, as applicable) has publicly announced that the official close of the primary (or “regular”) trading session shall be earlier than 4:00 p.m., New York City time, on such Trading Day.

“Purchase Share Delivery Date” shall have the meaning assigned to such term in Section 3.3.

“Qualified Independent Underwriter” shall have the meaning assigned to such term in FINRA Rule 5121(f)(12).

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Period” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of a Hazardous Substance into or through the environment.

“Representation Date” shall have the meaning assigned to such term in Section 6.17.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(i).

“Restricted Persons” shall have the meaning assigned to such term in Section 6.9(i).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market, or if the Common Stock is then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sanctions” shall have the meaning assigned to such term in Section 5.36.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(d).

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shares” shall mean the shares of Common Stock that may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices or one or more Intraday VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” shall mean “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

“Successor Accountant” shall have the meaning assigned to such term in Section 5.6(d).

“Threshold Price” means $1.00, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” shall mean the lower of (i) such adjusted price and (ii) $1.00.

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” shall mean any day on which the Trading Market or, if the Common Stock is then listed on an Eligible Market, such Eligible Market is open for “regular” trading, including any day on which the Trading Market (or such Eligible Market, as applicable) is open for “regular” trading for a period of time less than the customary “regular” trading period.

“Trading Market” means the New York Stock Exchange (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, and the exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities, including, without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company, or (iii) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“VWAP” means, for the Common Stock for a specified period, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market), for such period, as reported by Bloomberg through its “AQR” function; provided, however, that (i) the calculation of the dollar volume-weighted average price for the Common Stock for the VWAP Purchase Period for each VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such

VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold for such VWAP Purchase; and (ii) the calculation of the dollar volume-weighted average price for the Common Stock for the Intraday VWAP Purchase Period for each Intraday VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such Intraday VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable Intraday VWAP Purchase Notice for such Intraday VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such Intraday VWAP Purchase Period at a Sale Price that is less than the applicable Intraday VWAP Purchase Minimum Price Threshold for such Intraday VWAP Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase” shall mean either (i) a VWAP Purchase-Type A or (ii) a VWAP Purchase-Type B, as applicable.

“VWAP Purchase-Type A” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase-Type B” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Purchase Date for such VWAP Purchase, or such later time on such Purchase Date publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official open of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date.

“VWAP Purchase Ending Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the time on the Purchase Date for such VWAP Purchase that is the earliest of: (i) 3:59 p.m., New York City time, on the applicable Purchase Date for such VWAP Purchase, or such earlier time publicly announced by the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) as the official close of the primary (or “regular”) trading session on the Trading Market (or on such Eligible Market, as applicable) on such Purchase Date; (ii) immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period has exceeded the applicable VWAP Purchase Share Volume Maximum for such VWAP Purchase (taking into account whether such VWAP Purchase is specified by the Company as a VWAP Purchase-Type A or a VWAP Purchase-Type B in the applicable VWAP Purchase Notice therefor); provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period shall exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold; and (iii) provided the Company shall have specified a Limit Order Discontinue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, immediately at such time following the VWAP Purchase Commencement Time of the VWAP Purchase Period for such VWAP Purchase that the Sale Price of any share of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period is less than the applicable VWAP Purchase Minimum Price Threshold; provided, however, that the determination of whether the Sale Price of any share of Common Stock traded during such VWAP Purchase Period is less than the applicable VWAP Purchase Minimum Price Threshold shall exclude (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date and (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable). All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“VWAP Purchase Maximum Amount” means, (i) with respect to a VWAP Purchase-Type A made pursuant to Section 3.1, such number of shares of Common Stock equal to the lesser of: (a) 5,000,000, and (b) the product of (1) 0.10, multiplied by (2) the total number (or volume) of shares of Common Stock traded on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, by such Eligible Market) during the VWAP Purchase Period for such VWAP Purchase-Type A, and (ii) with respect to a VWAP Purchase-Type B made pursuant to Section 3.1, such number of shares of Common Stock equal to the lesser of: (a) 5,000,000, and (b) the product of (1) 0.20, multiplied by (2) the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during the VWAP Purchase Period for such VWAP Purchase-Type B; provided, however, that the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period referred to in clause (i)(b)(2) and in clause (ii)(b)(2) above shall, in each case, exclude from such calculation all shares of Common Stock traded in any of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“VWAP Purchase Minimum Price Threshold” means, with respect to a VWAP Purchase made pursuant to Section 3.1, either (a) the dollar amount specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum Sale Price threshold to be used in determining whether the event in clause (iii) of the definition of “VWAP Purchase Ending Time” shall have occurred during the applicable VWAP Purchase Period for such VWAP Purchase, if the Company shall have specified a Limit Order Discontinue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, or (b) the dollar amount specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase as the per share minimum Sale Price threshold to be used in determining the sales of Common Stock during the applicable VWAP Purchase Period that shall be excluded from the calculation of the total number (or volume) of shares of Common Stock traded on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period, if the Company shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase; provided, however, that in each case if the Company has not specified any such dollar amount as the per share minimum Sale Price threshold in the applicable VWAP Purchase Notice for such VWAP Purchase, then the per share minimum Sale Price threshold to be used in such VWAP Purchase shall be such dollar amount equal to the product of (a) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Purchase Date for such VWAP Purchase, multiplied by (b) 0.75. All such calculations shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor, and received by the Investor, after 6:00 a.m., New York City time, and prior to 9:00 a.m., New York City time, on the Purchase Date for such VWAP Purchase, specifying whether such VWAP Purchase is a VWAP Purchase-Type A or a VWAP Purchase-Type B (and also specifying whether a Limit Order Continue Election or a Limit Order Discontinue Election shall apply to such VWAP Purchase), and directing the Investor to subscribe for and purchase a specified VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the applicable VWAP Purchase Maximum Amount for such VWAP Purchase), at the applicable VWAP Purchase Price therefor on such Purchase Date for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the period on the Purchase Date for such VWAP Purchase, beginning at the applicable VWAP Purchase Commencement Time and ending at the applicable VWAP Purchase Ending Time on such Purchase Date for such VWAP Purchase.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase, equal to the product of (i) 0.97, multiplied by (ii) the VWAP of the Common Stock for the applicable VWAP Purchase Period on the applicable Purchase Date for such VWAP Purchase;

provided, however, that the calculation of the VWAP for the Common Stock for the VWAP Purchase Period for a VWAP Purchase shall exclude each of the following transactions, to the extent they occur during such VWAP Purchase Period (as applicable): (A) the opening or first purchase of Common Stock at or following the official open of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date, (B) the last or closing sale of Common Stock at or prior to the official close of such primary (or “regular”) trading session that is reported in the consolidated system on such Purchase Date (as applicable), and (C) provided the Company shall have specified a Limit Order Continue Election in the applicable VWAP Purchase Notice for such VWAP Purchase, all sales of Common Stock on the Trading Market (or on such Eligible Market, as applicable) during such VWAP Purchase Period at a Sale Price that is less than the applicable VWAP Purchase Minimum Price Threshold for such VWAP Purchase. All such calculations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction.

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the total number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase, which total number of Shares shall not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase, taking into account whether such VWAP Purchase is specified by the Company as a VWAP Purchase-Type A or a VWAP Purchase-Type B in the applicable VWAP Purchase Notice therefor (and such number of Shares specified by the Company in the applicable VWAP Purchase Notice for such VWAP Purchase shall be subject to automatic adjustment in accordance with Section 3.1 hereof as necessary to give effect to the VWAP Purchase Maximum Amount limitation applicable to such VWAP Purchase, taking into account whether such VWAP Purchase is specified by the Company as a VWAP Purchase-Type A or a VWAP Purchase-Type B in the applicable VWAP Purchase Notice therefor, as set forth in this Agreement).

“VWAP Purchase Share Volume Maximum” means, (i) with respect to a VWAP Purchase-Type A made pursuant to Section 3.1, a number of shares of Common Stock equal to the quotient obtained by dividing (a) the VWAP Purchase Share Amount to be subscribed for and purchased by the Investor in such VWAP Purchase-Type A, by (b) 0.10, and (ii) with respect to a VWAP Purchase-Type B made pursuant to Section 3.1, a number of shares of Common Stock equal to the quotient obtained by dividing (a) the VWAP Purchase Share Amount to be subscribed for and purchased by the Investor in such VWAP Purchase-Type B, by (b) 0.20 (in each case, to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B

CLOSING CERTIFICATE

B-1

EXHIBIT C

COMPLIANCE CERTIFICATE

C-1

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 27, 2022, is by and between B. Riley Principal Capital II, LLC, a Delaware limited liability company (the “Investor”), and Amprius Technologies, Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company may issue, from time to time, to the Investor up to the lesser of (i) $200,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) the Exchange Cap (to the extent applicable under Section 3.4 of the Purchase Agreement), as provided for therein.

B. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, the Company shall cause to be issued to the Investor the Commitment Shares in accordance with the terms of the Purchase Agreement.

C. Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined herein) as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning assigned to such term in the preamble of this Agreement

(b) “Allowable Grace Period” shall have the meaning assigned to such term in Section 3(p).

(c) “Blue Sky Filing” shall have the meaning assigned to such term in Section 6(a).

(d) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(e) “Claims” shall have the meaning assigned to such term in Section 6(a).

(f) “Commission” means the U.S. Securities and Exchange Commission or any successor entity.

(g) “Common Stock” shall have the meaning assigned to such term in the recitals to this Agreement.

(h) “Company” shall have the meaning assigned to such term in the preamble of this Agreement.

(i) “Company Party” shall have the meaning assigned to such term in Section 6(b).

(j) “Effective Date” means the date that the applicable Registration Statement has been declared effective by the Commission.

(k) “Effectiveness Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to the Initial Registration Statement, if the Initial Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, the fifth (5th) calendar day after the date the Company is notified (orally, or if subsequently confirmed in writing, in writing, whichever is later) by the Commission that the Initial Registration Statement will not be reviewed by the Commission, and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of (A) the sixtieth (60th) calendar day immediately after the Filing Deadline with respect to such New Registration Statement, if such New Registration Statement is subject to review by the Commission, and (B) if the Company is notified (orally or in writing) by the Commission that such New Registration Statement will not be reviewed by the Commission, the fifth (5th) calendar day after the date the Company is notified (orally, or if subsequently confirmed in writing, in writing, whichever is later) by the Commission that such New Registration Statement will not be reviewed by the Commission.

(l) “Filing Deadline” means (i) with respect to the Initial Registration Statement required to be filed to pursuant to Section 2(a), the twentieth (20th) Business Day after the date of this Agreement and (ii) with respect to any New Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the tenth (10th) Business Day following the sale of substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior New Registration Statement, as applicable, or such other date as permitted by the Commission.

(m) “FINRA Filing” shall have the meaning assigned to such term in the Purchase Agreement.

2

(n) “Indemnified Damages” shall have the meaning assigned to such term in Section 6(a).

(o) “Initial Registration Statement” shall have the meaning assigned to such term in Section 2(a).

(p) “Investor” shall have the meaning assigned to such term in the preamble of this Agreement.

(q) “Investor Party” and “Investor Parties” shall have the meaning assigned to such terms in Section 6(a).

(r) “Legal Counsel” shall have the meaning assigned to such term in Section 2(b).

(s) “New Registration Statement” shall have the meaning assigned to such term in Section 2(c).

(t) “Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

(u) “Prospectus” means the prospectus in the form included in the Registration Statement at the applicable Effective Date of the Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

(v) “Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

(w) “Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

(x) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the Commission.

(y) “Registrable Securities” means all of (i) the Shares, (ii) the Initial Commitment Shares, (iii) the Additional Commitment Shares, and (iv) any capital stock of the Company issued or issuable with respect to such Shares, Initial Commitment Shares or Additional Commitment Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(f).

3

(z) “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

(aa) “Registration Period” shall have the meaning assigned to such term in Section 3(a).

(bb) “Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission that may at any time permit the Investor to sell securities of the Company to the public without registration.

(cc) “Rule 415” means Rule 415 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission providing for offering securities on a delayed or continuous basis.

(dd) “Staff” shall have the meaning assigned to such term in Section 2(c).

(ee) “Violations” shall have the meaning assigned to such term in Section 6(a).

2. Registration.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the Commission the Initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Investor of (i) all of the Initial Commitment Shares, (ii) all of the Additional Commitment Shares and (iii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the Commission as soon as reasonably practicable, but in no event later than the applicable Effectiveness Deadline.

(b) Legal Counsel. Subject to Section 5 hereof, the Investor shall have the right to select one legal counsel to review, solely on its behalf, any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Dorsey & Whitney LLP, or such other counsel as thereafter designated by the Investor. Except as provided under Section 10.1(i) of the Purchase Agreement, the Company shall have no obligation to reimburse the Investor for any and all legal fees and expenses of the Legal Counsel incurred in connection with the transactions contemplated hereby.

(c) Sufficient Number of Shares Registered. If at any time all Registrable Securities are not covered by the Initial Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use its commercially reasonable efforts to file with the Commission one or more additional Registration Statements so as to cover all of the

4

Registrable Securities not covered by the Initial Registration Statement, in each case, as soon as practicable (taking into account any position of the staff of the Commission (“Staff”) with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the Commission and the rules and regulations of the Commission) (each such additional Registration Statement, a “New Registration Statement”), but in no event later than the applicable Filing Deadline for such New Registration Statement(s). The Company shall use its commercially reasonable efforts to cause each such New Registration Statement to become effective as soon as reasonably practicable following the filing thereof with the Commission, but in no event later than the applicable Effectiveness Deadline for such New Registration Statement.

(d) No Inclusion of Other Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement pursuant to Section 2(a) or Section 2(c).

(e) Offering. If the Staff or the Commission seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a) or Section 2(c), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Investor and Legal Counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the Commission shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the Commission does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the Commission has made a final and non-appealable determination that the Commission will not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the Commission that a New Registration Statement filed by the Company with the Commission promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more New Registration Statements with the Commission in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor.

(f) Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; and (ii) the date that is the later of (A) the first (1st) anniversary of the effective date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

5

3. Related Obligations.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, during the term of this Agreement, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the Commission the Initial Registration Statement pursuant to Section 2(a) hereof and one or more New Registration Statements pursuant to Section 2(c) hereof with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. Subject to Allowable Grace Periods, the Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if as of such termination date the Investor holds no Registrable Securities (or, if applicable, the date on which such securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement (but subject to the provisions of Section 3(p) hereof), the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. The Company shall submit to the Commission, as soon as reasonably practicable after the date that the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date as soon as reasonably practicable in accordance with Rule 461 under the Securities Act.

(b) Subject to Section 3(p) of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all

6

Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 8:30 a.m. (New York City time) on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any New Registration Statement (or any post-effective amendment thereto), the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any one or more VWAP Purchases and/or any one or more Intraday VWAP Purchases are material to the Company (individually or collectively), the material terms of which have not previously been described in the Prospectus or any Prospectus Supplement filed with the Commission under Rule 424(b) under the Securities Act (or in any periodic report, statement, schedule or other document filed by the Company with the Commission under the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus), or if otherwise required under the Securities Act (or the public written interpretive guidance of the Staff of the Commission relating thereto), in each case as reasonably and mutually determined by the Company and the Investor, then, no later than (i) 9:00 a.m., New York City time, on the Purchase Date for such VWAP Purchase and (ii) as soon as reasonably practicable on the Purchase Date for such Intraday VWAP Purchase(s), the Company shall file with the Commission a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to such VWAP Purchase(s) and such Intraday VWAP Purchase(s) (as applicable) requiring such filing, disclosing the total number of Shares that are to be issued and sold to the Investor pursuant to such VWAP Purchase(s) and Intraday VWAP Purchase(s) (as applicable), the total purchase price for the Shares subject thereto, the applicable purchases price(s) for such Shares and the estimated net proceeds to be received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all VWAP Purchase(s) and all Intraday VWAP Purchase(s) (as applicable) effected and settled during the relevant fiscal quarter and shall file such Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K with the Commission within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall promptly file such amendments or supplements to the Registration Statement or Prospectus with the Commission, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.

7

(c) The Company shall (A) permit Legal Counsel an opportunity to review and comment upon (i) each Registration Statement at least two (2) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the Commission, and (B) shall reasonably consider any comments of the Investor and Legal Counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to Legal Counsel, without charge, (i) electronic copies of any correspondence from the Commission or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the Commission, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to Legal Counsel to the extent such document is available on EDGAR.

(d) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the Commission, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto, (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time) and (iii) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document (other than the Prospectus, which may be provided in .PDF format) to the Investor to the extent such document is available on EDGAR.

(e) The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not

8

be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries, aside from the existence of such notice being provided hereunder), and, subject to Section 3(p), promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to Legal Counsel and the Investor (or such other number of copies as Legal Counsel or the Investor may reasonably request). The Company shall also promptly notify Legal Counsel and the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Investor by facsimile or e-mail on the same day of such effectiveness), and when the Company receives written notice from the Commission that a Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall also advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing of the Company becoming aware of the happening of any event, which makes any statement made in the FINRA Filing untrue or which requires the making of any additions to or changes to the statements then made in the FINRA Filing in order to comply with FINRA Rules 5110 and 5121. The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto. Nothing in this Section 3(f) shall limit any obligation of the Company under the Purchase Agreement.

(g) The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify Legal Counsel and the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

9

(h) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(i) Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market, or (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i).

(j) The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Investor hereby agrees that it shall cooperate with the Company, its counsel and its transfer agent in connection with any issuances of DWAC Shares, and hereby represents, warrants and covenants to the Company that it will resell such DWAC Shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. At the time such DWAC Shares are offered and sold pursuant to the Registration Statement, such DWAC Shares shall be free from all restrictive legends may be transmitted by the Company’s transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

(k) Upon the written request of the Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor and subject to Section 3(p) hereof, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.

10

(l) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(m) The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(n) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(o) Within one (1) Business Day after each Registration Statement is declared effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A.

(p) Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 3(p)), at any time after the Effective Date of a particular Registration Statement, the Company may, upon written notice to Investor, suspend Investor’s use of any Prospectus that is a part of any Registration Statement (in which event the Investor shall discontinue sales of the Registrable Securities pursuant to such Registration Statement contemplated by this Agreement, but shall settle any previously made sales of Registrable Securities) if the Company (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Company determines in good faith that (A) the Company’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by Investor or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced or is about to experience some other material non-public event the disclosure of which at such time, in the good faith judgment of the Company, would be significantly detrimental to the Company (each, an “Allowable Grace Period”); provided, however, that in no event shall the Investor be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds forty (40) consecutive Trading Days or an aggregate of ninety (90) Trading Days in any 365-day period; and

11

provided, further, the Company shall not effect any such suspension during (A) the first ten (10) consecutive Trading Days after the Effective Date of the particular Registration Statement or (B) (1) the five-Trading Day period commencing on the Purchase Date for each VWAP Purchase and (2) the five-Trading Day period commencing on the Purchase Date for each Intraday VWAP Purchase (as applicable). Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Investor and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable). Notwithstanding anything to the contrary contained in this Section 3(p), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which (i) the Company has made a sale to Investor and (ii) the Investor has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the particular Registration Statement to the extent applicable, in each case prior to the Investor’s receipt of the notice of an Allowable Grace Period and for which the Investor has not yet settled.

4. Obligations of the Investor.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) The Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of 3(f), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(p) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of the Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(p) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

12

(d) The Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. Expenses of Registration.

Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. For the avoidance of doubt, the Company shall pay for all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company; and the Investor shall pay any sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor incurred in connection with the registrations, filings or qualifications pursuant to Section 2 and 3, and all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with the sale of the Securities pursuant hereto.

6. Indemnification.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each of its directors, officers, stockholders, members, partners, employees, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, stockholders, members, partners, employees, advisors, representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission

13

or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(e), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit C attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(e) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any reasonable legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall

14

not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the reasonable and documented fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim within sixty (60) days of notice from such Investor Party or Company Party (as the case may be); or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) that relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be)

15

of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages that the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

16

8. Reports Under the Exchange Act.

With a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the Commission if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

9. Assignment of Registration Rights.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.

10. Amendment or Waiver.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is initially filed with the Commission. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

17

11. Miscellaneous.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any law or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18

(e) The Transaction Documents set forth the entire agreement and understanding of the parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either party relative to subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever (i) the conditions precedent to a VWAP Purchase and an Intraday VWAP Purchase contained in Article VII of the Purchase Agreement or (ii) any of the Company’s obligations under the Purchase Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the parties hereto, their respective successors and the Persons referred to in Sections 6 and 7 hereof.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(h) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE COMPANY: AMPRIUS TECHNOLOGIES, INC.

By:	/s/ Sandra Wallach
Name: Sandra Wallach Title: Chief Financial Officer

20

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

THE INVESTOR: B. RILEY PRINCIPAL CAPITAL II, LLC

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll Title: Authorized Signatory

21

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

A-1

EXHIBIT B

SELLING STOCKHOLDER

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

B-1

EXHIBIT C

WRITTEN INFORMATION

C-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

Amprius Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41314	98-1591811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Page Ave Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 425-8803

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMPX	The New York Stock Exchange
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50	AMPX.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 19, 2022, Amprius Technologies, Inc. (the “Company”), announced that the Company was awarded a $50 million cost sharing grant from the U.S. Department of Energy. This cost sharing grant is dependent on the successful negotiation of a final contract, and among the terms to be finalized are the portion of relevant costs that will be covered by the grant.

On October 20, 2022, the Company announced that it received the first large scale anode production machine from centrotherm, which will be used in the manufacturing of the Company’s silicon nanowire anode as it prepares for construction of its high-volume manufacturing facility. The Company plans to install the machine at its current Fremont location.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, each as amended, including the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s cost sharing grant received from the DOE, the Company’s planned development of a high-volume manufacturing facility, the performance of the newly developed centrotherm manufacturing equipment and the Company’s ability to produce its products at a commercial level. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are not intended to serve as, and must not be relied upon by any investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s business; supply shortages in the materials necessary for the production of the Company’s products; the termination of government clean energy and electric vehicle incentives or the reduction in government spending on vehicles powered by battery technology; the Company’s liquidity position; and delays in construction and operation of production facilities. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the “Risk Factors” section of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2022 and other documents filed by the Company’s from time to time with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company’s does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPRIUS TECHNOLOGIES, INC.

Date: October 20, 2022	By:	/s/ Sandra Wallach
	Name:	Sandra Wallach
	Title:	Chief Financial Officer